UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.    )

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Herc Holdings Inc.

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N/A

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Herc Holdings Inc.

27500 Riverview Center Blvd.

Bonita Springs, Florida 34134

April 2, 2018

Dear Stockholder:

You are cordially invited to attend our annual meeting of stockholders to be held at 9:00 a.m. (local time) on May 17, 2018, at our principal executive office located at 27500 Riverview Center Blvd., Bonita Springs, Florida 34134.

We will be using the “Notice and Access” method of providing proxy materials to you via the Internet at www.proxyvote.com, instead of by mail. On or about April 2, 2018, we will begin mailing to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy statement and annual report to stockholders for 2017 and how to vote online. The Notice also contains instructions on how to receive a paper copy of our proxy materials.

Your vote is important. Each share of our common stock that you own represents one vote. If you do not vote your shares, you will not have a say on the important issues to be voted on at the annual meeting. Whether or not you plan to attend the annual meeting, please vote as promptly as possible. You may vote online or by telephone by following the instructions set forth in the Notice and the proxy statement. If you requested a paper copy of our proxy materials, you may also vote by completing, signing, dating and returning the proxy card. If you attend the annual meeting, you may vote in person.

Registration and seating will begin at 8:30 a.m. (local time). In order to be admitted to the annual meeting, a stockholder must present proof of stock ownership as of the close of business on the record date, March 19, 2018, which can be the Notice, the proxy card accompanying our proxy statement if you requested a paper copy of our proxy materials or a brokerage statement reflecting stock ownership as of March 19, 2018. Stockholders will be asked to sign an admittance card and must also present a form of photo identification such as a driver’s license.

Sincerely,

Herbert L. Henkel
Non-Executive Chairman and Director

NOTICE OF 2018 ANNUAL MEETING OF STOCKHOLDERS

OF HERC HOLDINGS INC.

Date and Time:	May 17, 2018 at 9:00 a.m. (local time).

Place:	Our principal executive office, located at 27500 Riverview Center Blvd., Bonita Springs, Florida 34134.

Proposals:	1. Election of the 11 nominees named in the accompanying proxy statement to serve as directors until the next annual meeting of stockholders;

2. Approval, by a non-binding advisory vote, of the named executive officers’ compensation;

3. Approval of the Herc Holdings Inc. 2018 Omnibus Incentive Plan;

4. Approval of the Amended and Restated Herc Holdings Inc. Employee Stock Purchase Plan;

5. Ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2018; and

6. Transaction of any other business that may properly be brought before the annual meeting.

The Board of Directors of the Company unanimously recommends a vote FOR each director nominee and FOR Proposals 2 through 5.

Record Date:	Only holders of record of the Company’s common stock at the close of business on March 19, 2018 will be entitled to attend and vote at the meeting.

How to Vote:	You may vote online or by telephone by following the instructions set forth in the Notice of Internet Availability of Proxy Materials (the “Notice”) and the proxy statement. If you requested a paper copy of our proxy materials, you may also vote by completing, signing, dating and returning the proxy card. If you attend the annual meeting, you may vote in person.

Date of Mailing:	This proxy statement and accompanying materials were filed with the Securities and Exchange Commission on April 2, 2018, and we expect to first send the Notice to stockholders on or about April 2, 2018.

By Order of the Board of Directors,

Maryann Waryjas
Senior Vice President, Chief Legal Officer and Secretary

April 2, 2018

Bonita Springs, Florida

Annex A – Herc Holdings Inc. 2018 Omnibus Plan

Annex B – Amended and Restated Herc Holdings Inc. Employee Stock Purchase Plan

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting. Unless the context otherwise requires, in this proxy statement (i) the “Company,” “we,” “us” and “our” means Herc Holdings Inc. and its consolidated subsidiaries, (ii) “our Board” or “the Board” means the Board of Directors of the Company and (iii) “common stock” means the common stock of the Company.

Meeting Information

Date: Time: Record Date:	May 17, 2018 9:00 a.m. (local time) March 19, 2018	Location:	27500 Riverview Center Blvd. Bonita Springs, Florida 34134

How to Vote

Whether or not you plan to attend the annual meeting, please vote as promptly as possible using one of the following methods:

•	Via Internet by following the instructions on www.proxyvote.com;

•	Via telephone by calling 1-800-690-6903 and following the instructions provided by the recorded message; or

•	Via mail by completing, signing and dating the proxy card (if you received printed proxy materials) and returning it to the address listed therein.

Items of Business

Proposal	Board Voting Recommendation	Page Reference
1. Election of 11 Director Nominees to Serve for a One Year Term	FOR each nominee	14
2. Advisory Vote on Executive Compensation	FOR	47
3. Approval of the 2018 Omnibus Incentive Plan	FOR	48
4. Approval of the Amended and Restated Employee Stock Purchase Plan	FOR	55
5. Ratification of the Company’s Auditor for 2018	FOR	57

Where You Can Find Additional Information

Our website is located at http://ir.hercrentals.com. Although the information contained on or connected to our website is not part of this proxy statement, you can view additional information on our website, such as the charters of our Board committees, our Corporate Governance Guidelines, our Code of Ethics and reports that we file with the Securities and Exchange Commission. Copies of these documents may also be obtained free of charge by writing Herc Holdings Inc., 27500 Riverview Center Blvd., Bonita Springs, Florida 34134, Attention: Corporate Secretary.

Director Nominees

The following table provides summary information (as of April 2, 2018) about each director nominee:

Name	Age	Director Since	Primary or Former Occupation	Other Public Company Boards	Independent	Board Committee Membership
						A	C	G	F
Herbert L. Henkel (Chairman)	69	2016	Retired Chairman of the Board and Chief Executive Officer of Ingersoll-Rand plc	2	✓		X	CC
Lawrence H. Silber	61	2016	Chief Executive Officer and President of the Company	0
James H. Browning	68	2016	Retired partner at KPMG LLP	2	✓	CC			X
Patrick D. Campbell	65	2016	Retired Senior Vice President and Chief Financial Officer of 3M Company	3	✓	X			CC
Nicholas Graziano	46	—	Portfolio Manager of Icahn Capital LP	0	✓
Jean K. Holley	58	2017	Retired Senior Vice President and Chief Information Officer for Brambles Limited	1	✓	X			X
Jacob M. Katz	65	2017	Retired National Managing Partner and Global Leader of Financial Services of Grant Thornton LLP	1	✓	X			X
Michael A. Kelly	61	2016	Retired Executive Vice President of the Electronics and Energy Business of 3M Company	1	✓		X	X
Courtney Mather	41	2016	Portfolio Manager of Icahn Capital LP	3	✓				X
Louis J. Pastor	33	2016	Deputy General Counsel of Icahn Enterprises L.P.	3	✓		X	X
Mary Pat Salomone	57	2016	Retired Chief Operating Officer of The Babcock & Wilcox Company	2	✓		CC	X

A – Audit Committee; C – Compensation Committee; G – Nominating and Governance Committee; F – Finance Committee

CC – Committee Chair; X – Committee Member

Governance Highlights

Our Board is committed to good corporate governance and promoting the long-term interests of our stockholders by adopting structures, policies and practices that we believe promote responsible oversight of management. Highlights include:

•  Independent Chairman

•  10 of 11 director nominees are independent

•  Declassified Board

•  Majority voting for directors and director resignation policy in uncontested elections

•  At least 90% Board and committee attendance in 2017

•  Robust stock retention guidelines for senior executives and non-employee directors

•  Prohibition on directors and Section 16 officers pledging Company stock and prohibition on directors and all employees hedging Company stock

•  The Board generally will not nominate a non-management director for election at an annual meeting if that person has reached age 76

Business Overview

Herc Holdings Inc. is one of the leading equipment rental suppliers with approximately 275 locations at December 31, 2017, principally in North America. The Company conducts substantially all of its operations through subsidiaries, including Herc Rentals Inc. (“Herc”). Operations are conducted under the Herc Rentals brand in the United States and under the Hertz Equipment Rental brand in Canada and other international locations. With over 50 years of experience, we are a full-line equipment rental supplier offering a broad portfolio of equipment for rent. Our classic fleet includes aerial, earthmoving, material handling, trucks and trailers, air compressors, compaction and lighting. Our equipment rental business is supported by ProSolutionsTM, our industry-specific solutions-based services which include pumping solutions, power generation, climate control, remediation and restoration, and studio and production equipment, and our ProContractor professional grade tools. The Company has approximately 4,900 employees. The Company’s 2017 total revenues were approximately $1.75 billion.

On June 30, 2016, the Company, in its previous form as the holding company of both the existing equipment rental operations as well as the former vehicle rental operations (in its form prior to the Spin-Off, “Hertz Holdings”), completed a spin-off (the “Spin-Off”) of its global vehicle rental business through a dividend to stockholders of all of the issued and outstanding common stock of Hertz Rental Car Holding Company, Inc., which was re-named Hertz Global Holdings, Inc. (“New Hertz”). New Hertz is an independent public company that trades on the New York Stock Exchange under the symbol “HTZ.” The Company changed its name to Herc Holdings Inc. on June 30, 2016 and trades on the New York Stock Exchange under the symbol “HRI.” The Company continues to operate its global equipment rental business through its operating subsidiaries, including Herc.

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

The Board of Directors of Herc Holdings Inc. is soliciting proxies to be used at the annual meeting of stockholders to be held on May 17, 2018, beginning at 9:00 a.m. (local time) at our principal executive office located at 27500 Riverview Center Blvd., Bonita Springs, Florida 34134. This proxy statement was filed with the Securities and Exchange Commission (the “SEC”) on April 2, 2018, and we expect to first send the Notice of Internet Availability of Proxy Materials (the “Notice”) to stockholders on or about April 2, 2018.

Purpose of the Annual Meeting

At the annual meeting, stockholders will act upon the following matters:

1.	Election of the 11 nominees named in this proxy statement to serve as directors until the next annual meeting of stockholders;

2.	Approval, by a non-binding advisory vote, of the named executive officers’ compensation;

3.	Approval of the Herc Holdings Inc. 2018 Omnibus Incentive Plan;

4.	Approval of the Amended and Restated Herc Holdings Inc. Employee Stock Purchase Plan;

5.	Ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2018; and

6.	Transaction of any other business that may properly be brought before the annual meeting.

The Company’s senior management will be available to answer questions from stockholders.

Stockholders Entitled to Vote at the Annual Meeting

Our Board has established the record date for the annual meeting as March 19, 2018. Only holders of record of the Company’s common stock at the close of business on the record date are entitled to receive the Notice and attend and vote at the annual meeting. On March 19, 2018, 28,403,830 shares of our common stock were outstanding.

Voting Procedures

If you are a stockholder of record, you may vote as follows:

•	Voting by Internet: Follow the instructions on www.proxyvote.com.

•	Voting by Telephone: Call 1-800-690-6903 and follow the instructions provided by the recorded message.

•	Voting by Mail: Complete, sign, date and return the proxy card included in the printed proxy materials.

•	Voting in Person: Attend the meeting and vote in person.

If you hold your shares beneficially in “street name” through a broker or other nominee, you must follow the instructions provided by your broker or nominee to vote your shares.

Procedures for Attending the Annual Meeting

For those stockholders who wish to attend the annual meeting, you will need the following:

•	photo identification; and

•	proof of stock ownership as of the record date.

Please note that no cameras or recording devices are allowed at the annual meeting. Seating for the annual meeting starts at 8:30 a.m. (local time) and the annual meeting will start at 9:00 a.m. (local time).

If you hold your shares beneficially in “street name” through a broker or other nominee and you intend to vote your shares at the meeting, you will need a proxy from your bank or nominee. Please contact your bank or nominee if you hold your shares in “street name” and wish to vote your shares at the meeting.

Voting Options; Quorum

The Board unanimously recommends a vote “FOR” each director nominee and “FOR” each of Proposals 2 through 5. Below is a summary of the vote required for adoption of each proposal and the respective effect of abstentions and broker non-votes. For more detailed information, see each respective proposal.

Proposal	Vote Required for Adoption	Effect of Abstentions	Effect of Broker Non-Votes
1. Election of 11 Director Nominees to Serve for a One Year Term	Majority of shares cast	No effect	No effect
2. Advisory Vote on Executive Compensation	Majority of shares present*	Vote “against”	No effect
3. Approval of the 2018 Omnibus Incentive Plan	Majority of shares present	Vote “against”	No effect
4. Approval of the Amended and Restated Employee Stock Purchase Plan	Majority of shares present	Vote “against”	No effect
5. Ratification of the Company’s Auditor for 2018	Majority of shares present	Vote “against”	N/A

*	The effect of the vote on Proposal 2 is advisory only and non-binding. However, the Board and Compensation Committee will consider the results of the vote on Proposal 2 in making future decisions regarding our named executive officers’ compensation.

The presence, in person or by proxy, of the holders of a majority of the shares entitled to vote at the annual meeting constitutes a quorum. Abstentions and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum. A broker non-vote occurs when a nominee, such as a broker holding shares in “street name” for a beneficial owner, does not vote on a proposal because that nominee does not have discretionary voting power with respect to a proposal and has not received instructions from the beneficial owner.

If you hold your shares beneficially in “street name” through a broker or other nominee, and you would like to instruct your broker or nominee how to vote your shares, you should follow the directions provided by your broker or nominee. Under New York Stock Exchange (“NYSE”) rules, your broker is permitted to vote on Proposal 5 even if it does not receive instructions from you. However, under NYSE rules, your broker does not have discretion to vote on any other proposal if it does not receive instructions from you.

Each share of common stock is entitled to one vote and stockholders do not have the right to cumulate their votes for the election of directors. We will vote your shares as you specify when providing your proxy. If you do not specify how you want your shares voted when you provide your proxy, we will vote them in accordance with the Board’s recommendation with respect to the matters set forth in this proxy statement. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the annual meeting.

Notice of Internet Availability of Proxy Materials

We are permitted to furnish proxy materials, including this proxy statement and our annual report to stockholders for 2017, to our stockholders by providing access to such documents on the Internet at www.proxyvote.com instead of mailing printed copies. Our stockholders will not receive printed copies of the proxy materials unless they are requested. Instead, the Notice will instruct you as to how you may access and review all of the proxy materials on the Internet. It will also instruct you as to how you may submit your proxy on the Internet. If you would like to receive a paper copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice. If you receive more than one Notice, it generally means that some of your shares are registered differently or are in more than one account. Please provide voting instructions for each Notice you receive.

Revocation of Proxies

Even if you voted by telephone or on the Internet, or if you requested paper proxy materials and signed and returned the proxy card, you may revoke your proxy before it is voted at the annual meeting by submitting a new proxy, dated later than your first proxy, or by a later-dated vote by telephone or on the Internet. You may also revoke your proxy by delivering a signed revocation letter to Maryann Waryjas, Senior Vice President, Chief Legal Officer and Secretary of the Company. If you are attending the annual meeting in person, you may revoke your proxy by voting in person at the annual meeting. Your attendance at the annual meeting will not by itself revoke your proxy. If you hold your shares beneficially in “street name” through a broker or other nominee and you have previously directed your broker or nominee to vote your shares, you should instruct your broker or nominee to change or revoke your vote if you wish to do so. If you hold your shares beneficially in “street name” through a broker or other nominee and wish to cast your vote in person at the annual meeting, you should obtain a proxy to vote your shares from your broker or nominee.

Solicitation of Proxies

Proxies may be solicited on behalf of our Board by mail or telephone, on the Internet or in person, and we will pay the solicitation costs on behalf of the Company. The Notice will be supplied to brokers, dealers, banks and voting trustees, or their nominees, for the purpose of soliciting proxies from beneficial owners, and we will reimburse those record holders for their reasonable expenses on behalf of the Company.

Householding Rules

The SEC’s proxy rules permit companies and intermediaries, such as brokers and banks, to satisfy delivery requirements for proxy materials with respect to two or more stockholders sharing an address by delivering a single set of proxy materials. This procedure reduces the amount of duplicate information that stockholders receive and lowers printing and mailing costs for companies.

Therefore, only one copy of the Notice and/or this proxy statement may have been delivered to multiple stockholders sharing a single address. If you wish to opt out of this procedure and receive a separate Notice and/or set of proxy materials in the future, or if you are receiving multiple copies and would like to receive only one, you should contact your broker or other nominee, or the Company or its agent at the address and telephone number below.

A separate copy of the Notice and this proxy statement will be promptly delivered upon request to either the Company’s agent by telephone at 1-800-579-1639 or by email to sendmaterial@proxyvote.com, or to the Company’s Investor Relations Department by telephone at 1-239-301-1024, by email to investor@hercrentals.com, or by written request to Herc Holdings Inc., 27500 Riverview Center Blvd., Bonita Springs, Florida 34134, Attention: Corporate Secretary.

Additional Information

The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 (“2017 Annual Report”) is filed with the SEC and may also be obtained via a link posted on the “Investor Relations” portion of our website, http://ir.hercrentals.com. Copies of the 2017 Annual Report, or any exhibits thereto, will be sent within a reasonable time without charge upon written request to Herc Holdings Inc., 27500 Riverview Center Blvd., Bonita Springs, Florida 34134, Attention: Corporate Secretary.

CORPORATE GOVERNANCE; BOARD AND COMMITTEE MATTERS

Corporate Governance

Our business is managed with the oversight of our Board. Our Board is committed to good corporate governance and promoting the long-term interests of our stockholders by adopting structures, policies and practices that we believe promote responsible oversight of management.

Board Independence

Our Board has determined that Messrs. Browning, Campbell, Graziano (if elected), Henkel, Katz, Kelly, Mather, Mongillo and Pastor and Mses. Salomone and Holley are “independent” as defined in the federal securities laws and applicable NYSE rules for service on our Board. The standards for determining director independence are specified in Annex A to our Corporate Governance Guidelines.

In recommending to the Board that each of the independent directors and director nominee be classified as independent, the Nominating and Governance Committee considered whether there were any facts or circumstances that might impair the independence of each of those persons including, with respect to Messrs. Graziano, Mather, Mongillo and Pastor, the agreements described in “Certain Relationships and Related Person Transactions –– Agreements with Carl C. Icahn.”

Board Meetings and Annual Meeting Attendance

Our Board met seven times in 2017. In 2017, each of our directors then in office attended at least 90% of the meetings of the Board and committees on which he or she served during the period of his or her service. Director attendance at annual meetings of stockholders is encouraged. All directors then in office attended the 2017 annual meeting of stockholders.

Board Committees

Our Board has four standing committees – the Audit Committee, the Compensation Committee, the Finance Committee and the Nominating and Governance Committee. Each committee has a written charter and each charter is available without charge on the “Investor Relations” portion of our website, http://ir.hercrentals.com. Each member of the Audit Committee, Compensation Committee and Nominating and Governance Committee meets the independence and eligibility standards necessary for service on such committee pursuant to relevant securities laws, NYSE rules, our Corporate Governance Guidelines and the respective charter of each committee. Similarly, each member of the Finance Committee meets the director independence standards established by the NYSE rules. Our Board has designated Messrs. Browning, Campbell and Katz as “audit committee financial experts.”

Membership, Meetings and Roles and Responsibilities of the Board Committees

Audit Committee

Members	Roles and Responsibilities
Browning (Chair) Campbell Holley Katz Mongillo*

•  Oversees our accounting, financial and external reporting policies and practices as well as the integrity of our financial statements.

•  Monitors the independence, qualifications and performance of our independent registered public accounting firm.

•  Oversees the performance of our internal audit function and operational policies and practices that affect our internal controls.

•  Monitors our compliance with legal and regulatory requirements.

Number of Meetings in 2017	• Reviews the annual internal audit plan and the commitment of internal audit resources, in each case as they relate to risk management.
18

•  Prepares our Audit Committee’s report included in our annual proxy statement.

•  Receives information from management about any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting. In addition to the Audit Committee’s regularly scheduled meetings, a number of meetings were held in 2017 to allow management to provide regular reports to the Audit Committee on remediation efforts related to outstanding material weaknesses.

Compensation Committee

Members	Roles and Responsibilities
Salomone (Chair) Henkel Kelly Pastor

•  Evaluates the performance of our CEO as related to all elements of compensation, as well as the performance of our most senior executives.

•  Approves the annual incentive compensation targets and payouts and grants to our most senior executives under our long-term incentive plan (both subject, in the case of our CEO, if so directed by the Board, to the final approval of a majority of independent directors of our Board).

•  Prepares a report on executive compensation required for inclusion in our annual proxy statement.

Number of Meetings in 2017
6

Nominating and Governance Committee

Members	Roles and Responsibilities
Henkel (Chair) Kelly Pastor Salomone

•  Assists our Board in determining the skills, qualities and eligibility of individuals recommended for membership on our Board.

•  Reviews the composition of our Board and its committees to determine whether it may be appropriate to add or remove individuals.

•  Reviews and evaluates directors for re-nomination and re-appointment to committees.

•  Reviews and assesses the adequacy of our Corporate Governance Guidelines and Directors’ Code of Business Conduct and Ethics.

•  Reviews and recommends to the Board the form and amount of compensation paid to directors.

Number of Meetings in 2017
4

Finance Committee

Members	Roles and Responsibilities
Campbell (Chair) Browning Holley Katz Mather Mongillo*

•  Assists our Board in its oversight of the Company’s financing policies.

•  Reviews and recommends to our Board matters pertaining to the Company’s financial structure, short and long-term financing in both the public and private markets, and other financial matters of importance to the Company.

•  Approves certain of the Company’s and its subsidiaries’ mergers, acquisitions and divestitures.

•  Reviews and recommends to our Board matters pertaining to the Company’s dividend policy and share repurchases.

•  Periodically reviews the Company’s funding, asset performance and strategies for its pension and other post-retirement benefit plans and delegation of authority policy.

Number of Meetings in 2017
4

*	Mr. Mongillo is not standing for re-election at the annual meeting and, accordingly, will no longer serve on the Audit Committee and the Finance Committee effective as of the annual meeting.

Risk Oversight

Risk Oversight—Our Board and Committees

Our Board is involved in risk oversight in several ways. Our Board’s involvement in overseeing our business strategy is a key part of its assessment of management’s risk threshold and also helps determine an appropriate level of risk for us. In addition, regularly throughout the year, management presents information to either the Board or its committees on areas and topics related to risks faced by the Company. The Board receives regular reports on the Company’s significant legal matters as well as updates on matters that may impact the Company, operations reviews and treasury-related updates.

Various committees of the Board also have responsibility for risk management. The Audit Committee focuses on financial risk, including internal controls, and annually receives a risk assessment and risk management report from the Company’s Internal Audit Department. The Audit Committee also reviews with management our annual internal audit plan and the commitment of internal audit resources as they relate to risk management. The Company’s Vice President of Internal Audit dually reports to our Audit Committee as well as our Chief Financial Officer. In addition to receiving regular reports from Internal Audit, the Audit Committee regularly meets in private session with our Vice President of Internal Audit and, separately, with our external auditors, which provides the opportunity for confidential discussion. The Audit Committee also quarterly receives a report on the status of the Company’s significant legal matters and ethics helpline activity.

Within the Company, risk responsibilities are aligned to functional expertise and shared among the senior executives with overall responsibility for risk management residing with our Chief Executive Officer.

Management performs an annual risk assessment with the Compensation Committee regarding the Company’s overall compensation program.

In addition to the foregoing, management performs an annual overall risk assessment and engages in an enterprise-wide risk management (“ERM”) process where key financial, operational and compliance risks are identified, mitigated, monitored and reported to senior management and the Board. Management formed an ERM committee, established a task force and assigned a working group to each of our material weaknesses. Among other things, the ERM committee established an IT subcommittee to focus on the shift of IT systems from New Hertz to the Company.

Risk Considerations in our Compensation Program

In 2017, the Company conducted a review of the risk profile of our compensation policies and practices. Deloitte Consulting LLP (“Deloitte”), compensation advisor to the Company, and Meridian Compensation Partners, LLC (“Meridian”), as independent compensation advisor to the Compensation Committee, with the assistance of management, prepared a risk profile assessment of the Company’s compensation policies and practices. In addition, management, with the assistance of Deloitte and Meridian, reviewed the Company’s compensation plans, policies and practices in 2017 for all employees and presented the findings to the Compensation Committee. Based in part on such report, the Compensation Committee determined that, for all employees, the Company’s enterprise-wide compensation policies and practices, in conjunction with the Company’s existing processes and controls, do not motivate employees to take unnecessary risks, or pose a material risk to the Company, particularly in light of the following factors:

•	our use of different types of compensation programs, such as equity- and cash-based programs, that provide a balance of long- and short-term incentives;

•	our clawback policy, which allows us to seek the recovery of annual incentive awards, long-term incentive awards, equity-based awards and other performance-based compensation awarded to many of our employees, including all of our senior executives, under certain circumstances in the event of a financial restatement;

•	our structuring of our compensation programs to include features such as caps on payments and multi-year vesting programs for long-term incentive awards; and

•	our various policies and procedures designed to monitor risk.

Stockholder Communications with the Board

Stockholders and other interested parties who wish to contact any of our directors or any group of directors may send written correspondence to: Herc Holdings Inc., 27500 Riverview Center Blvd., Bonita Springs, Florida 34134, Attention: Corporate Secretary.

Communications addressed to directors that discuss business or other matters relevant to the activities of our Board will be preliminarily reviewed by the office of the Corporate Secretary and then distributed either in summary form or by delivering a copy of the communication to the director, or group of directors, to whom they are addressed.

Director Nominations

Stockholders may nominate directors for election at an annual meeting. The procedures for director nominations are set forth in our By-laws and are summarized in the section titled “Stockholder Proposals for 2019 Annual Meeting” below. To recommend a person to serve on the Board, a stockholder should write to: Herc Holdings Inc., 27500 Riverview Center Blvd., Bonita Springs, Florida 34134, Attention: Corporate Secretary. The Nominating and Governance Committee will consider and evaluate persons recommended by stockholders in the same manner as it considers and evaluates other potential directors. The Nominating and Governance Committee also takes into consideration any written arrangements for director nominations to which the Company is a party, including the Nomination and Standstill Agreement we entered into with Carl C. Icahn, described under “Certain Relationships and Related Person Transactions –– Agreements with Carl C. Icahn.”

Corporate Governance Guidelines; Code of Ethics

The Board has adopted Corporate Governance Guidelines containing standards for the Nominating and Governance Committee to determine director qualifications. The Corporate Governance Guidelines provide that the Nominating and Governance Committee, in making recommendations about nominees to the Board, will:

•	review candidates’ qualifications for membership on the Board based on the criteria approved by the Board and taking into account the enhanced independence, financial literacy and financial expertise standards that may be required under law or NYSE rules for committee membership purposes;

•	in evaluating current directors for re-nomination to the Board, assess the performance and independence of such directors; and

•	periodically review the composition of the Board in light of the current challenges and needs of the Board and the Company, and determine whether it may be appropriate to add or remove individuals after considering issues of judgment, diversity, age, skills, background, experience and independence.

The Corporate Governance Guidelines also contain policies regarding director independence, the retirement age of directors, simultaneous service on other boards and substantial changes relating to a director’s affiliation or position of principal employment. Among other things, the Corporate Governance Guidelines establish responsibilities for meeting preparation and participation, and the evaluation of our financial performance and strategic planning. A copy of our Corporate Governance Guidelines, as well as our Code of Ethics and our Directors’ Code of Business Conduct and Ethics, are available without charge on the “Investor Relations” portion of the Company’s website, http://ir.hercrentals.com. We intend to include on our website information about any amendments to, or waivers from, a provision of the Code of Ethics that apply to our principal executive officer, principal financial officer, principal accounting officer or controller in accordance with SEC rules.

Director Stock Ownership Guidelines

Our independent directors are required to meet certain stock ownership guidelines. We believe this further aligns their interests with those of our stockholders. Under these guidelines, the independent directors are expected, over a period of five years from the date they are elected as an independent director or are otherwise determined to be independent, to acquire and hold a number of shares of our common stock equivalent to five times their base annual cash retainer, currently $350,000.

Our Board Leadership

The Board believes it is important to retain its flexibility to allocate the responsibilities of the offices of the Chair of the Board and Chief Executive Office (“CEO”) in a manner that is in the best interests of our Company, including the flexibility to determine whether these offices should be combined or separate. The Board believes that the decision as to who should serve as Chair and CEO, and whether the offices should be combined or separate, should be assessed periodically by the Board, and that the Board should not be constrained by a rigid policy mandating the structure of such positions. The Board currently believes that the most effective and efficient leadership structure for our Company is for Lawrence H. Silber to serve as CEO while Herbert L. Henkel serves as our independent non-executive Chair of the Board (“Independent Non-Executive Chair”).

The Board believes that the current leadership structure benefits the Company by delineating roles of management and oversight over management. Our CEO and his management team provide the overall strategy and day-to-day leadership for our Company, and the Board, along with the Independent Non-Executive Chair, provides oversight and evaluates the performance of management. The Independent Non-Executive Chair, in consultation with the CEO, has responsibility for chairing and determining the length and frequency of Board meetings as well as setting the agenda for such meetings. The Independent Non-Executive Chair also sets the agenda for, and chairs, the Board’s regularly-scheduled executive sessions in which management (other than Mr. Silber) does not participate. In addition to the regularly-scheduled executive sessions of the Board that are held once per fiscal quarter without the presence of management (other than Mr. Silber), our directors hold regular executive sessions where only our independent directors attend. The Independent Non-Executive Chair (or, in his absence, another independent director selected by the independent directors present at such executive session) presides over the executive sessions to facilitate the discussion. In addition, the Independent Non-Executive Chair, as a member of the Compensation Committee, also significantly assists in evaluating and in setting the compensation of our CEO by conferring with other independent members of the Board regarding our CEO’s performance.

Policy on Diversity

The Corporate Governance Guidelines and the Nominating and Governance Committee charter specify that the Nominating and Governance Committee consider a number of factors, including diversity, when evaluating or conducting searches for directors. The Nominating and Governance Committee interprets diversity broadly to mean a variety of opinions, perspectives, personal and professional experiences and backgrounds, such as international and multicultural experience and understanding, as well as other differentiating characteristics, including race, ethnicity and gender.

Implementation and Assessment of Policies Regarding Director Attributes

The Nominating and Governance Committee, when making recommendations to the Board regarding director nominations, assesses the overall performance of the Board, and when re-nominating incumbent Board members or nominating new Board members, evaluates the potential candidate’s ability to make a positive contribution to the Board’s overall function. The Nominating and Governance Committee considers the actual performance of incumbent Board members over the previous year, as well as whether the Board has an appropriately diverse membership. The particular experience, qualifications, attributes and skills of the potential candidate are assessed by the Nominating and Governance Committee to determine whether the potential candidate possesses the professional and personal experiences and expertise necessary to enhance the Board. After conducting the foregoing analysis the Nominating and Governance Committee makes recommendations to the Board regarding director nominees. In its assessment of director nominees, the Nominating and Governance Committee does not take a formulaic approach, but rather considers each prospective nominee’s diversity in perspectives, personal and professional experiences and background and ability. In making director nominations, the Nominating and Governance Committee takes into account the overall diversity of the Board and evaluates the Board in light of, among other things, the attributes discussed in the section titled “Policy on Diversity” above.

PROPOSAL 1: ELECTION OF DIRECTORS

Board Structure

The term of office for each of the Company’s current directors expires at the 2018 annual meeting of stockholders and the term of each of the directors elected at the 2018 annual meeting of stockholders will expire at the 2019 annual meeting of stockholders.

Nominees for Election to the Board

Each of the director nominees listed below currently is a director of the Company and was elected at the 2017 annual meeting of stockholders, with the exception of Ms. Holley and Mr. Katz, both of whom were appointed to the Board in August 2017, and Mr. Graziano, who currently is not a director. The Board has determined that each nominee, other than our Chief Executive Officer Lawrence H. Silber, is independent. Mr. Mongillo is not standing for re-election at the annual meeting.

Next to the name of each director nominee, a short biography that describes the nominee’s business experience has been provided by each of the nominees. Following the description of each nominee’s business experience, the Company has provided a summary of each nominee’s qualifications for the Board.

Each elected director is expected to serve for a one-year term expiring at the 2019 annual meeting of stockholders. Each of the nominees listed below is expected to be available for election as a director, but in the event that one or more of the nominees is not available for election due to unforeseen circumstances, the proxy will be voted for the Board’s substitute nominee or nominees.

Director Election Standards

The Company maintains a “majority” voting standard for uncontested elections of directors. For a nominee to be elected to our Board, the nominee must receive more “for” than “against” votes. In accordance with our By-laws and Corporate Governance Guidelines, each director has submitted, or upon his or her nomination will submit, a contingent resignation to the Chair of the Nominating and Governance Committee. The resignation will become effective only if the director fails to receive a sufficient number of votes for election or re-election and the Board accepts the resignation. In the event of a contested director election, a plurality voting standard will apply.

The Board unanimously recommends a vote FOR the following nominees for election as directors:

Herbert L. Henkel Non-Executive Chairman of the Board Age 69	Director of the Company Since: 2016 Company Committees: Nominating & Governance Committee (Chair) and Compensation Committee

Business Experience	Mr. Henkel is the retired chairman of the board and chief executive officer of Ingersoll-Rand plc, a publicly traded manufacturer of industrial products and components. Mr. Henkel retired as Ingersoll-Rand’s chief executive officer, a position he held since October 1999, in February 2010, and retired as chairman of the board in June 2010. Mr. Henkel served as president and chief operating officer of Ingersoll-Rand from April 1999 to October 1999. Mr. Henkel served in various leadership roles at Textron, Inc., including as its president and chief operating officer from 1998 to 1999.

Other Public Company Directorships	Mr. Henkel has served on the board of 3M Company, a diversified global technology company, since 2007, and C. R. Bard, Inc., a medical technology manufacturing company, since 2002. Mr. Henkel served on the board of The Allstate Corporation, an insurance company, from 2013 until his retirement in May 2017.

Qualifications	Mr. Henkel has executive management and leadership skills gained as the chief executive officer of Ingersoll-Rand. He has expertise in strategy formation, including experience in repositioning an established corporation. He also has knowledge and extensive experience in manufacturing, sales and marketing, as well as in financial, audit and governance matters. Further, his experience as the chairman of the board of Ingersoll-Rand and as a director of other public companies provides him with a broad understanding of the responsibilities of public company boards and reputational issues applicable to public companies.

Lawrence H. Silber Age 61	Director of the Company Since: 2016 Company Committees: None

Business Experience	Mr. Silber joined Herc Rentals Inc. in May 2015. Prior to that, Mr. Silber most recently served as an executive advisor at Court Square Capital Partners, LLP, a private equity firm primarily investing in the business services, healthcare, general industrial and technology and telecommunications sectors, from April 2014 to May 2015. Mr. Silber led Hayward Industries, one of the world’s largest swimming pool equipment manufacturers, as chief operating officer from 2008 to 2012, overseeing a successful transition through the recession and returning the company to solid profitability. From 1978 to 2008, Mr. Silber worked for Ingersoll-Rand plc, a publicly traded manufacturer of industrial products and components, in a number of roles of increasing responsibility. He led major Ingersoll-Rand business groups, including Utility Equipment, Rental and Remarketing and the Equipment and Services businesses. Earlier in his career, he led sales, marketing and operations functions in Ingersoll-Rand’s Power Tool Division and Construction and Mining Group.

Other Public Company Directorships	Mr. Silber served on the board of directors of SMTC Corporation, a mid-size provider of end-to-end electronics manufacturing services, from 2012 to 2015 (and from May 2013 through January 2014 served as its interim president and CEO).

Qualifications	Mr. Silber has executive management and leadership skills, gained as the chief operating officer of Hayward Industries as well as in his current role as the Company’s Chief Executive Officer. He has expertise in strategy formation, including experience in repositioning an established corporation. He also has knowledge and extensive experience in manufacturing, sales and marketing, and specific industry experience gained in his roles with Ingersoll-Rand. Mr. Silber has extensive knowledge of the Company’s business, including its operations, business development matters and financial performance. Further, his experience as a director of another public company provides him with a broad understanding of the responsibilities of public company boards and issues applicable to public companies.

James H. Browning Independent Director Age 68	Director of the Company Since: 2016 Company Committees: Audit Committee (Chair) and Finance Committee

Business Experience	Mr. Browning was a partner at KPMG LLP, an audit, tax and advisory services firm, until his retirement in 2009. He served as partner from 1980 and served as southwest area professional practice partner in KPMG’s Houston office. Mr. Browning also served as an SEC reviewing partner and as partner in charge of KPMG’s New Orleans audit practice.

Other Public Company Directorships	Mr. Browning has served as chairman of the board for RigNet, Inc., a global provider of technology solutions serving remote locations, including energy facilities and maritime vessels, since 2012 and as a member of its board since 2010. He has served on the board of Texas Capital Bancshares, a financial services company, since 2009 and as chairman of its audit committee since 2012. Mr. Browning previously served as a director of Endeavour International Corporation, an international oil and gas exploration and production company.

Qualifications	Mr. Browning, whose extensive financial knowledge and experience qualifies him as an “audit committee financial expert,” serves as the Chair of our Audit Committee. His public accounting experience with various industries during his long tenure with KPMG provides him with extensive knowledge and experience in addressing financial and accounting matters. His experience as chairman of the board of RigNet, Inc., together with his roles on other public company boards, including audit committees, provides him with a broad understanding of the responsibilities of public company boards and audit committees.

Patrick D. Campbell Independent Director Age 65	Director of the Company Since: 2016 Company Committees: Finance Committee (Chair) and Audit Committee

Business Experience	Mr. Campbell is the retired senior vice president and chief financial officer of 3M Company, a diversified global technology company, a position he held from 2002 to 2011. Prior to his tenure with 3M, Mr. Campbell was vice president of international and Europe for General Motors Corporation, where he served in various finance functions during his 25 years with the company.

Other Public Company Directorships	Mr. Campbell has served as chairman of the board for Newell Brands Inc., a global marketer of consumer and commercial products, since March 2018 (pursuant to a director appointment and nomination agreement between Newell Brands and Carl C. Icahn). Mr. Campbell has also served as a director of Stanley Black & Decker, Inc., a tool manufacturer, since 2008 and a director of SPX FLOW, Inc., a manufacturer of specialty fluid components and solutions, since its spin-off from SPX Corporation in September 2015. Mr. Campbell served as a director of SPX Corporation, a supplier of highly engineered HVAC products, detection and measurement technologies and power equipment, from March 2014 to September 2015 and a director of Solera Holdings Inc., a provider of risk and asset management software and services to the automotive and property marketplace, from October 2014 to March 2016, when it was acquired by a third party.

Qualifications	Mr. Campbell, whose extensive financial knowledge and experience qualifies him as an “audit committee financial expert,” serves as the Chair of our Finance Committee. His knowledge of financial and accounting matters, company capitalization structures and the capital markets gained through his tenure in different industries provides him with insight into a variety of issues applicable to us. In addition, he was responsible for mergers and acquisitions as well as information technology in his role at 3M, and offers significant expertise in each of those areas. His combination of domestic and international roles in complex global businesses provides him with an understanding of diverse political and regulatory systems.

Nicholas Graziano Independent Director Nominee Age 46	Director of the Company Since: Not applicable Company Committees: Not applicable

Business Experience	Mr. Graziano has served as a portfolio manager of Icahn Capital, the entity through which Carl C. Icahn manages investment funds, since February 2018. Mr. Graziano was previously the founding partner and chief investment officer of the hedge fund Venetus Partners LP, where he was responsible for portfolio and risk management, along with day-to-day firm management, from June 2015 to August 2017. Prior to founding Venetus, Mr. Graziano was a partner and senior managing director at the hedge fund Corvex Management LP from December 2010 to March 2015. At Corvex, Mr. Graziano played a key role in investment management and analysis, hiring and training of analysts and risk management. Prior to Corvex, Mr. Graziano was a portfolio manager at the hedge fund Omega Advisors, Inc., where he managed a proprietary equity portfolio and made investment recommendations, from September 2009 to December 2010. Before Omega, Mr. Graziano served as a managing director and head of special situations equity at the hedge fund Sandell Asset Management, where he helped build and lead the special situations team responsible for managing a portfolio of concentrated equity and activist investments, from July 2006 to July 2009.

Other Public Company Directorships	Mr. Graziano previously served on the board of directors of Fair Isaac Corporation (FICO), a leading analytics software company, from February 2008 to May 2013. Sandell Asset Management had a non-controlling interest in FICO through the ownership of securities.

Qualifications	Mr. Graziano has extensive financial and investment experience and a strong understanding of the complex business and financial issues encountered by companies in a variety of industries. His knowledge of financial matters, company capitalization structures and the capital markets gained through his tenure with various hedge funds provides him with insight into issues applicable to us. Mr. Graziano is a director nominee designated by Mr. Icahn pursuant to the Nominating and Standstill Agreement we entered into with Mr. Icahn described under “Certain Relationships and Related Person Transactions — Agreements with Carl C. Icahn.”

Jean K. Holley Independent Director Age: 58	Director of the Company Since: 2017 Company Committees: Audit Committee and Finance Committee

Business Experience	Ms. Holley was the global senior vice president and chief information officer for Brambles Limited, a global leader in supply chain and logistic solutions, from September 2011 until her retirement in July 2017. From April 2004 until August 2011, Ms. Holley served as the executive vice president and chief information officer for Tellabs, Inc., a company that designs, develops, deploys and supports telecommunications networking products around the world. Prior to that role, Ms. Holley served as the vice president and chief information officer for USG Corporation, a manufacturer of innovative, high-performance building systems, and as senior IT director for Waste Management, Inc., North America’s leading provider of integrated environmental solutions.

Other Public Company Directorships	Ms. Holley has served on the board of directors of VASCO Data Security International, Inc., a global provider of enterprise-wide security solutions, since 2006.

Qualifications	In her roles as chief information officer for Brambles, Tellabs and USG Corporation, Ms. Holley had global responsibility for information technology strategy and operations for companies in a variety of industries. That experience, together with her role as a member of the board of directors of an enterprise-wide security solutions company, provides her with extensive knowledge and experience with respect to information technology systems, cyber security and systems migrations. In addition, her role on another public company board provides her with a broad understanding of the responsibilities of public company boards and corporate governance matters.

Jacob M. Katz Independent Director Age: 65	Director of the Company Since: 2017 Company Committees: Audit Committee and Finance Committee

Business Experience	Mr. Katz was the national managing partner and global leader of financial services at Grant Thornton LLP (“Grant Thornton”), a member firm of one of the world’s leading organizations of independent audit, tax and advisory firms, from 2013 until his retirement in July 2016. Mr. Katz was employed by Grant Thornton for nearly 40 years, during which time he led Grant Thornton’s financial services practice for approximately 20 years. He held various other leadership roles at Grant Thornton, including as the Northeast region managing partner from 2010 to 2013, as the New York office managing partner from 2003 to 2013 and as a member of the firm’s partnership board from 1999 to 2012, holding the title of chairman of the board for much of that time.

Other Public Company Directorships	Mr. Katz has served on the board of directors of Jefferies Group LLC, a global full service, integrated securities and investment banking firm, since 2017.

Qualifications	Mr. Katz has executive management and leadership skills gained as the national managing partner and global leader of financial services at Grant Thornton, as well as extensive financial knowledge and experience which qualifies him as an “audit committee financial expert.” His experience with various industries during his long tenure with Grant Thornton provides him with extensive knowledge and experience in addressing public company financial and accounting matters. That experience provides him with a broad understanding of the responsibilities of public company boards.

Michael A. Kelly Independent Director Age 61	Director of the Company Since: 2016 Company Committees: Compensation Committee and Nominating & Governance Committee

Business Experience	Mr. Kelly spent many years as an executive at 3M Company, a diversified global technology company, serving as executive vice president of 3M’s Electronics and Energy Business from October 2012 to January 2016, and executive vice president of the Display and Graphics Business from October 2006 to October 2012. He served in various management positions in the U.S., Singapore, Korea, and Germany since he joined 3M in 1981. In his role as the executive vice president of 3M’s Electronics and Energy Business, Mr. Kelly had global responsibility for all operational and strategic elements of a $6 billion business, including the electronic materials, electrical markets, communications markets, renewable energy, and display materials systems businesses of 3M. Mr. Kelly’s business also encompassed all film manufacturing for 3M.

Other Public Company Directorships	Mr. Kelly has served on the board of Mettler-Toledo International, Inc., a manufacturer of precision weighing and analytical instruments for the industrial, laboratory and retail food sectors, since 2008.

Qualifications	In his role with 3M, Mr. Kelly had global responsibility for the operational and strategic elements of a complex, technical set of global businesses. As a result, he has knowledge and experience with respect to strategic planning, repositioning business and general operational matters which provides him with insight into various issues applicable to us. His extensive international experience in a complex global business has helped him develop a unique set of managerial skills and an understanding of differing cultural, political and regulatory systems. He also serves on the board of another public company, which provides him with a broad understanding of the responsibilities of public company boards.

Courtney Mather Independent Director Age 41	Director of the Company Since: 2016 Company Committees: Finance Committee

Business Experience	Mr. Mather has served as a portfolio manager of Icahn Capital, the entity through which Carl C. Icahn manages investment funds, since January 2017, and was previously managing director of Icahn Capital from April 2014 to December 2016. Mr. Mather is responsible for identifying, analyzing and monitoring investment opportunities and portfolio companies for Icahn Capital. Prior to joining Icahn Capital, Mr. Mather was at Goldman Sachs & Co. from 1998 to 2012, most recently as managing director responsible for Private Distressed Trading and Investing, where he focused on identifying and analyzing investment opportunities for both Goldman Sachs and clients.

Other Public Company Directorships	Mr. Mather has served as a director of Conduent Incorporated, a provider of business process outsourcing services, since December 2016, Freeport-McMoRan Inc., the world’s largest publicly traded copper producer, since October 2015 and Newell Brands Inc., a global marketer of consumer and commercial products, since March 2018. Mr. Mather was previously a director of Federal-Mogul Holdings Corporation, a supplier of automotive powertrain and safety components, from May 2015 to January 2017; Viskase Companies Inc., a meat casing company, from June 2015 to March 2016; American Railcar Industries, Inc., a railcar manufacturing company, from July 2014 to March 2016; CVR Refining, LP, an independent downstream energy limited partnership, from May 2014 to March 2016; and CVR Energy, Inc., a diversified holding company primarily engaged in the petroleum refining and nitrogen fertilizer manufacturing industries, from May 2014 to March 2016. Federal-Mogul, American Railcar Industries, CVR Refining, CVR Energy and Viskase are each indirectly controlled by Carl C. Icahn. Mr. Icahn also has a non-controlling interest in each of Conduent, Freeport-McMoRan and Newell Brands through the ownership of securities.

Qualifications	Mr. Mather’s significant business and financial experience and leadership roles in various companies provide him with a breadth of experience. His knowledge of financial matters, company capitalization structures and the capital markets gained through his tenure with Goldman Sachs & Co. and Icahn Capital provides him with insight into issues applicable to us. Mr. Mather’s experience on public company boards in a variety of industries provides him with a broad understanding of the responsibilities of public company boards, governance matters and reputational issues applicable to public companies. Mr. Mather is a director designated by Mr. Icahn pursuant to the Nominating and Standstill Agreement we entered into with Mr. Icahn described under “Certain Relationships and Related Person Transactions –– Agreements with Carl C. Icahn.”

Louis J. Pastor Independent Director Age 33	Director of the Company Since: 2016 Company Committees: Compensation Committee and Nominating & Governance Committee

Business Experience	Mr. Pastor has been deputy general counsel of Icahn Enterprises L.P., a diversified holding company engaged in a variety of businesses, including investment, automotive, energy, gaming, railcar, food packaging, metals, mining, real estate and home fashion, since December 2015. From 2013 to 2015, Mr. Pastor was assistant general counsel of Icahn Enterprises. Prior to joining Icahn Enterprises, Mr. Pastor was an associate at Simpson Thacher & Bartlett LLP, where he advised corporate, private equity and investment banking clients on a wide array of corporate finance transactions, business combination transactions and other general corporate matters.

Other Public Company Directorships	Mr. Pastor has served as director of CVR Energy, Inc., a company primarily engaged in the petroleum refining and nitrogen fertilizer manufacturing industries, since August 2017; CVR Partners LP, a nitrogen fertilizer company, since April 2016; and CVR Refining, LP, an independent downstream energy limited partnership, since September 2014. Mr. Pastor was previously a director of Federal-Mogul Holdings Corporation, a supplier of automotive powertrain and safety components, from May 2015 to January 2017. Each of CVR Energy, CVR Partners, CVR Refining and Federal-Mogul is indirectly controlled by Carl C. Icahn.

Qualifications	Mr. Pastor has significant experience in corporate finance transactions, business combination transactions and other corporate matters gained through his tenure with Simpson Thacher and Icahn Capital. In addition, Mr. Pastor’s experience on public company boards provides him with a broad understanding of the responsibilities of public company directors with respect to corporate governance and compensation. Mr. Pastor is a director designated by Mr. Icahn pursuant to the Nominating and Standstill Agreement we entered into with Mr. Icahn described under “Certain Relationships and Related Person Transactions — Agreements with Carl C. Icahn.”

Mary Pat Salomone Independent Director Age 57	Director of the Company Since: 2016 Company Committees: Compensation Committee (Chair) and Nominating & Governance Committee

Business Experience	Ms. Salomone is the retired chief operating officer of The Babcock & Wilcox Company (“B&W”), a technology innovator in power generation systems and specialty manufacturer of nuclear components. Ms. Salomone served as chief operating officer of B&W from January 2010 to her retirement in June 2013. During 2008 and 2009, Ms. Salomone served B&W in business development and strategic acquisition roles. From 2001 through December 2007, Ms. Salomone was president and chief executive officer of Marine Mechanical Corporation, which was acquired by B&W in May 2007.

Other Public Company Directorships	Ms. Salomone has served as a director of Intertape Polymer Group, a Canadian tape and packaging company, since November 2015 and TransCanada Corporation, a North American energy infrastructure company, since 2013.

Qualifications	Ms. Salomone has executive management and leadership skills gained as the chief operating officer of B&W. Her knowledge of operations and experience with complex government contracts, health, safety and human resources matters and strategic acquisitions provides her with insight into a variety of issues applicable to us. Her experience as a board member of public companies traded on both the New York Stock Exchange and the Toronto Stock Exchange provides her with a broad understanding of the responsibilities of public company boards, governance matters and public relations issues applicable to public companies, as well as insight into the Canadian market, where we conduct a portion of our business.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction and Overview

2017 represented the Company’s first full year as a standalone public company. Following the June 2016 Spin-Off of New Hertz, we conducted an extensive review of the Company’s compensation philosophy and executive compensation program for 2017 to determine whether they continued to be properly aligned with our business strategy and objectives and, importantly, stockholder interests. Following this review, the Compensation Committee and our Chief Executive Officer remained committed to the general structure of our existing executive compensation program, which is designed to be aligned with our business strategy and objectives, serve the long-term interests of our stockholders and be highly performance based. We believe that our pay-for-performance driven executive compensation program links our executive officer compensation with delivering results that support the Company’s business strategy and objectives. Please see the summary below of certain recent modifications to our executive compensation program.

Our “named executive officers” (or “NEOs”) consist of our Chief Executive Officer and President, our Chief Financial Officer and our three other most highly compensated executive officers. For 2017, our NEOs were:

•	Lawrence H. Silber, our Chief Executive Officer (“CEO”) and President;

•	Barbara L. Brasier, our Chief Financial Officer (“CFO”);

•	Christian J. Cunningham, our Chief Human Resources Officer;

•	James Bruce Dressel, our Chief Operating Officer; and

•	Maryann A. Waryjas, our Chief Legal Officer.

Recent Modifications to Herc’s Executive Compensation Program

As a standalone company after the Spin-Off, we expect our executive compensation program to evolve. The Compensation Committee will review and consider modifications to the Company’s executive compensation program to reflect the Company’s business strategy and performance as well as evolving corporate governance practices. The following are recent modifications to our executive compensation program that were made to further align our executive compensation program with our business strategy, performance and strong corporate governance practices:

•	Modifications to Peer Group – Given the change in business size, structure and focus resulting from the Spin-Off, in August 2016, the Compensation Committee determined that it should establish a new peer group applicable to the Company, consisting of 15 equipment rental and leasing companies and distributors. In 2017, the Compensation Committee modified the August 2016 peer group to remove peers that were less comparable to the Company in terms of size and added several companies based on similarities to the Company in terms of size and industry. The Compensation Committee considers this peer group in its review of the Company’s executive compensation program to assist it in developing a competitive compensation program in order to attract, retain and motivate the Company’s executive officers. See “Herc Executive Compensation Program – Decision-Making Process – Competitive Market Review” for a list of the new peer group companies.

•	Double Trigger Change in Control Equity Vesting – To further align the Company’s executive compensation program with strong corporate governance practices, beginning with the 2017 equity awards, the vesting of the Company’s equity awards will accelerate upon a qualifying termination of employment following a change in control.

•	Increased Weighting of PSU Component in Long-Term Equity Incentive Program – For 2017, the Compensation Committee increased the weighting of performance stock units (“PSUs”) so that they represent 70% of the targeted long-term equity incentive awards. This change increased the portion of each NEO’s equity compensation that is contingent on the achievement of pre-established performance goals.

•	Eliminated Overlapping Performance Goals under Annual and Long-Term Incentive Programs – In 2017, the Compensation Committee changed the performance goals used under the long-term incentive program, which eliminated the overlapping performance metrics under the annual and long-term incentive programs by replacing the Adjusted EBITDA (as defined below) performance metric under the PSUs, as described further below, with a return on invested capital (“ROIC”) performance metric.

Herc Executive Compensation Program – Decision-Making Process

Compensation Philosophy and the Role of the Compensation Committee

The Compensation Committee reviews and establishes the executive compensation program for our senior executives, including the NEOs. The Compensation Committee is committed to creating incentives for our senior executives that reward them for the Company’s, as well as their individual, performance. The Compensation Committee’s philosophies include an emphasis on the following:

•	The compensation program’s structure should be aligned with the Company’s financial performance: The Compensation Committee believes that creating goals that are aligned with the Company’s financial performance will focus executives on the long-term interests of our stockholders.

•	The compensation design should be simple, transparent and clearly articulated to participants and our stockholders: The Compensation Committee is committed to designing our annual incentive and long-term equity compensation programs to focus our senior executives’ attention on business goals that will support the long-term success of the Company, which would be expected to positively impact our common stock.

•	The compensation program should provide short- and long-term components to drive performance over the long run: Long-term results are important to our stockholders and the Compensation Committee believes that a compensation program that rewards results both annually and on a multi-year basis provides a framework for superior long-term performance.

•	The compensation program should be competitive and market-based to attract and retain senior executives: The Compensation Committee believes our executive compensation program should provide a combination of incentives that will allow us to hire, retain and reward talented individuals at every position.

•	The compensation program should responsibly balance incentives with prudent risk management: The Compensation Committee believes that responsible use of different types of incentives with appropriate goals and caps will create and foster a culture of growth that is sustainable and appropriate for the Company.

Role of the Compensation Consultant

Meridian Compensation Partners, LLC (“Meridian”) provides executive compensation consulting services to the Compensation Committee. Meridian is retained by and reports directly to the Compensation Committee. Under the terms of Meridian’s engagement, Meridian is prohibited from performing any services for management outside of services needed in connection with advising the Compensation Committee. The Compensation Committee has assessed Meridian’s independence and concluded that Meridian’s work for the Compensation Committee does not raise any conflict of interest.

During 2017, the Company also retained the services of Deloitte Consulting, Inc. (“Deloitte”) to provide advice with respect to executive compensation matters. Deloitte’s responsibilities for 2017 included providing input regarding market data on, and governance matters related to, executive compensation practices, analysis of the positions of proxy advisory firms and institutional investors, and the design of the Company’s annual and long-term incentive programs. The Compensation Committee, with input from Meridian, evaluated the findings of Deloitte in its review of the 2017 executive compensation program. The Compensation Committee has assessed the independence of Deloitte pursuant to the NYSE rules, and the Company concluded that Deloitte’s work did not raise any conflict of interest that impaired Deloitte’s ability to render services to the Compensation Committee or the Company.

Role of the CEO

Our CEO provides input to the Compensation Committee on topics related to business and executive officer performance. As part of this process, our CEO reviews and makes observations regarding performance and provides additional data and detail for the Compensation Committee to consider regarding the overall compensation program and with respect to executive compensation decisions. While our CEO provides a perspective on the Company’s performance as well as the performance of the Company’s other senior executives, the final determinations over compensation reside with the Compensation Committee.

Competitive Market Review

As noted above, one of the key objectives of our executive compensation program is to provide competitive and market-based compensation to attract and retain executive officers. For 2017, the Compensation Committee considered market pay practices when setting executive compensation, but did not target the specific compensation elements or total compensation against the market data. Instead, the Compensation Committee used market data to assess the overall competitiveness and reasonableness of the Company’s executive compensation program. The Compensation Committee believes that compensation decisions are complex and require a deliberate review of Company and individual performance, scope of the executive’s experience, criticality to the Company, internal equity and peer compensation levels. The factors that influence the amount of compensation awarded include market competition for a particular position, an individual’s experience and past performance inside or outside the Company, compensation history, role and responsibilities within the Company, and associated knowledge of the equipment rental and other related industries.

The Compensation Committee believes that the Company’s peer group should reflect the markets in which the Company competes for business and executive talent. Accordingly, the Company’s peer group includes equipment rental and leasing companies and distributors whose primary market is North America and whose revenue ranges from approximately $400 million to $5.8 billion. The median revenue, market capitalization and total assets of this peer group, as reported by Meridian, was $2.2 billion, $2.8 billion and $2.0 billion, respectively. The peer group used for evaluating 2017 compensation decisions consisted of the companies below, which is the same peer group that was used for evaluating 2016 post-Spin-Off compensation decisions except for the (i) removal of Avis Budget Group, Inc. and Ryder System, Inc. due to size as compared to the Company, (ii) removal of TAL International Group, Inc. as a result of its 2016 merger and (iii) addition of Applied Industrial Tech Inc., KAR Auction Services Inc., NOW Inc., Ritchie Bros Auctioneers Inc. and Triton International Ltd based on similarities with the Company with respect to size and industry.

Aggreko plc	H&E Equipment Services	Pool Corp.
Applied Industrial Tech Inc.	KAR Auction Services Inc.	Ritchie Bros Auctioneers Inc.
Ashtead Group plc	McGrath Rentcorp	Triton International Ltd.
Beacon Roofing Supply, Inc.	Mobile Mini, Inc.	United Rentals, Inc.
Fastenal Company	Neff Corporation	Watsco Inc.
GATX Corp.	NOW Inc.

Response to Advisory Vote on Executive Compensation

In 2017, the Company’s stockholders were given an opportunity to cast an advisory vote on the compensation of the Company’s NEOs, as reported in the Company’s 2017 proxy statement. Approximately 97.6% of the votes cast for that “say on pay” vote at the Company’s 2017 Annual Meeting of Stockholders were voted in favor of the “say on pay” proposal. The Compensation Committee did not make any specific changes to the Company’s executive compensation program in response to the 2017 “say on pay” vote.

Elements of Executive Compensation Program

Principal Elements of the 2017 Executive Compensation Program

Element	Type	How and Why We Pay It
Salary	Fixed Cash	• Paid throughout the year to attract and retain senior executives • Sets the baseline for bonus and certain retirement programs

Annual Cash Bonus	Performance-Based Cash

•  Paid annually in cash to reward performance of the Company and individual

•  Designed to align senior executives’ interests with our stockholders’ interests, reinforce key strategic initiatives and encourage superior individual performance

Long-Term Equity	PSUs RSUs

•  Granted annually, with vesting occurring in subsequent years based on satisfying performance conditions for PSUs or continued service for restricted stock units (“RSUs”)

•  Designed to align senior executives’ interests with stockholders’ interests and drive key performance goals

•  Designed to be competitive with market practices in order to attract and retain executive talent

Annual Cash Compensation

Salary

For the Company’s senior executives, the Compensation Committee determines salary and any increases after reviewing individual performance, conducting internal compensation comparisons and reviewing competitive compensation information. The Company also takes into account other factors such as an individual’s prior experience, total mix and scope of job responsibilities versus market comparables and internal equity. The Compensation Committee authorized a salary increase for the CEO in 2017 to reflect the CEO’s strong performance, his experience in and the scope of his role and to further align his compensation with market and peer data. The Compensation Committee also consults with the CEO regarding salary decisions for senior executives (except as to the CEO’s own compensation) and takes into consideration any contractual obligations we have with such senior executives. The following table sets forth the 2017 and, for comparative purposes, the 2016 year-end salary levels for each of our NEOs:

Name	2016 Salary ($)	2017 Salary ($)
Mr. Silber	800,000	850,000
Ms. Brasier	485,000	485,000
Mr. Cunningham	365,000	365,000
Mr. Dressel	500,000	500,000
Ms. Waryjas	400,000	400,000

2017 Annual Cash Incentive Award Program

The Company’s annual cash incentive award program is designed to motivate and reward executive officers for achieving short-term financial objectives. The program is composed of two inter-related plans: the Senior Executive Bonus Plan (“SEBP”), which is a stockholder-approved plan providing an overall limit on annual incentive payments for participants, and the Executive Incentive Compensation Plan (the “EICP”), which is a Compensation Committee-administered plan for determining incentive awards. The SEBP was designed to provide annual incentive awards that qualified as “performance-based compensation” and, therefore, were tax-deductible without regard to the limitation on deductibility imposed by Section 162(m) of the Internal Revenue Code (the “Code”), assuming technical regulatory requirements were satisfied. The EICP provides participants, including the NEOs, with annual cash incentive award opportunities for the achievement of pre-established performance goals. The EICP provides target payout opportunities that are expressed as a percentage of a participant’s fiscal year base salary, with actual payouts for 2017 ranging from 0% to 200% of target for various levels of performance. For participants in the SEBP, the Compensation Committee applies negative discretion factors to reduce the maximum annual award under the SEBP (with the SEBP maximum being defined with reference to a percentage of “Gross EBITDA,” as defined in the SEBP).

The target award for each NEO is a percentage of the NEO’s 2017 base salary. The Compensation Committee generally considered the experience, responsibilities and historical performance of each NEO when determining target awards. Each NEO’s 2017 target award, as a percentage of base salary as of December 31, 2017, is set forth in the table below. The target opportunity, as a percentage of base salary, for Mr. Cunningham was increased by 10% as compared to 2016 to further align his compensation with the competitive market data and the compensation received by other executive officers within the Company.

Named Executive Officer	Salary as of December 31, 2017 ($)	Target Award as a % of Salary (%)	Target Award ($)
Mr. Silber	850,000	100	850,000
Ms. Brasier	485,000	70	339,500
Mr. Cunningham	365,000	60	219,000
Mr. Dressel	500,000	75	375,000
Ms. Waryjas	400,000	65	260,000

To arrive at the annual award, the NEO’s target award (the NEO’s salary multiplied by the percentage specified in the table above) was first multiplied by a “Corporate Performance Modifier,” which was calculated based on the Company’s achievement of a combination of financial metrics and non-financial objectives (“NFOs”) selected by the Compensation Committee in March 2017. The financial metrics and their 2017 weightings were Adjusted EBITDA (50%), Return on Revenue Earning Equipment (30%) and Equipment Rental Revenue Growth (20%). The Compensation Committee selected these measures as they were viewed as core drivers of the Company’s performance and stockholder value creation. The financial performance goals were determined based on Herc’s financial plan at the time. The NFOs selected by the Compensation Committee for 2017 were (i) the achievement of safety goals, including that the total recordable incident rate (“TRIR”) and days away, restricted or transferred (“DART”) rate would be better than the prior year’s performance and the industry average and that safety ratings under the Company’s Safety Dashboard would improve; (ii) the maintenance of a strong compliance program and internal controls, including making meaningful progress toward remediating material weaknesses and minimizing new control deficiencies; (iii) the reduction of services performed for the Company by New Hertz under the transition services agreement entered into at the time of the Spin-Off, including progress toward the implementation of a new financial system; (iv) the monetization of select real estate assets; and (v) the divestiture of certain operations outside of North America, with each of the five NFOs weighted at 20% of the total opportunity. Under the 2017 design of the EICP, the NFOs could reduce the financial score to 0% or amplify the score by up to 125%. The Compensation Committee has discretion to modify the calculated award payout based on individual performance and other subjective factors considered by the Compensation Committee (“Personal Performance Modifier”), which could reduce the payout to 0% or amplify it by up to 150%.

For purposes of the EICP, Adjusted EBITDA is calculated as the sum of net income (loss), provision for income taxes, interest expense, net, depreciation of revenue earning equipment and non-rental depreciation and amortization, plus the sum of merger and acquisition related costs, restructuring and restructuring-related charges, spin-off costs, non-cash stock-based compensation charges, loss on extinguishment of debt (which is included in interest expense, net), impairment charges, gain on the disposal of a business and certain other items as used for external reporting purposes. Return on Revenue Earning Equipment is Adjusted EBITDA, divided by the average original equipment cost of revenue earning equipment (based on American Rental Association guidelines, which is calculated as the cost of the asset at the time it was first purchased plus additional capitalized refurbishment costs, with the basis of refurbished assets reset at the refurbishment date). Equipment Rental Revenue Growth is the increase in equipment rental revenue during the 2017 Plan Year (as defined in the EICP) compared to the 2016 Plan Year, divided by equipment rental revenue in the 2016 Plan Year.

The following table shows the Adjusted EBITDA, Return on Revenue Earning Equipment and Equipment Rental Revenue Growth performance goals that were used to determine 2017 payouts under the EICP:

Adjusted EBITDA (50% Weighting)
	Adjusted EBITDA (in millions)	Payout Percentage(1)	Adjusted EBITDA as % of Target
Threshold(2)	$540	50%	90%
Target	$600	100%	100%
Maximum(3)	$660	200%	110%
Actual Performance	$585.4	87.8%	97.6%

Return on Revenue Earning Equipment (30% Weighting)
	Return on Revenue Earning Equipment	Payout Percentage(1)	Return on Revenue Earning Equipment as % of Target
Threshold(2)	14.9%	50%	90%
Target	16.6%	100%	100%
Maximum(3)	18.3%	200%	110%
Actual Performance	16.0%	82.9%	96.6%

Equipment Rental Revenue Growth (20% Weighting)
	Equipment Rental Revenue Growth	Payout Percentage(1)	Equipment Rental Revenue Growth as % of Target
Threshold(2)	3.9%	50%	60%
Target	6.5%	100%	100%
Maximum(3)	8.5%	200%	130%
Actual Performance	10.8%	200%	166.3%

(1)	For the financial performance criteria, linear interpolation is used to determine the multiplier for results that are between the threshold and target and target and maximum performance levels.
(2)	Any performance results that are below the threshold receive a 0% multiplier.
(3)	Any performance results that equal or exceed the maximum performance level are capped at the 200% multiplier.

The 2017 plan design for the EICP included a payout range for threshold, target and maximum achievement of the financial metrics of 50%, 100% and 200%, respectively. The Compensation Committee reviewed the Company’s performance against the established performance criteria, and determined that (i) the Company’s achievement of the 2017 financial metrics yielded a score of 108.8% toward the Corporate Performance Modifier, and (ii) the Company’s achievement of each of the established NFOs yielded an aggregate score of 100% based on the level of achievement of all the NFOs, which did not increase or reduce the financial result score.

The Compensation Committee may make a positive, negative or no adjustment to each NEO’s performance-based variable compensation based on its evaluation of the Personal Performance Modifier applicable to such NEO. In evaluating the appropriate Personal Performance Modifier, the Compensation Committee considered various qualitative factors, such as the NEO’s:

•	performance in his or her principal area of responsibility;

•	degree of success in leading the Company to meet its strategic objectives; and

•	championing of the values and competencies that are important to the success of the Company

The Personal Performance Modifier for certain of the NEOs varied from 100% (which would have a neutral result on the payout calculated based on the Corporate Performance Modifier), based upon individual performance in 2017. The Compensation Committee did not find it practical, nor did it attempt, to assign relative weights to any individual factors or subject them to pre-defined, rigid formulas, or set financial or other objective goals related to personal performance, and the importance and relevance of specific factors varied for each NEO.

As a result of the foregoing, the Compensation Committee approved award payouts for each of the NEOs that were calculated based on a Corporate Performance Modifier of 108.8%, and taking into account the recommendations of the Chief Executive Officer for each of the other NEOs, Personal Performance Modifiers ranging from 80% to 130%. Each NEO’s 2017 EICP award is reflected as “Non-Equity Incentive Plan Compensation” in the 2017 Summary Compensation Table.

Long-Term Equity Incentives

Long-term equity incentive compensation composes a significant portion of the total compensation paid to our senior executives and in 2017 was awarded under the Herc Holdings Inc. 2008 Omnibus Incentive Plan (as amended to date, the “2008 Omnibus Plan”). Under the 2008 Omnibus Plan, the Compensation Committee has the flexibility to make equity awards based on our common stock, including time- and performance-based awards of RSUs, PSUs, stock options, stock appreciation rights, restricted stock and deferred stock units.

Summary of 2017 Annual Award Structure

For 2017, the Compensation Committee reviewed the structure of the long-term equity incentive plan and concluded that the annual equity awards for employees would be delivered in the form of 70% PSUs vesting based on three-year average return on invested capital (“Average ROIC”) performance and 30% service-based RSUs. For more information about the 2017 PSU and RSU awards, see “2017 Grants of Plan-Based Awards” table below.

2017 Average ROIC PSUs

The Compensation Committee chose Average ROIC as a performance metric because it is one of the primary metrics used to analyze investment decisions, measuring both profitability and capital efficiency. For purposes of the 2017 PSU awards, Average ROIC is defined as the average return on invested capital for the performance period; provided, however, in the event of any (i) material acquisitions or dispositions, (ii) currency fluctuations, (iii) changes in law or accounting standards or (iv) other nonrecurring or infrequently occurring events or items reflected in the Company’s audited financial statements or notes thereto, which occur during the performance period, the Compensation Committee shall make appropriate adjustments to the performance incentive threshold, target and maximum criteria and/or the determination of Average ROIC, in accordance with any applicable provisions of the Plan and Section 162(m) of the Code.

The Compensation Committee approved a multi-year design for earning the PSUs in order to drive the Company’s Average ROIC performance over a multi-year period.

At the beginning of 2017, the Compensation Committee set an Average ROIC goal for the January 1, 2017 through December 31, 2019 performance period. Under the terms of the 2017 PSUs, the vesting of the PSUs will depend on Average ROIC performance over the three-year period. Given the economic and market conditions at the time the Average ROIC targets were set, the target vesting level was designed to be achievable with strong Company performance, while vesting at the maximum level was designed to be very difficult to achieve.

2017 RSUs

At the beginning of 2017, our NEOs received service-based RSUs as the remaining 30% of their 2017 equity awards. These service-based RSUs will cliff vest after three years, subject to the participant’s continued service through the vesting date.

2016 Adjusted EBITDA PSUs

Prior to the Spin-Off, our NEOs received PSUs granted by the Compensation Committee of the Board of Directors of Hertz Holdings, the consolidated enterprise that the Company was a part of (the “Hertz Holdings’ Compensation Committee”). At the beginning of 2016, the Hertz Holdings’ Compensation Committee set Adjusted EBITDA goals for 2016, 2017 and 2018. In anticipation of the Spin-Off, the Hertz Holdings’ Compensation Committee reviewed certain information, estimates and assumptions relating to the performance of the equipment rental division rather than relating to the consolidated Hertz Holdings enterprise (the “Pre-Spin-Off Assumptions”), and approved performance goals for individuals continuing with the Company following the Spin-Off that were limited to the equipment rental division rather than the consolidated Hertz Holdings enterprise. Accordingly, under the original terms of the 2016 PSU awards, performance for purposes of determining payouts and vesting was intended to be determined based solely on our performance, based on the Pre-Spin-Off Assumptions. Following the Spin-Off, the Compensation Committee reviewed updated information not included in the Pre-Spin-Off Assumptions and, in its subjective discretion, approved revised financial targets, which took into account, among other things, stand-alone public company costs and the impact of the Company’s exposure to the oil and gas markets.

Under the terms of the 2016 PSUs, the vesting of the PSUs depends on three years of cumulative Adjusted EBITDA performance, with the ability to lock-in up to 25% or 50% of the total award based on one-year and two-year cumulative performance, respectively. To be eligible to earn the target number of PSUs based on the second tranche of the award, the Company needed to achieve cumulative 2016–2017 Adjusted EBITDA performance of $1,150 million.

For cumulative 2016–2017 performance, Adjusted EBITDA was $1,123.2 million, resulting in participants earning 88.3% of target on 50% of the award, or a total of 44.2% (i.e., 88.3% x 50%). These shares will not vest until the third anniversary of the date of grant, subject to the participant’s continued service through the vesting date. The following table shows the target PSUs granted and the portion of such PSUs earned based on cumulative 2016–2017 performance:

Named Executive Officer	Target Granted PSUs (#)	2016–2017 Performance PSUs Earned(1) (#)
Mr. Silber	20,238	8,945
Ms. Brasier	14,166	6,261
Mr. Cunningham	7,386	3,265
Mr. Dressel	10,119	4,473
Ms. Waryjas	7,589	3,354

(1)	A portion of the PSUs included in this column were previously reported as earned based on 2016 performance under the terms of the 2016 PSUs. The incremental number of PSUs earned for cumulative 2016–2017 performance was 4,432 for Mr. Silber, 3,102 for Ms. Brasier, 1,618 for Mr. Cunningham, 2,216 for Mr. Dressel and 1,662 for Ms. Waryjas. These PSUs will vest in March 2019, subject to the participant’s continued service through such date.

2015 Adjusted EBITDA PSUs

In 2015, Hertz Holdings’ Compensation Committee set Adjusted EBITDA goals for 2015, 2016 and 2017. One-third of the award granted in 2015 was forfeited based on the lack of achievement of 2015 Adjusted EBITDA goals, one-third of such award vested based on achievement of 2016 Adjusted EBITDA goals and the remaining one-third of such award vested based on the achievement of 2017 Adjusted EBITDA goals.

For 2017 performance, Adjusted EBITDA was $585.4 million against a target of $600 million, resulting in the earning of 87.8% of target.

The three NEOs who had received PSUs in 2015 earned their 2015 PSU awards based on 2016 and 2017 performance as set forth in the table below:

Named Executive Officer(1)	2015 Total PSUs Granted	2015 Tranche Actual PSUs Earned (0% of target)	2016 Tranche Actual PSUs Earned (89.0% of target)	2017 Tranche Actual PSUs Earned (87.8% of target)
Mr. Silber	8,509	0	2,524	2,491
Mr. Cunningham	2,462	0	730	721
Mr. Dressel	4,763	0	1,413	1,394

(1)	Ms. Brasier and Ms. Waryjas did not receive PSUs in 2015 due to their respective hire dates.

Other Compensation Elements

Retirement Programs

In connection with the Spin-Off, we established a new tax-qualified defined benefit pension plan (the “Herc Holdings Retirement Plan”), and the assets and liabilities attributable to Herc Holdings employees and former employees whose last place of employment was with the equipment rental business were transferred from The Hertz Corporation (“Hertz”) Account Balance Defined Benefit Pension Plan (the “Hertz Retirement Plan”), a tax-qualified cash balance pension plan, to the Herc Holdings Retirement Plan. In connection with the Spin-Off, we also established a new defined contribution plan. In addition, we established non-qualified retirement plans similar to those that were in place prior to the Spin-Off. The liabilities (and where applicable, the related assets) of the Hertz non-qualified plans attributable to Herc Holdings’ employees and former employees whose last place of employment was with the equipment rental business were transferred to our non-qualified plans. As of December 31, 2017, certain of our NEOs participated in Herc Rentals Supplemental Income Savings Plan, a non-qualified deferred compensation plan that we adopted in connection with the Spin-Off, and none of our NEOs participated in the Herc Holdings Retirement Plan.

Perquisite Policy

We provide perquisites and other personal benefits to our senior management that the Compensation Committee believes are reasonable and consistent with our overall compensation program to better enable us to attract and retain superior employees for key positions. These perquisites consist of a Company-provided vehicle, tax and financial planning with a value of up to $7,500 annually and executive medical benefits providing for a comprehensive physical examination and related services with value of up to $6,000 annually.

We use leased corporate aircraft for the purpose of encouraging and facilitating business travel by our senior executives (primarily our CEO and Chief Operating Officer) and directors, generally for travel in the United States and, less frequently, Canada. In addition, the Compensation Committee has authorized our CEO to use our leased corporate aircraft for personal air travel, up to a maximum annual value of $100,000. The Compensation Committee periodically reviews our perquisite policies.

Severance and Change in Control Policy

Our severance and change in control policy (the “Severance Policy”) provides senior executives of the Company, including the NEOs, with the following severance and change in control benefits: (i) for an involuntary termination of employment, the CEO will be entitled to severance calculated as two times the CEO’s base salary and target bonus, and each of our other NEOs will be entitled to severance equal to the NEO’s base salary and target bonus, and (ii) upon a change in control and a qualifying termination of employment (a “double trigger” provision), the CEO will be entitled to severance calculated as two-and-one-half times the CEO’s base salary and target bonus, and each of our other NEOs will be entitled to severance calculated as two times the NEO’s base salary and target bonus. Health and welfare benefits will be provided for the number of years equivalent to the multiples indicated, on the same basis as active employees.

In adopting the Severance Policy, it was the intention of the Compensation Committee to provide senior executives with severance arrangements that they would view as appropriate in light of their existing arrangements, while at the same time considering the terms of arrangements provided by peer companies. The Severance Policy and the treatment of equity awards upon a termination of employment or a change in control are described below under “Potential Payments Upon a Termination or a Change in Control.”

Policies and Practices for Recovering Bonuses in the Event of a Restatement

We maintain a clawback policy to promote responsible risk management and to help ensure that the incentives of management are aligned with those of our stockholders. The clawback policy applies to all of our employees who are at the director level and above, including the NEOs, and covers:

•	all annual incentives;

•	long-term incentives;

•	equity-based awards (including awards granted under the 2008 Omnibus Plan); and

•	other performance-based compensation arrangements.

The policy provides that a repayment obligation is triggered if the Compensation Committee determines that the employee’s gross negligence, fraud or willful misconduct caused or contributed to the need for a restatement of our financial statements within three years of the issuance of such financial statements.

In addition, our equity award agreements include clawback provisions. Our clawback policy and any related plans or award agreements will be further revised, to the extent necessary, to comply with any rules promulgated by the SEC pursuant to Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Stock Ownership Guidelines and Hedging Policy

Stock Ownership Guidelines

The Company has stock ownership guidelines for senior executives and non-employee directors. The guidelines establish the following target ownership levels:

•	Equity equal to five times base salary for our CEO;

•	Equity equal to three times base salary for our CFO and senior vice presidents;

•	Equity equal to one times base salary for our other senior executives (who are designated as “officers” under Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)); and

•	Equity equal to five times the annual cash retainer for non-employee directors.

Senior executives and non-employee directors have five years to reach the target ownership levels. Senior executives subject to the guidelines are permitted to count toward the target ownership levels shares owned outright, the value of unvested RSUs and the value of unvested PSUs (at target), even if the service requirement has not been met. Non-employee directors subject to the guidelines are permitted to count towards the target ownership levels shares owned outright and the value of phantom shares. Shares owned indirectly by a trust or family members are also permitted to count toward target ownership levels. As of March 19, 2018, each NEO has met his or her respective ownership guideline.

Pledging and Hedging Policy

The Company’s policy regarding trading in Company securities prohibits employees and directors from entering into any type of arrangement, contract or transaction that has the effect of hedging the value of our common stock. Under the policy, directors and officers subject to Section 16 of the Exchange Act are also prohibited from pledging the shares they hold in the Company, and other employees are strongly discouraged from doing so.

Tax and Accounting Considerations

Section 162(m) of the Code operates to disallow public companies from taking a federal tax deduction for compensation in excess of $1 million paid to certain of its executive officers. Historically, there was an exemption for performance-based compensation that met certain requirements mandated by the statute and related tax regulations. With the enactment of tax reform in December 2017, the performance-based compensation exemption has been repealed except with respect to certain grandfathered arrangements. As part of its role, the Compensation Committee historically reviewed and considered compliance with the performance-based compensation exemption under Section 162(m) of the Code. The Compensation Committee, however, retained discretion to approve compensation that did not meet the requirements for deductibility under Section 162(m) of the Code in order to attract and retain qualified senior executives and to provide total compensation for the Company’s senior executives consistent with the policies described above.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth in this proxy statement and, based on such review and discussion, recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2017.

THE COMPENSATION COMMITTEE

Mary Pat Salomone (Chair)
Herbert L. Henkel
Michael A. Kelly
Louis J. Pastor

EXECUTIVE COMPENSATION

2017 SUMMARY COMPENSATION TABLE

The following table provides information concerning compensation earned by our Chief Executive Officer, Chief Financial Officer and three other most highly compensated executive officers (collectively, the “Named Executive Officers” or “NEOs”) for fiscal year 2017 and, to the extent required by SEC executive compensation disclosure rules, fiscal years 2016 and 2015.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards (1) ($)	Option Awards (2) ($)	Non-Equity Incentive Plan Compensation (3) ($)	All Other Compensation (4) ($)	Total ($)
Lawrence H. Silber	2017	840,384	—	2,300,024	—	924,800	112,606	4,177,814
Chief Executive Officer	2016	701,923	—	2,096,564	1,000,008	611,280	40,045	4,449,820
	2015	395,000	100,616	393,307	500,003	—	159,744	1,548,670
Barbara L. Brasier	2017	485,000	—	700,012	—	295,501	88,205	1,568,718
Chief Financial Officer	2016	485,000	—	1,040,071	425,006	245,000	20,725	2,215,802
	2015	65,288	418,000	500,004	—	—	—	983,292
Christian J. Cunningham	2017	365,000	—	365,037	—	274,013	35,164	1,039,214
Chief Human Resources	2016	365,000	—	650,886	225,004	154,943	10,600	1,406,433
Officer	2015	365,000	75,000	155,001	155,007	—	105,547	855,555
James Bruce Dressel	2017	500,000	—	749,985	—	530,400	32,741	1,813,126
Chief Operating Officer	2016	500,000	—	1,183,087	625,005	318,375	80,736	2,707,203
	2015	259,616	75,000	250,005	250,000	—	47,617	882,238
Maryann A. Waryjas	2017	400,000	—	400,027	—	339,456	41,268	1,180,751
Chief Legal Officer	2016	400,000	—	665,574	287,508	220,740	63,861	1,637,683

(1)	The amounts reported in this column represent (i) the grant date fair value of RSUs and PSUs granted in the applicable year and (ii) in 2016, for Messrs. Silber, Cunningham and Dressel, the incremental cost associated with the 2016 modifications of the 2015 PSUs, in each case, calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation-Stock Compensation (“FASB ASC Topic 718”). The 2016 amounts include RSUs granted in connection with the Spin-Off. The amounts included in 2017 for the PSUs are calculated based on the closing stock price and the probable satisfaction of the performance conditions for such awards as of the date of grant. Assuming the highest level of performance is achieved for the 2017 PSUs, calculated as 200% of target, the maximum value of these awards at the grant date would be as follows: Mr. Silber—$3,220,034; Ms. Brasier—$980,036; Mr. Cunningham—$511,042; Mr. Dressel—$1,050,018; and Ms. Waryjas—$560,048. See Note 12 to the Audited Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2017 (the “Audited Financial Statements”) for a discussion of the relevant assumptions used in calculating these amounts.
(2)	The amounts reported in this column represent the grant date fair value of stock option awards granted in the applicable year, calculated in accordance with FASB ASC Topic 718. The 2016 amounts represent stock options granted in connection with the Spin-Off. See Note 12 to the Audited Financial Statements for a discussion of the relevant assumptions used in calculating these amounts.
(3)	The amounts reported for 2017 represent the NEOs’ 2017 EICP awards. Please see the Compensation Discussion and Analysis for further information regarding the 2017 EICP.

(4)	Includes the following for 2017:

Name	Personal Use of Car ($)(a)	Life Insurance Premiums ($)	Executive Health Premiums ($)(b)	Company 401(k) Matching Contribution and Deferred Compensation Contributions ($)	Relocation ($)(c)	Tax/Financial Planning ($)	Personal Aircraft Usage ($)(d)	Total Perquisites and Other Compensation ($)
Mr. Silber	18,659	1,148	6,000	58,143	—	7,500	21,156	112,606
Ms. Brasier	10,086	1,342	6,000	25,723	37,554	7,500	N/A	88,205
Mr. Cunningham	8,250	678	6,000	20,236	—	—	N/A	35,164
Mr. Dressel	10,750	391	6,000	8,100	—	7,500	N/A	32,741
Ms. Waryjas	11,250	1,748	6,000	14,770	—	7,500	N/A	41,268

(a)	This amount reflects the cost of depreciation and interest, if applicable, for company-provided cars.
(b)	Our NEOs are eligible to receive $6,000 per year for executive medical benefits, including Company-paid physicals. For healthcare privacy reasons, we have assigned the maximum benefit to each NEO even if such NEO did not utilize such benefits during 2017.
(c)	This amount represents the incremental costs to the Company for relocation assistance. The incremental cost of relocation benefits was calculated based on the amount reimbursed directly to Ms. Brasier or the service provider, as applicable.
(d)	Only the CEO is eligible for personal use of corporate aircraft. Occasionally, a spouse or other guest may accompany the CEO on corporate aircraft when the aircraft is already scheduled for business purposes and can accommodate additional passengers. In those cases, there is no aggregate incremental cost to the Company, and as a result, no amount is included in this column for those flights.

2017 GRANTS OF PLAN-BASED AWARDS

The following table sets forth, for each NEO, possible payouts under all non-equity incentive plan awards granted in 2017, all grants of PSUs and RSUs in 2017 and the grant date fair value of all such awards.

		Estimated possible payouts under non-equity incentive plan awards			Estimated future payouts under equity incentive plan awards			All Other Stock	All Other Option	Exercise Price of Option	Grant Date Fair Value of Stock
Name	Grant Date	Threshold ($)	Target ($)	Max ($)	Threshold (#)	Target (#)	Max (#)	Awards (#)	Awards (#)	Awards ($/Sh.)	Awards(1) ($)
Lawrence H. Silber
EICP(2)	—	425,000	850,000	1,700,000	—	—	—	—	—	—	—
RSUs(3)	3/16/17	—	—	—	—	—	—	14,277	—	—	690,007
PSUs(4)	3/16/17	—	—	—	16,657	33,313	66,626	—	—	—	1,610,017
Barbara L. Brasier
EICP(2)	—	169,750	339,500	679,000	—	—	—	—	—	—	—
RSUs(3)	3/16/17	—	—	—	—	—	—	4,345	—	—	209,994
PSUs(4)	3/16/17	—	—	—	5,070	10,139	20,278	—	—	—	490,018
Christian J. Cunningham
EICP(2)	—	109,500	219,000	438,000	—	—	—	—	—	—	—
RSUs(3)	3/16/17	—	—	—	—	—	—	2,266	—	—	109,516
PSUs(4)	3/16/17	—	—	—	2,644	5,287	10,574	—	—	—	255,521
James Bruce Dressel
EICP(2)	—	187,500	375,000	750,000	—	—	—	—	—	—	—
RSUs(3)	3/16/17	—	—	—	—	—	—	4,655	—	—	224,976
PSUs(4)	3/16/17	—	—	—	5,432	10,863	21,726	—	—	—	525,009
Maryann A. Waryjas
EICP(2)	—	130,000	260,000	520,000	—	—	—	—	—	—	—
RSUs(3)	3/16/17	—	—	—	—	—	—	2,483	—	—	120,003
PSUs(4)	3/16/17	—	—	—	2,897	5,794	11,588	—	—	—	280,024

(1)	The amounts reported represent the grant date fair value associated with the 2017 grants of RSUs and PSUs, as computed in accordance with FASB ASC Topic 718. In the case of the PSUs, the grant date fair value is calculated based on the closing stock price on the date of grant and the probable satisfaction of the performance conditions for such awards as of the date of grant. See Note 12 to the Audited Financial Statements for a discussion of the relevant assumptions used in calculating these amounts.
(2)	These amounts represent threshold, target and maximum cash award levels set in 2017 under the EICP. The amount actually earned by each NEO is reported as Non-Equity Incentive Plan Compensation in the 2017 Summary Compensation Table.
(3)	Represents RSUs granted under the 2008 Omnibus Plan. For actively employed executives, these RSUs vest on March 16, 2020.
(4)	Represents the threshold, target and maximum PSUs granted under the 2008 Omnibus Plan. For actively employed executives, these PSUs are scheduled to vest on March 16, 2020, subject to the achievement of the threshold performance goals relating to Average ROIC over the three-year performance period ending December 31, 2019. Please see the Compensation Discussion and Analysis for further information regarding this award.

2017 OUTSTANDING EQUITY AWARDS AT YEAR-END

	Option Awards					Stock Awards
Name	Number of securities underlying unexercised options Exercisable (#)	Number of securities underlying unexercised options Unexercisable (#)		Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested (1) ($)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)		Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested (1) ($)
Lawrence H. Silber	13,356	13,358	(2)	58.76	6/1/2020	5,015	(4)	313,989
	17,544	52,632	(3)	33.19	8/18/2023	8,945	(5)	560,046	11,293	(5)	707,055
						—		—	33,313	(6)	2,085,727
						13,492	(7)	844,734
						14,277	(8)	893,883
						30,130	(9)	1,886,439
Barbara L. Brasier	7,456	22,369	(3)	33.19	8/18/2023	6,261	(5)	392,001	7,905	(5)	494,932
						—		—	10,139	(6)	634,803
						9,444	(7)	591,289
						4,345	(8)	272,040
						12,806	(9)	801,784
						3,606	(10)	225,772
Christian J. Cunningham	3,303	3,304	(2)	70.14	2/17/2020	1,451	(4)	90,847
	4,473	13,422	(3)	33.19	8/18/2023	3,265	(5)	204,422	4,121	(5)	258,016
						—		—	5,287	(6)	331,019
						4,924	(7)	308,292
						2,266	(8)	141,874
						7,684	(9)	481,095
James Bruce Dressel	7,676	7,677	(2)	52.49	7/1/2020	2,807	(4)	175,746
	10,965	32,895	(3)	33.19	8/18/2023	4,473	(5)	280,055	5,646	(5)	353,496
						—		—	10,863	(6)	680,132
						6,746	(7)	422,367
						4,655	(8)	291,450
						18,831	(9)	1,179,009
Maryann A. Waryjas	5,044	15,132	(3)	33.19	8/18/2023	3,354	(5)	209,994	4,235	(5)	265,153
						—		—	5,794	(6)	362,762
						5,059	(7)	316,744
						2,483	(8)	155,461
						8,663	(9)	542,390
						1,082	(11)	67,744

(1)	These values are based on the closing market price of the Company’s common stock on December 29, 2017 of $62.61.
(2)	These options were awarded in 2015 and vest 25% on each anniversary of the date of grant, subject to continued employment.

(3)	Represents stock options granted in connection with the Spin-Off under the 2008 Omnibus Plan. These options vest 25% on each anniversary of the date of grant, subject to continued employment.
(4)	The awards reported in the “Number of shares or units of stock that have not vested column” represent the portion of the 2015 PSUs that was earned based on 2016 and 2017 Adjusted EBITDA performance and which remains subject to service-based vesting requirements. Mr. Silber’s award vests on May 20, 2018, and Mr. Cunningham’s award and Mr. Dressel’s award each vest on April 29, 2018.
(5)	The awards reported in the “Number of shares or units of stock that have not vested column” represent the portion of the 2016 PSUs that was earned based on 2016–2017 Adjusted EBITDA performance and which remains subject to service-based vesting requirements through March 4, 2019, or, for Mr. Silber, March 3, 2019, while the awards reported in the “Equity incentive plan awards: number of unearned shares, units or other rights that have not vested column” represent the portion of the 2016 PSU award (reported at target) that may be earned based on performance during 2018 (which could result in a payout of up to 150% of target).
(6)	Represents PSUs that are scheduled to vest on March 16, 2020 based on the Company’s Average ROIC performance over the 2017–2019 performance period. In accordance with the SEC executive compensation disclosure rules, the amounts reported in this column are based on achieving target vesting levels.
(7)	Represents RSUs granted under the 2008 Omnibus Plan. For actively employed executives, these RSUs vest on March 4, 2019 or, for Mr. Silber, March 3, 2019.
(8)	Represents RSUs granted under the 2008 Omnibus Plan. For actively employed executives, these RSUs vest on March 16, 2020.
(9)	Represents RSUs granted in connection with the Spin-Off under the 2008 Omnibus Plan. For actively employed executives, these RSUs vest on August 18, 2019.
(10)	In connection with the hiring of Ms. Brasier, Ms. Brasier was provided with a one-time grant of 10,818 RSUs. The RSUs vest 1/3 on each anniversary of the December 1, 2015 grant date, if Ms. Brasier remains an employee on each respective vesting date.
(11)	In connection with the hiring of Ms. Waryjas, Ms. Waryjas was provided with a one-time grant of 3,245 RSUs. The RSUs vest 1/3 on each anniversary of the December 1, 2015 grant date, if Ms. Waryjas remains an employee on each respective vesting date.

2017 OPTION EXERCISES AND STOCK VESTED

The following table sets forth the details of any stock awards that vested in 2017. During 2017, none of our NEOs exercised any stock options.

	Option Awards		Stock Awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)	Number of shares acquired on vesting(1) (#)	Value realized on vesting ($)
Lawrence H. Silber	—	—	—	—
Barbara L. Brasier	—	—	3,606	215,098
Christian J. Cunningham	—	—	1,022	46,859
James Bruce Dressel	—	—	—	—
Maryann A. Waryjas	—	—	1,082	64,541

(1)	Represents gross number of shares that vested, although the Company withholds a portion of these vested shares to cover the executive’s tax withholding due upon the vesting of the RSUs.

2017 NONQUALIFIED DEFERRED COMPENSATION TABLE

The following table sets forth the details of a nonqualified deferred compensation plan in which certain of our NEOs participated during 2017.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at FYE ($)
Lawrence H. Silber	59,179	47,343	6,758	—	152,433	(1)
Barbara L. Brasier	18,654	14,923	2,305	—	35,882
Christian J. Cunningham	12,497	9,998	1,301	—	23,796
James Bruce Dressel	—	—	—	—	—
Maryann A. Waryjas	15,384	12,308	1,793	—	29,485

(1)	Of the aggregate balance shown, $39,153 was previously reported as compensation to Mr. Silber in the 2016 Summary Compensation Table.

We offer our employees, including the NEOs, participation in a defined contribution plan. Under the Company’s qualified 401(k) savings plan (the “401(k) Plan”) participants are eligible to receive a matching employer contribution to their 401(k) Plan account equal to (i) 100% of employee contributions (up to 3% of compensation) made by such participant and (ii) 50% of employee contributions (up to the next 2% of compensation), with the total amount of such matching employer contribution to be completely vested, subject to applicable limits under the Code on compensation that may be taken into account.

We also maintain a deferred compensation plan, the Herc Rentals Supplemental Income Savings Plan (“Supplemental Plan”). The Supplemental Plan allows eligible employees, including the NEOs, to defer part of their compensation. The Supplemental Plan is a deferred compensation plan that provides benefits that cannot be provided in the 401(k) Plan due to Code limitations on compensation. For any deferral elections, the Company will match an amount generally equal to (i) 100% of employee contributions (up to 3% of the compensation that cannot be taken into account under the 401(k) Plan) made by such participant and (ii) 50% of employee contributions (up to the next 2% of compensation that cannot be taken into account under the 401(k) Plan). The match under the Supplemental Plan is in addition to the match under the 401(k) Plan. The total match that any participant may receive under the 401(k) Plan and the Supplemental Plan (other than with respect to transition credits) may not exceed the maximum 4% match. Accounts under the Supplemental Plan may be invested in a variety of mutual funds and are distributed upon a separation from service.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Severance Policy

We maintain a severance and change in control policy (the “Severance Policy”) that provides senior executives of the Company, including the NEOs, with the following severance and change in control benefits: (i) for an involuntary termination of employment, the Chief Executive Officer will be entitled to severance calculated as two times the Chief Executive Officer’s base salary and target bonus and each other NEO will be entitled to severance equal to the NEO’s base salary and target bonus, and (ii) upon a change in control and a qualifying termination of employment (a “double trigger” provision), the Chief Executive Officer will be entitled to severance calculated as two-and-one-half times the Chief Executive Officer’s base salary and target bonus and each other NEO will be entitled to severance calculated as two times the NEO’s base salary and target bonus. Health and welfare benefits will be provided for the number of years equivalent to the multiples indicated, on the same basis as active employees. The Severance Policy does not contain tax gross-up provisions on any golden parachute excise taxes. These severance payments and benefits under the Severance Policy are in lieu of any severance payments or benefits otherwise due in these circumstances under any previous agreement, offer letter or policy.

Equity Awards

The Company’s equity awards provide for accelerated or pro rata vesting upon a termination due to death or disability and pro rata vesting upon a termination due to retirement or involuntary termination without cause. The equity awards also provide that, if the awards are not honored or assumed or new rights submitted therefore in connection with a change in control of the Company, then certain of the awards will vest upon the change in control and others will vest upon a termination after the change in control, with the PSUs vesting at target.

The following tables outline the value of payments and benefits that each NEO would receive under the various termination scenarios described as if (i) the termination occurred on December 31, 2017; (ii) all stock awards that vest were paid out at $62.61, the closing price of the Company’s common stock on December 29, 2017; (iii) for the applicable change in control, the termination occurred following the change in control (“double trigger”); and (iv) the Compensation Committee took no further actions for any given award except as set forth under the applicable plan. In addition, the participant’s 401(k) Plan and Supplemental Plan amounts are excluded from the tables below. Although the tables below reflect vesting of certain equity upon a change in control, beginning with the 2017 grants, equity awards are subject to double trigger provisions.

Lawrence H. Silber

Benefit	Termination for Cause ($)	Termination Without Cause ($)	Termination by reason of Retirement ($)	Termination by reason of Death, Disability ($)	Termination following a Change in Control ($)		Change in Control ($)
Severance Payment	$—	$3,400,000	$—	$—	$4,250,000		$—
Continued Benefits(1)	—	22,198	—	—	28,752		—
Outplacement	—	25,000	—	—	25,000		—
Life Insurance Payment(2)	—	—	—	300,000	—		—
Payment for Outstanding Stock Options(3)	—	187,051	—	1,599,862	—	(4)	1,599,862
Payment for Outstanding RSUs(3)	—	1,554,607	—	3,625,056	893,883	(4)	2,731,173
Payment for Outstanding PSUs(3)	—	1,540,331	—	1,574,579	2,085,727	(4)	1,602,753

Total	$—	$6,729,187	$—	$7,099,497	$7,283,362		$5,933,788

(1)	Under the terms of the Severance Policy, health and welfare benefit continuation will be provided for two years for a termination by the Company without cause and 30 months for a qualifying termination of employment following a change in control.
(2)	Life insurance payment payable only upon death.
(3)	Represents the incremental vesting value of outstanding awards which vest in the event of the specified termination event in accordance with the terms of Mr. Silber’s offer letter with respect to a termination without cause and in accordance with the equity award agreements with respect to the other termination scenarios, with PSUs vesting at target in the change in control scenarios.
(4)	Accelerated vesting of equity awards granted prior to 2017 has been excluded from this column because the terms of the outstanding award agreements provide that the equity awards will accelerate upon a change in control if they are not honored or assumed or new rights substituted therefore by an alternative award. Accordingly, this column includes the 2017 equity awards which contain double trigger vesting provisions.

Barbara L. Brasier*

Benefit	Termination for Cause ($)	Termination Without Cause / With Good Reason(1) ($)	Termination by reason of Retirement ($)	Termination by reason of Death, Disability ($)	Termination following a Change in Control ($)		Change in Control ($)
Severance Payment	$—	$824,500	$—	$—	$1,649,000		$—
Continued Benefits(2)	—	8,410	—	—	17,655		—
Outplacement	—	25,000	—	—	25,000		—
Life Insurance Payment(3)	—	—	—	485,000	—		—
Payment for Outstanding Stock Options(4)	—	73,138	—	658,096	—	(5)	658,096
Payment for Outstanding RSUs(4)	—	781,122	—	1,683,646	272,040	(5)	1,618,845
Payment for Outstanding PSUs(4)		665,544	—	665,544	634,803	(5)	886,933

Total	$—	$2,377,714	$—	$3,492,286	$2,598,498		$3,163,874

*	Ms. Brasier has announced her retirement effective April 30, 2018, in connection with which she entered into a Retirement and Separation Agreement with the Company, pursuant to which she will receive: (i) a cash separation benefit of $824,500, which is equal to her 2017 annual base salary and target annual performance bonus; (ii) an additional cash benefit of $113,167, which is equal to her prorated 2018 target annual performance bonus; (iii) employer subsidization of COBRA costs for up to 12 months; (iv) up to $25,000 for professional transition services retained in connection with her retirement; and (v) prorata vesting of outstanding stock options, RSUs and PSUs held by Ms. Brasier.

(1)	Ms. Brasier is eligible for cash severance and equity acceleration under the terms of her offer letter if she terminates her employment with the Company due to “good reason,” as defined in her offer letter.
(2)	Under the terms of the Severance Policy, health and welfare benefit continuation will be provided for one year for a termination by the Company without cause and two years for a qualifying termination of employment following a change in control.
(3)	Life insurance payment payable only upon death.
(4)	Represents the incremental vesting value of outstanding awards which vest in the event of the specified termination event in accordance with the terms of Ms. Brasier’s offer letter with respect to a termination without cause or for good reason and in accordance with the equity award agreements with respect to the other termination scenarios, with PSUs vesting at target in the change in control scenarios.
(5)	Accelerated vesting of equity awards granted prior to 2017 has been excluded from this column because the terms of the outstanding award agreements provide that the equity awards will accelerate upon a change in control if they are not honored or assumed or new rights substituted therefore by an alternative award. Accordingly, this column includes the 2017 equity awards which contain double trigger vesting provisions.

Christian J. Cunningham

Benefit	Termination for Cause ($)	Termination Without Cause ($)	Termination by reason of Retirement ($)	Termination by reason of Death, Disability ($)	Termination following a Change in Control ($)		Change in Control ($)
Severance Payment(1)	$—	$876,000	$—	$—	$1,168,000		$—
Continued Benefits(1)	—	10,909	—	—	22,950		—
Outplacement	—	25,000	—	—	25,000		—
Life Insurance Payment(2)	—	—	—	300,000	—		—
Payment for Outstanding Stock Options(3)	—	—	—	394,875	—	(4)	394,875
Payment for Outstanding RSUs(3)	—	429,129	—	931,261	141,874	(4)	789,387
Payment for Outstanding PSUs(3)	—	82,770	—	443,404	331,019	(4)	559,545

Total	$—	$1,423,808	$—	$2,069,540	$1,688,843		$1,743,807

(1)	Under the terms of the Severance Policy, health and welfare benefit continuation will be provided for one year for a termination by the Company without cause and two years for a qualifying termination of employment following a change in control. Under the terms of Mr. Cunningham’s offer letter, Mr. Cunningham is eligible for severance equal to 18 months of base pay and his average bonus in the event of a termination without cause.
(2)	Life insurance payment payable only upon death.
(3)	Represents the incremental vesting value of outstanding awards which vest in the event of the specified termination event in accordance with the terms of Mr. Cunningham’s equity award agreements, with PSUs vesting at target in the change in control scenarios.
(4)	Accelerated vesting of equity awards granted prior to 2017 has been excluded from this column because the terms of the outstanding award agreements provide that the equity awards will accelerate upon a change in control if they are not honored or assumed or new rights substituted therefore by an alternative award. Accordingly, this column includes the 2017 equity awards which contain double trigger vesting provisions.

James Bruce Dressel

Benefit	Termination for Cause ($)	Termination Without Cause ($)	Termination by reason of Retirement ($)	Termination by reason of Death, Disability ($)	Termination following a Change in Control ($)		Change in Control ($)
Severance Payment	$—	$875,000	$—	$—	$1,750,000		$—
Continued Benefits(1)	—	10,559	—	—	22,398		—
Outplacement	—	25,000	—	—	25,000		—
Life Insurance Payment(2)	—	—	—	300,000	—		—
Payment for Outstanding Stock Options(3)	—	126,961	—	1,045,462	—	(4)	1,045,462
Payment for Outstanding RSUs(3)	—	843,231	—	1,892,826	291,450	(4)	1,601,376
Payment for Outstanding PSUs(3)	—	705,427	—	715,382	680,132	(4)	821,444

Total	$—	$2,586,178	$—	$3,953,670	$2,768,980		$3,468,282

(1)	Under the terms of the Severance Policy, health and welfare benefit continuation will be provided for one year for a termination by the Company without cause and two years for a qualifying termination of employment following a change in control.
(2)	Life insurance payment payable only upon death.

(3)	Represents the incremental vesting value of outstanding awards which vest in the event of the specified termination event in accordance with the terms of Mr. Dressel’s offer letter with respect to a termination without cause and in accordance with the equity award agreements with respect to the other termination scenarios, with PSUs vesting at target in the change in control scenarios.
(4)	Accelerated vesting of equity awards granted prior to 2017 has been excluded from this column because the terms of the outstanding award agreements provide that the equity awards will accelerate upon a change in control if they are not honored or assumed or new rights substituted therefore by an alternative award. Accordingly, this column includes the 2017 equity awards which contain double trigger vesting provisions.

Maryann A. Waryjas

Benefit	Termination for Cause ($)	Termination Without Cause ($)	Termination by reason of Retirement ($)		Termination by reason of Death, Disability ($)	Termination following a Change in Control ($)		Change in Control ($)
Severance Payment	$—	$660,000	$—		$—	$1,320,000		$—
Continued Benefits(1)	—	8,384	—		—	17,713		—
Outplacement	—	25,000	—		—	25,000		—
Life Insurance Payment(2)	—	—	—		300,000	—		—
Payment for Outstanding Stock Options(3)	—	49,455	105,247		445,184	—	(4)	445,184
Payment for Outstanding RSUs(3)	—	532,436	464,691		1,020,167	155,461	(4)	926,878
Payment for Outstanding PSUs(3)	—	367,896	367,896	(5)	367,896	362,762	(4)	475,147

Total	$—	$1,643,171	$937,834		$2,133,247	$1,880,936		$1,847,209

(1)	Under the terms of the Severance Policy, health and welfare benefit continuation will be provided for one year for a termination by the Company without cause and two years for a qualifying termination of employment following a change in control.
(2)	Life insurance payment payable only upon death.
(3)	Represents the incremental vesting value of outstanding awards which vest in the event of the specified termination event in accordance with the terms of Ms. Waryjas’ offer letter with respect to a termination without cause and in accordance with the equity award agreements with respect to the other termination scenarios, with PSUs vesting at target in the change in control scenarios. Under the terms of her offer letter, the unvested portion of Ms. Waryjas’ sign-on RSU award will vest in full upon her termination of employment without cause.
(4)	Accelerated vesting of equity awards granted prior to 2017 has been excluded from this column because the terms of the outstanding award agreements provide that the equity awards will accelerate upon a change in control if they are not honored or assumed or new rights substituted therefore by an alternative award. Accordingly, this column includes the 2017 equity awards which contain double trigger vesting provisions.
(5)	The PSUs that remain eligible for vesting in a retirement scenario remain subject to the achievement of the underlying performance conditions.

PAY RATIO DISCLOSURE

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Company is providing the following disclosure about the relationship of the annual total compensation of its employees to the annual total compensation of Mr. Silber, our Chief Executive Officer. Consistent with our executive officer compensation program, our broad-based compensation program is designed to be competitive in terms of both the position and the geographic area in which the employee is located. Accordingly, our pay structures vary amongst employees based on position and geographic location, with significant consideration given to competitive market practices.

Ratio

For 2017,

•	The median of the annual total compensation of all of the Company’s employees, other than Mr. Silber, was $78,553.

•	Mr. Silber’s annual total compensation was $4,187,084, which is the amount reported in the “Total” column of the 2017 Summary Compensation Table with the addition of the Company’s contributions to broad-based health and welfare programs.

•	Based on this information, the ratio of the annual total compensation of Mr. Silber to the median of the annual total compensation of all employees was 53 to 1.

Identification of Median Employee

We selected November 27, 2017 as the date on which to determine our median employee. As of that date, we had approximately 5,080 employees. The Company excluded all of its employees from Saudi Arabia (166) and the United Kingdom (14) under the De Minimis Exemption. The excluded population of employees totaled 3.5% of the Company’s entire employee population. After taking into account the De Minimis Exemption, approximately 4,105 employees in the United States and 793 employees located outside of the United States were considered for identifying the median employee.

For purposes of identifying the median employee, we chose 2017 total earnings, as compiled from our payroll records, as our consistently applied compensation measure. Earnings were annualized only for employees who were hired in 2017. For purposes of this disclosure, any compensation paid in foreign currencies was converted to U.S. dollars based on a monthly average exchange rate for the relevant period.

Using this methodology, we determined that our median employee was a full-time employee working in the United States. In determining the annual total compensation of the median employee, such employee’s compensation was calculated in accordance with Item 402(c)(2)(x) of Regulation S-K, as required pursuant to the SEC executive compensation disclosure rules. This calculation is the same calculation used to determine total compensation for purposes of the 2017 Summary Compensation Table with respect to each of the NEOs, with the addition of the Company’s contribution to broad-based health and welfare programs.

DIRECTOR COMPENSATION

The Board believes that a significant portion of non-employee director compensation should align director interests with the interests of the Company’s stockholders. The Board has approved the Herc Holdings Inc. Directors Compensation Policy, pursuant to which our non-employee directors are entitled to the following compensation:

Board/Committee	Non-Employee Director Compensation
Board	• Annual Cash Retainer: • Annual RSU Grant:			$ $	70,000 100,000
Audit	• Annual Chair Fee:	$ 20,000	• Annual Member Fee:		$10,000
Compensation	• Annual Chair Fee:	$ 15,000	• Annual Member Fee:		$7,500
Nominating and Governance	• Annual Chair Fee:	$ 10,000	• Annual Member Fee:		$5,000
Finance	• Annual Chair Fee:	$ 10,000	• Annual Member Fee:		$5,000

•	The Chairman of the Board is entitled to receive an additional annual fee of $130,000, payable in the form of shares of our common stock.

•	The RSUs are granted to directors after the Company’s annual stockholder meeting and have a fair market value equivalent to the dollar amount noted above on the date of grant. Provided the director is still serving on our Board, these RSUs vest on the business day immediately preceding the Company’s next annual meeting of stockholders. These RSUs also vest in full upon such director’s death or disability or a change in control of the Company.

•	We reimburse directors for reasonable and necessary expenses they incur in performing their duties as directors.

•	Directors may elect to receive Company stock in lieu of cash. Also, directors may elect to defer their equity and cash compensation into phantom stock units that vest after the director leaves the Board (or earlier in the event of a change in control); provided that if a director’s equity compensation is deferred, the vesting period otherwise applicable to the RSUs is not changed.

Our Nominating and Governance Committee is responsible for reviewing and determining the form and amount of our non-employee director compensation from time to time, which is then recommended to our Board for approval.

2017 Non-Employee Director Compensation Table

For the year ended December 31, 2017, our non-employee directors who served in this capacity on December 31, 2017 received the following compensation:

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	All Other Compensation ($)	Total ($)
Herbert L. Henkel	87,532	230,051	—	317,583
James H. Browning	95,000	100,024	—	195,024
Patrick D. Campbell	90,000	100,024	—	190,024
Jean K. Holley(3)	35,417	75,003	—	110,420
Jacob M. Katz(3)	35,417	75,003	—	110,420
Michael A. Kelly	82,500	100,024	—	182,524
Courtney Mather	80,848	100,024	—	180,872
Stephen A. Mongillo	85,000	100,024	—	185,024
Louis J. Pastor	82,500	100,024	—	182,524
Mary Pat Salomone	90,000	100,024	—	190,024

(1)	For Ms. Holley and Mr. Katz, who joined the Board in August of 2017, cash compensation has been pro rated to reflect the period of service during 2017. Messrs. Henkel and Mather elected to defer their cash compensation into phantom stock units pursuant to the Directors Compensation Policy, as described above.

(2)	In 2017, Board members were granted an award of RSUs that will vest on the day immediately preceding the 2018 annual meeting of stockholders. Each of Ms. Holley and Mr. Katz received a pro rata award of RSUs upon joining the Board, which will vest on the day immediately preceding the 2018 annual meeting of stockholders. Mr. Henkel and Ms. Salomone elected to defer their 2017 equity compensation into phantom stock units pursuant to the Directors Compensation Policy described above. The amounts reported in this column are valued based on the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. See Note 12 to the audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2017 for a discussion of the relevant assumptions used in calculating these amounts. As of December 31, 2017, each non-employee director had the following number of RSUs and phantom stock units outstanding with respect to the Company’s equity: Mr. Henkel, 17,514 phantom stock units; Mr. Browning, 2,260 phantom stock units and 2,857 RSUs; Mr. Campbell, 2,857 RSUs; Ms. Holley, 2,042 RSUs; Mr. Katz, 2,042 RSUs; Mr. Kelly, 2,857 RSUs; Mr. Mather, 2,608 phantom stock units and 2,857 RSUs; Mr. Mongillo, 2,857 RSUs; Mr. Pastor, 2,857 RSUs; and Ms. Salomone, 5,117 phantom stock units.
(3)	Ms. Holley and Mr. Katz were appointed to our Board in August 2017.

PROPOSAL 2: APPROVAL, BY A NON-BINDING ADVISORY VOTE,

OF THE NAMED EXECUTIVE OFFICERS’ COMPENSATION

We are offering you a non-binding, advisory vote to approve the compensation of our named executive officers (“NEOs”), as disclosed in the Compensation Discussion and Analysis and the related narrative and tabular disclosures, as required by Section 14A of the Exchange Act. This is not a vote on the Company’s general compensation policies or the compensation of the Board. This non-binding advisory vote, also known as the “Say on Pay” vote, is currently held on an annual basis.

As detailed in the Compensation Discussion and Analysis, we have designed our compensation programs, among other things, to: (i) properly incentivize our NEOs to accomplish our short- and long-term objectives, (ii) be in line with similar pay practices and overall compensation levels at other, similarly-situated companies, (iii) reward our NEOs for not only their individual performance, but the performance of the Company overall and (iv) hire and retain our NEOs. In addition, as further detailed in the Compensation Discussion and Analysis, we review and, when appropriate, revise our pay practices to be in line with market practices and compensation norms.

Accordingly, you may cast an advisory vote on the following resolution at the 2018 annual meeting:

“RESOLVED, that the compensation paid to the named executive officers as disclosed in the Compensation Discussion and Analysis, Summary Compensation Table and related tabular and narrative disclosures in this proxy statement is hereby APPROVED.”

Effect of Proposal

The effect of the Say on Pay vote is advisory only and non-binding. However, the Board and Compensation Committee will consider the results of the vote in making future decisions regarding our NEOs’ compensation. The Board values the opinions of our stockholders and is committed to considering their opinions in making decisions. If any stockholder wishes to communicate with the Board regarding executive compensation, the Board can be contacted using the procedures outlined under the section “Stockholder Communications with the Board” set forth in this proxy statement.

Required Vote to Approve the Proposal

A majority of shares present and entitled to vote is required to approve the proposal. Under applicable Delaware law, abstentions are counted as shares entitled to vote at the annual meeting and therefore will have the same effect as a vote “against” this proposal. Broker non-votes will have no effect in determining the outcome of this proposal.

The Board unanimously recommends a vote FOR approval, by a non-binding advisory vote, of the named executive officers’ compensation.

PROPOSAL 3: APPROVAL OF THE HERC HOLDINGS INC.

2018 OMNIBUS INCENTIVE PLAN

Background on Proposal

We are asking our stockholders to approve the Herc Holdings Inc. 2018 Omnibus Incentive Plan (the “2018 Omnibus Plan”) in order to allow us to continue to grant equity-based compensation awards that incentivize and retain our key employees and other service providers. The 2018 Omnibus Plan will replace our 2008 Omnibus Incentive Plan (the “2008 Omnibus Plan”), and no further awards may be granted under such plan once this 2018 Omnibus Plan is approved by our stockholders.

A description of the material terms of the 2018 Omnibus Plan is set forth below. The statements made in this Proposal 3 concerning the terms and provisions of the 2018 Omnibus Plan are summaries and do not purport to be a complete recitation of the 2018 Omnibus Plan provisions. These statements are qualified in their entirety by express reference to the full text of the 2018 Omnibus Plan, a copy of which is attached to this proxy statement as Annex A and is incorporated by reference herein.

If we do not obtain the approval of the 2018 Omnibus Plan, the plan will not take effect, and the 2008 Omnibus Plan will remain in effect in accordance with its terms until May 27, 2020, or until no shares are available for awards to be granted under such plan.

Highlights of the 2018 Omnibus Plan

The terms of the 2018 Omnibus Plan include the following features:

•	no repricing of options without stockholder approval;

•	material amendments require stockholder approval;

•	double-trigger change in control vesting;

•	administered by an independent committee of directors;

•	awards subject to clawback; and

•	minimum vesting requirements.

Summary of the 2018 Omnibus Plan

Administration and Eligibility

The 2018 Omnibus Plan is administered by the Compensation Committee or its delegate (including, without limitation, another committee of the Board or the full Board to which the Compensation Committee has delegated power pursuant to the provisions of the 2018 Omnibus Plan). Current employees, non-employee directors and natural persons who are consultants of the Company or any of its subsidiaries are eligible to receive awards of common stock, stock options, stock appreciation rights, performance stock units, other performance-based awards, restricted stock, restricted stock units or deferred stock units at the Compensation Committee’s discretion. As of March 19, 2018, approximately 4,900 officers and employees and ten non-employee directors of the Company would be eligible to receive awards under the 2018 Omnibus Plan if selected by the Committee. However, participation in the predecessor incentive plan has historically been limited to certain of our executive officers, vice presidents, director-level and manager-level employees, and this group of participants included approximately 140 of our executive officers and other employees and all of our non-employee directors as of March 19, 2018. Subject to applicable law, the Compensation Committee may delegate to an officer or group of officers of the Company or a subsidiary some or all of its authority under the 2018 Omnibus Plan with respect to participants who are not our executive officers or directors.

Shares Available for Issuance

Upon approval of the 2018 Omnibus Plan by stockholders, 2,200,000 shares of common stock will be authorized for issuance under the 2018 Omnibus Plan. As of March 19, 2018, 397,241 shares remained available for awards under the 2008 Omnibus Plan, and these shares will no longer be available for any future awards granted under either the 2008 Omnibus Plan or the 2018 Omnibus Plan. Shares subject to awards granted under either the 2018 Omnibus Plan or the 2008 Omnibus Plan (other than replacement awards) that for any reason are canceled, terminated, forfeited, settled in cash or that are tendered or withheld to pay the exercise price of an option or to satisfy tax withholding obligations with respect to an award granted under the 2018 Omnibus Plan or the 2008 Omnibus Plan will be available again for awards under the 2018 Omnibus Plan, but such shares may not be issued pursuant to incentive stock options. In the event of a change in the number of outstanding shares by reason of any dividend payable in capital stock, stock split, share combination, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or transaction, exchange of shares or other corporate exchange, any equity restructuring or any distribution to stockholders other than regular cash dividends, or any similar transaction or event affecting the common stock, the Compensation Committee will adjust the shares available under the 2018 Omnibus Plan, including the number of shares subject to any outstanding awards and the related exercise price, and any applicable performance measures to reflect the event. Under the 2018 Omnibus Plan, the Compensation Committee is not permitted to (i) reduce the exercise price of outstanding options or the base price of outstanding stock appreciation rights, (ii) perform any other action that would be treated as “repricing” of an outstanding option or stock appreciation right under generally accepted accounting principles or (iii) grant any new award or cash payment in substitution or upon cancellation of options or stock appreciation rights when the exercise price or base price, as applicable, is greater than the fair market value of the underlying shares, unless the adjustment is approved by our stockholders or in accordance with the preceding sentence. As of March 19, 2018, the closing price on the NYSE of a share of our common stock was $69.18.

Amendment or Termination

The Board or Compensation Committee may terminate, amend or suspend the 2018 Omnibus Plan at any time. Unless terminated earlier by the Board or the Compensation Committee, the 2018 Omnibus Plan will continue in effect until May 17, 2028. An amendment to the 2018 Omnibus Plan will be submitted for stockholder approval to the extent required by the Code or other applicable laws, rules or regulations or if the amendment will (i) materially increase the number of shares of our Company’s common stock subject to the 2018 Omnibus Plan, other than for antidilutive purposes, (ii) modify the restrictions on repricing set forth in the 2018 Omnibus Plan or (iii) materially modify the requirements for participation in the 2018 Omnibus Plan.

Performance Goals

As described above, certain awards under the 2018 Omnibus Plan may be subject to performance objectives. Performance objectives applicable to awards may be based on the relative or comparative achievement of one or more performance criteria, whether in absolute terms or relative to the performance of one or more peer group companies or indices, or any combination thereof, including any of the following: net sales; revenue (gross or net); revenue growth or equipment rental revenue growth; operating income (before or after taxes); pre- or after-tax income (before or after allocation of corporate overhead and bonus); net earnings; earnings per share; net income (before or after taxes); net income per share of common stock; book value per share of common stock; return on equity; total shareholder return; return on assets or net assets; appreciation in and/or maintenance of share price; market share; gross profits; earnings (including adjusted pre-tax earnings, earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization (“EBITDA”) or adjusted EBITDA); maintenance or improvement of profit margins or EBITDA or adjusted EBITDA margins; economic value-added models or equivalent metrics; comparisons with various stock market indices; expense management; total net cash flow; cash flow or cash flow per share (before or after dividends); return on capital (including return on total capital or return on invested capital); cash flow return on investment; capital expenditures or fleet capital expenditures (gross or net); improvement in or attainment of expense levels or working capital levels; operating margins, gross margins or cash margin; year-end cash; debt reductions; improvements in capital structure; shareholder equity; market share; regulatory achievements; implementation, completion or attainment of objectives with respect to customer satisfaction; merger, acquisition and divestiture projects; other projects; and recruiting and maintaining personnel. Performance objectives under the 2018 Omnibus Plan may be established on a company-wide basis or with respect to one or more business units or divisions (if applicable), subsidiaries or any combination of the foregoing.

The Compensation Committee may adjust either the performance objectives or the performance results to reflect any extraordinary or unforeseeable events, including, without limitation, the charges or costs associated with restructurings of the Company, discontinued operations, other, unusual, non-recurring or infrequently occurring items, and the cumulative effects of accounting changes.

Stock Options and Stock Appreciation Rights

Options granted under the 2018 Omnibus Plan may be incentive stock options (within the meaning of Section 422 of the Code) or non-qualified stock options. The grant date of options granted under the 2018 Omnibus Plan will be the date the options are awarded by the Compensation Committee or a future date determined by the Compensation Committee. Except in the case of replacement awards, options will have an exercise price per share that is not less than the fair market value (as defined in the 2018 Omnibus Plan) of a share of common stock on the option grant date.

Options under the 2018 Omnibus Plan will vest at such time and upon such terms and conditions as determined by the Compensation Committee, subject to minimum vesting requirements in the 2018 Omnibus Plan. No option will remain exercisable after the 10-year anniversary of its grant date.

Stock appreciation rights may be granted to participants in tandem with options or on their own. Unless otherwise determined by the Compensation Committee at or after the grant date, tandem stock appreciation rights will have substantially similar terms as the options with which they are granted. The grant date of stock appreciation rights will be the date the stock appreciation rights are awarded by the Compensation Committee or a future date determined by the Compensation Committee. No stock appreciation right will remain exercisable on or after the 10-year anniversary of its grant date.

All terms relating to the exercise, cancellation or other disposition of an option or a stock appreciation right (i) upon a participant’s termination of employment with or service to the Company for any reason or (ii) during a paid or unpaid leave of absence, will be determined by the Compensation Committee and set forth in the applicable award agreement.

Performance Stock Units and Performance-Based Awards

A performance stock unit is a contractual right to receive a stated number of shares of common stock, or if provided by the Compensation Committee on or after the grant date, cash equal to the fair market value of such shares of common stock or any combination of shares of common stock and cash having an aggregate fair market value equal to such stated number of shares of common stock, which right is forfeitable until the achievement of predetermined performance conditions. The Compensation Committee may also grant other performance-based awards in shares of common stock or cash.

The grant date of any performance-based award granted under the 2018 Omnibus Plan will be the date on which such performance-based award is awarded by the Compensation Committee or on such other future date as the Compensation Committee shall determine. Performance stock units granted under the 2018 Omnibus Plan will vest based on the achievement of pre-determined performance goals over performance periods determined by the Compensation Committee or upon the occurrence of certain events, as determined by the Compensation Committee.

All terms relating to the satisfaction of performance objectives and the termination of the performance period relating to a performance stock unit or other performance-based award, or any forfeiture and cancellation of such award (i) upon the participant’s termination of employment with or service to the Company for any reason or (ii) during a paid or unpaid leave of absence, will be determined by the Compensation Committee and set forth in the applicable award agreement.

Restricted Stock, Restricted Stock Units and Share Awards

Restricted stock is common stock of the Company that is subject to forfeiture until vested. A restricted stock unit is a contractual right to receive a stated number of shares of common stock, or if provided by the Compensation Committee on or after the grant date, cash equal to the fair market value of such shares of common stock or any combination of shares of common stock and cash having an aggregate fair market value equal to such stated number of shares of common stock, that is subject to forfeiture until vested. Share awards are awards of unrestricted common stock.

The grant date of any restricted stock or restricted stock unit under the 2018 Omnibus Plan will be the date on which such restricted stock or restricted stock units are awarded by the Compensation Committee or on such other future date as the Compensation Committee shall determine. All terms relating to the termination of the restriction period relating to a restricted stock or restricted stock unit award, or any forfeiture and cancellation of such award (i) upon the participant’s termination of employment with or service to the Company for any reason or (ii) during a paid or unpaid leave of absence will be determined by the Compensation Committee and set forth in the applicable award agreement.

Deferred Stock Units

Each deferred stock unit granted under the 2018 Omnibus Plan represents the contractual right to receive, on a specified future date, a stated number of shares of common stock or, if provided by the Compensation Committee on or after the grant date, cash equal to the fair market value of such shares of common stock or any combination of shares of common stock and cash having an aggregate fair market value equal to such stated number of shares of common stock. The grant date of any freestanding deferred stock units under the 2018 Omnibus Plan will be the date on which such freestanding deferred stock units are awarded by the Compensation Committee or on such other future date as the Compensation Committee shall determine. Deferred stock units may be granted by the Compensation Committee independent of other awards or compensation, or to the extent permitted by law and subject to the terms and conditions the Compensation Committee determines, they may be received at the participant’s election instead of cash compensation. Generally, and except as otherwise provided by the Compensation Committee, upon a participant’s termination of employment other than for cause, the Company will issue to the participant the shares of common stock underlying any of the participant’s vested deferred stock units. If a participant’s employment terminates for cause, any deferred stock units granted independently by the Compensation Committee will be immediately canceled.

Minimum Vesting Requirements

Awards granted under the 2018 Omnibus Plan may not become exercisable or vested prior to the one-year anniversary of the date of grant, except that this vesting restriction will not apply to awards that in the aggregate do not exceed 5% of the total number of shares initially available under the plan. This restriction also does not restrict the Compensation Committee’s right to accelerate or continue vesting in certain circumstances, such as upon or after a change in control or a termination of employment.

Change in Control

Upon the occurrence of a “change in control” of the Company (as defined in the 2018 Omnibus Plan), unless outstanding awards are honored, assumed or substituted with alternative awards that provide substantially similar terms, conditions and economic value to the substituted awards, and that entitle the participant to accelerated vesting upon an involuntary termination without cause during the two-year period after the change in control, or unless otherwise determined by the Compensation Committee at or after the grant date, all awards will immediately become exercisable, and any restrictions related to the awards will lapse. However, at the discretion of the Compensation Committee (as constituted immediately prior to the change in control), each option, stock appreciation right, restricted stock unit and/or deferred stock unit instead may be canceled in exchange for an amount of cash calculated pursuant to the 2018 Omnibus Plan. Notwithstanding the foregoing, the Compensation Committee may, in its discretion, instead terminate any outstanding options or stock appreciation rights if either (i) the Company provides participants holding such options and stock appreciation rights with reasonable advance notice to exercise their outstanding and unexercised options and stock appreciation rights, or (ii) the Compensation Committee reasonably determines that the “change in control price” (as defined in the 2018 Omnibus Plan) is equal to or less than the exercise price for such options or the base price for such stock appreciation rights.

Forfeiture

Unless otherwise determined by the Compensation Committee at or after the grant date, participants will be subject to confidentiality, non-competition and non-solicitation covenants during the period commencing with a participant’s employment and continuing until the one-year period following the later of the participant’s termination of employment and the expiration of any post-termination exercise period. If the participant violates any of these covenants during the protected period, any unexercised options, stock appreciation rights, outstanding performance stock units, other performance-based awards, restricted stock or restricted stock units will be forfeited as of the date the violation occurred. The participant must also pay to the Company any financial gain on options or stock appreciation rights exercised; performance stock units, performance-based awards, restricted stock or restricted stock units vesting; or share awards granted in the 12-month period prior to the violation. In addition, all awards granted under the 2018 Omnibus Plan are subject to the Company’s compensation recovery policy.

New Plan Benefits

The benefits or amounts that individuals will receive in the future under the 2018 Omnibus Plan are not determinable because the Compensation Committee has the discretion to grant awards.

Federal Income Tax Consequences

The following discussion summarizes certain federal income tax consequences of the issuance and receipt of 2018 Omnibus Plan awards under the law as in effect on the date of this proxy statement. The rules governing the tax treatment of such awards are complex, and the following discussion of tax consequences is necessarily general in nature. In addition, applicable statutory provisions and the interpretation of those provisions are subject to change, possibly with retroactive effect. This summary does not purport to cover all federal employment tax or other federal tax consequences associated with the 2018 Omnibus Plan, nor does it address state, local or non-U.S. taxes.

Options

The grant of an option under the 2018 Omnibus Plan will generally not give rise to any tax consequences for the participant or the Company. The exercise of options and the disposition of common stock received on exercise of options is discussed below.

Non-qualified Stock Options

Upon exercise of a non-qualified stock option, a participant generally will recognize ordinary income equal to the excess of the fair market value of the shares acquired over the exercise price. Upon a disposition of the shares acquired by the exercise of a non-qualified option, the participant generally will have taxable capital gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares of common stock (generally, the exercise price paid for the shares plus the amount treated as ordinary income at the time the option was exercised). The Company generally will be entitled to a tax deduction equal to the amount recognized as ordinary income by the participant in connection with the exercise of a non-qualified option but will not be entitled to tax deduction relating to amounts that represent a capital gain to a participant on a disposition of shares. However, if the non-qualified option is exercised by a current or former employee who had been one of our top five executive officers, the Company’s deduction will be limited under Section 162(m) of the Code to the first $1 million of compensation paid to such person in that year (the “162(m) Limit”).

Incentive Stock Options

A participant generally will have no taxable income upon exercise of an incentive stock option, except that the alternative minimum tax may apply. Subject to certain statutory restrictions, gain realized upon a disposition of the Company’s common stock received pursuant to the exercise of an incentive stock option will generally be taxed as long-term capital gain if (1) the participant has held the shares for the longer of two years after the date of grant and one year after the date of exercise, and (2) at all times during the period beginning on the option grant date and ending on the day three months before the option is exercised, the participant remains our employee or an employee of any of our subsidiaries (the “Holding Period Requirement”). The Company will generally not be entitled to a deduction with respect to the exercise of an incentive stock option, except as discussed below. If the participant disposes of stock acquired by the exercise of an incentive stock option but has not satisfied the Holding Period Requirement described above, the participant will recognize ordinary income upon the disposition of the common stock equal to the excess of (a) the fair market value of the common stock at the time the option was exercised over (b) the exercise price (but not in excess of the gain, if any, realized on the sale). The balance of the realized gain, if any, will generally be capital gain. In such a case, the Company will generally be entitled to a deduction to the extent the participant recognizes ordinary income, subject to the 162(m) Limit.

Stock Appreciation Rights, Performance Stock Units, Performance-based Awards, Deferred Stock Units and Restricted Stock Units

The grant of stock appreciation rights, performance stock units, performance-based awards, deferred stock units and restricted stock units under the 2018 Omnibus Plan will generally not give rise to any tax consequences for the participant or the Company. When the participant exercises a stock appreciation right, or receives cash, vested common stock or both, with respect to a performance stock unit, performance-based award, deferred stock unit or restricted stock unit, the amount of cash and the fair market value of any shares of common stock received will be ordinary income to the participant and the Company will generally be entitled to a corresponding tax deduction equal to the amount recognized as ordinary income by the participant, subject to the 162(m) Limit.

Restricted Stock Awards

Unless a participant makes an election to accelerate recognition of income to the date of grant as described below, the participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a restricted stock award is granted. When the restrictions lapse and the award vests, the participant will recognize ordinary income equal to the fair market value of the common stock as of that date (less the amount, if any, paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to the 162(m) Limit. If the participant files an election under Code Section 83(b) within 30 days after the date of grant, the participant will recognize ordinary income as of the date of grant equal to the fair market value of the stock as of that date (less the amount, if any, paid for the stock), and the Company will generally be allowed a corresponding tax deduction equal to the amount recognized as ordinary income by the participant, subject to the 162(m) Limit. In such case, any future appreciation in the stock will be taxable to the participant as capital gain and the Company will not be entitled to further tax deductions. However, if the award is later forfeited, the participant will not be able to recover the tax previously paid pursuant to the Code Section 83(b) election.

Share Awards

A participant will recognize ordinary income equal to the fair market value of common stock received as a share award (less the amount, if any, paid for the stock), and the Company will generally be allowed a corresponding tax deduction at that time, subject to the 162(m) Limit.

Code Section 409A

The 2018 Omnibus Plan is intended to be administered in a manner generally consistent with the requirements of Code Section 409A. If an award is subject to Code Section 409A (which relates to nonqualified deferred compensation plans), and if the requirements of Section 409A are not met, the taxable events as described above could apply earlier than described and could result in the imposition of additional taxes and penalties to a participant.

The foregoing general tax discussion is intended for the information of stockholders who are considering how to vote with respect to this proposal and not as tax guidance to participants in the 2018 Omnibus Plan. Participants in the 2018 Omnibus Plan are strongly urged to consult their own tax advisors regarding the federal, state, local, foreign and other tax consequences to them of participating in the 2018 Omnibus Plan.

Required Vote to Approve the Proposal

A majority of shares present and entitled to vote is required to approve the proposal. Under applicable Delaware law, abstentions are counted as shares entitled to vote at the annual meeting and therefore will have the same effect as a vote “against” this proposal. Broker non-votes will have no effect in determining the outcome of this proposal.

The Board unanimously recommends a vote FOR approval of the Herc Holdings Inc. 2018 Omnibus Plan.

PROPOSAL 4: APPROVAL OF THE AMENDED AND RESTATED

HERC HOLDINGS INC. EMPLOYEE STOCK PURCHASE PLAN

On November 29, 2017, upon recommendation of the Compensation Committee, the Board adopted the amended and restated Herc Holdings Inc. Employee Stock Purchase Plan (the “ESPP”), subject to the approval of our stockholders. We are asking our stockholders to approve the amendment and restatement of the ESPP in order to increase the maximum number of shares that may be purchased under the ESPP from 533,333 to 933,333 and to extend the ESPP beyond its stated termination date of May 15, 2018. We believe the continued use of the ESPP aligns the interests of employees and stockholders and aids in the recruitment and retention of employees.

A description of the material provisions of the ESPP is set forth below. The statements made in this Proposal 4 concerning terms and provisions of the ESPP are summaries and are not a complete recitation of the ESPP provisions. You should read the entire ESPP for a complete understanding of its terms and provisions. For your convenience we have attached a copy of the ESPP to this proxy statement as Annex B, and the ESPP is incorporated by reference herein.

Administration and Eligibility

The ESPP is administered by the Compensation Committee or another committee selected by the Board to administer the ESPP. The Compensation Committee may establish sub-plans to provide benefits to foreign employees similar to those provided to U.S. employees under the ESPP in compliance with local law. Employees (including executive officers) of the Company and subsidiaries designated by the Compensation Committee from time to time who satisfy the eligibility criteria that may be established by the Compensation Committee will be eligible to participate in the ESPP. The Compensation Committee may set eligibility criteria based on (i) minimum length of continuous service (not exceeding two years prior to the date of commencement of the applicable offering period), (ii) minimum number of customarily scheduled hours of work per week (not exceeding 20 hours) and/or (iii) minimum number of months customarily worked per calendar year (not exceeding five months). As of March 19, 2018, approximately 4,600 employees are eligible to participate in the ESPP, including six executive officers.

Shares Available for Issuance and Potential Dilutive Impact

If the amendment and restatement of the ESPP is approved, the maximum number of shares of the Company’s common stock that may be purchased under the ESPP will be 933,333, subject to adjustment in the case of any change in the shares of the Company, including by reason of a stock dividend, stock split, share combination, recapitalization, reorganization, merger, consolidation or change in corporate structure. As of March 19, 2018, the closing price a share of our common stock on the NYSE was $69.18.

Purchase of Shares

The Compensation Committee has determined that an eligible employee may elect to participate in the ESPP each quarter through a payroll deduction. The maximum and minimum contributions which an eligible employee may make under the ESPP are determined by the Compensation Committee, provided that no employee is permitted to purchase stock with an aggregate fair market value, determined at the beginning of the applicable quarterly purchase period, greater than $25,000 per year. At the end of the quarter, the total amount of each employee’s payroll deduction will be used to purchase shares of the Company’s common stock. The purchase price per share will not be less than 85% of the fair market value of our common stock on the date of purchase. The exact percentage for each offering period will be set in advance by the Compensation Committee and to date has been set at 85%.

Termination of Employment

When an employee terminates employment for any reason, the employee’s payroll deductions immediately cease. The employee’s payroll deductions that have not been used to purchase shares of the Company’s common stock will be returned to the employee or the employee’s representative no later than 30 days following the employee’s termination of employment.

Amendment or Termination of the ESPP

The Compensation Committee may terminate, amend or suspend the ESPP at any time and for any reason. An amendment to the plan will be submitted for stockholder approval to the extent required by the Code, any other applicable laws or the listing standards of the NYSE. The ESPP has no set termination date, but will continue until the number of shares approved by our stockholders have all been purchased.

Federal Income Tax Consequences

The ESPP is intended to be an “employee stock purchase plan” within the meaning of Section 423 of the Code.

An employee’s payroll deductions to purchase shares of common stock under the ESPP are made on an after-tax basis. No federal income tax is imposed on an employee, and the Company is not entitled to a deduction on the grant of the right to purchase common stock under the ESPP. Generally, no federal income tax is imposed on an employee, and the Company is not entitled to a deduction as a result of an employee’s purchase of common stock under the ESPP.

Under the applicable provisions of the Code, no income will be taxable to a participant until the shares purchased under the ESPP are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax in an amount that depends upon the holding period.

If a participant disposes of shares purchased under the ESPP within two years after the beginning of the offering period during which the shares were purchased or within one year after the date of purchase, the participant will recognize ordinary income in the year the shares are disposed of equal to the amount by which the fair market value of the shares on the purchase date exceeded the purchase price for the shares. A participant will be considered to have disposed of a share if the participant sells, exchanges, makes a gift or transfers (except by death) the share. The Company will be entitled to a deduction at the same time and in the same amount as any ordinary income recognized by the employee, subject to any limitations under Section 162(m) of the Code. In addition, the difference between the initial purchase price, increased by any ordinary income recognized by the participant, and the selling price of the shares, will be capital gain or loss to the participant.

If a participant disposes of the purchased shares more than two years after the beginning of the offering period during which the shares were purchased and more than one year after the date of purchase, then the participant will recognize ordinary income in the year of disposition equal to the lesser of (i) the amount by which the fair market value of the shares on the date of disposition exceeded the purchase price and (ii) the excess of the fair market value of the shares on the first day of the offering period in which the shares were purchased over the purchase price, calculated as if the purchase price was determined on the first day of the offering period. In addition, the difference between the initial purchase price, increased by any ordinary income recognized by the participant, and the selling price of the shares, will be long-term capital gain or loss to the participant. The Company will not be entitled to a deduction with respect to shares disposed of in this time period.

New Plan Benefits

The amounts of future purchases under the ESPP are not determinable because participation is voluntary, participation depends on each eligible employee’s actions and the restrictions of Code Section 423 and the ESPP, and the per-share purchase price depends on the future value of the Company’s common stock. Our NEOs and directors have never participated in the ESPP. In 2017, all non-executive employees as a group purchased 36,559 shares under the ESPP.

Required Vote to Approve the Proposal

A majority of shares present and entitled to vote is required to approve the proposal. Under applicable Delaware law, abstentions are counted as shares entitled to vote at the annual meeting and therefore will have the same effect as a vote “against” this proposal. Broker non-votes will have no effect in determining the outcome of this proposal.

The Board unanimously recommends a vote FOR approval of the Amended and Restated

Herc Holdings Inc. Employee Stock Purchase Plan.

PROPOSAL 5: RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS

THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2018

Our Audit Committee has appointed PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2018. Our Audit Committee believes that PricewaterhouseCoopers LLP is well-qualified.

We are asking our stockholders to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm as a matter of good corporate practice. The Audit Committee will consider, but is not obligated to abide by, the outcome of this vote in determining whether to engage PricewaterhouseCoopers LLP in 2019 or another independent registered public accounting firm without submitting the matter to our stockholders. Further, the Audit Committee may select a different independent registered public accounting firm at any time if, in the Audit Committee’s sole discretion, the Audit Committee determines that such a change would be in the best interests of the Company and our stockholders.

A representative of PricewaterhouseCoopers LLP will be present at the annual meeting with the opportunity to make a statement if he or she so desires and to respond to appropriate questions.

Required Vote to Approve the Proposal

A majority of shares present and entitled to vote is required to approve the proposal. Under applicable Delaware law, abstentions are counted as shares entitled to vote at the annual meeting and therefore will have the same effect as a vote “against” this proposal. We do not expect there will be any broker non-votes with respect to this proposal.

The Board and the Audit Committee unanimously recommend

a vote FOR ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2018.

AUDITOR INFORMATION

Independent Registered Public Accounting Firm Fees

The amounts in the table below reflect the amounts billed by PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, for services during 2017 and 2016 as well as, for 2017, certain additional estimated fees.

(in thousands)	2017	2016
Audit fees(1)	$5,503	$5,781
Audit-related fees	—	—
Tax fees(2)	126	85
All other fees(3)	111	—
Total	$5,740	$5,866

(1)	In 2017 and 2016, audit fees were for services rendered in connection with the audit of the Company’s annual financial statements, reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q, attestation of the effectiveness of our internal controls over financial reporting, and providing comfort letters in connection with our financing transactions. The 2016 column of the table above does not reflect fees paid for services performed for Hertz Holdings prior to the Spin-Off (other than for the audit of the Company’s standalone financial statements included in the information statement and providing comfort letters in connection with our financing transactions entered into in connection with the Spin-Off).
(2)	Fees related to our tax compliance.
(3)	Fees related to due diligence services provided in connection with strategic matters.

Audit Committee Pre-Approval Policy

Our Audit Committee’s charter requires the Audit Committee to pre-approve all audit and permitted non-audit services to be performed by our independent registered public accounting firm; however, the Audit Committee has delegated pre-approval authority to the Chair of the Audit Committee (up to a limit of $100,000 during the period between Audit Committee meetings), who must then provide a report to the full Audit Committee at its next scheduled meeting. All audit and non-audit services were pre-approved by the Audit Committee.

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed and discussed with management of the Company and PricewaterhouseCoopers LLP (“PwC”), the independent registered public accounting firm for the Company, the audited financial statements of the Company for the fiscal year ended December 31, 2017 (the “Audited Financial Statements”).

The Audit Committee has discussed with PwC the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC.

The Audit Committee has reviewed and discussed with management, PwC and the internal auditor, the effectiveness of the Company’s internal control over financial reporting, management’s assessment thereof, and PwC’s report on the effectiveness of the Company’s internal control over financial reporting.

The Audit Committee has: (i) considered whether non-audit services provided by PwC are compatible with its independence; (ii) received the written disclosures and the letter from PwC required by the applicable requirements of the Public Company Accounting Oversight Board regarding PwC’s communications with the Audit Committee concerning independence; and (iii) discussed with PwC its independence.

Based on the reviews and discussions described above, the Audit Committee recommended to the Board that the Audited Financial Statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 for filing with the SEC.

THE AUDIT COMMITTEE

James H. Browning, Chair
Patrick D. Campbell
Jean K. Holley
Jacob M. Katz
Stephen A. Mongillo

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS, DIRECTORS AND OFFICERS

The following table sets forth information as of March 19, 2018, unless another date is specified below, with respect to the ownership of our common stock by:

•	each person known by the Company to own beneficially more than 5% of our common stock;

•	each of the directors and director nominees of the Company;

•	each of the NEOs; and

•	all of the Company’s executive officers and directors as a group.

The amounts and percentages of shares beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power, which is the power to vote or direct the voting of such security, or investment power, which is the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. As of March 19, 2018, there were 28,403,830 shares of our common stock outstanding.

Except as otherwise indicated in the footnotes to this table, each of the beneficial owners listed has, to the knowledge of the Company, sole voting and investment power with respect to the indicated shares of common stock.

Name and Address of Beneficial Owner	Shares Beneficially Owned
	Number	Percent %
GAMCO Investors, Inc.(1)	4,825,189	17.0%
Carl C. Icahn(2)	4,494,789	15.8%
The Vanguard Group(3)	2,094,617	7.4%
Blackrock, Inc. (4)	1,578,622	5.6%
Named Executive Officers(5)
Lawrence H. Silber	30,900	*
Barbara L. Brasier	12,694	*
Christian J. Cunningham	12,509	*
James Bruce Dressel	28,948	*
Maryann A. Waryjas	6,574	*
Directors and Director Nominees (excluding Mr. Silber)(6)
Herbert L. Henkel	—	—
James H. Browning	4,357	*
Patrick D. Campbell	5,117	*
Nicholas Graziano	—	—
Jean K. Holley	3,442	*
Jacob M. Katz	2,042	*
Michael A. Kelly	5,117	*
Courtney Mather	5,117	*
Stephen A. Mongillo	5,117	*
Louis J. Pastor	5,117	*
Mary Pat Salomone(7)	132	*
All directors and executive officers as a group (16 persons)	127,183	*

*	Less than 1%

(1)	Based on Amendment No. 10 to Schedule 13D filed on July 10, 2017 by GAMCO Investors, Inc., which disclosed that Mario J. Gabelli and various entities which he directly or indirectly controls or for which he acts as chief investment officer beneficially owned 4,825,189 shares of common stock as of July 10, 2017, as follows: (i) GAMCO Asset Management Inc. beneficially owned 3,531,862 shares of common stock; (ii) Gabelli Funds, LLC beneficially owned 1,250,309 shares of common stock; (iii) Mario J. Gabelli beneficially owned 21,533 shares of common stock; (iv) Teton Advisors, Inc. beneficially owned 14,000 shares of common stock; (v) GGCP, Inc. beneficially owned 3,000 shares of common stock; (vi) Gabelli & Company Investment Advisers, Inc. beneficially owned 2,625 shares of common stock; (vii) Gabelli Foundation, Inc. beneficially owned 1,000 shares of common stock; (viii) MJG Associates, Inc. beneficially owned 600 shares of common stock; and (ix) GAMCO Investors, Inc. beneficially owned 260 shares of common stock. Each of the reporting persons disclosed has the sole power to vote or direct the vote and sole power to dispose or to direct the disposition of the shares reported for it, either for its own benefit or for the benefit of its investment clients or its partners, as the case may be, except that (i) GAMCO Asset Management Inc. does not have the authority to vote 215,800 of the reported shares; (ii) Gabelli Funds, LLC has sole dispositive and voting power with respect to the shares held by certain funds it advises so long as the aggregate voting interest of all reporting persons does not exceed 25% of their total voting interest in the Company, and, in that event, the proxy voting committee of each fund shall respectively vote that fund’s shares; (iii) at any time, the proxy voting committee of each such fund may take and exercise in its sole discretion the entire voting power with respect to the shares held by such fund under special circumstances such as regulatory considerations; and (iv) the power of Mario Gabelli, GAMCO Investors, Inc. and GGCP, Inc. is indirect with respect to shares beneficially owned directly by other reporting persons. The principal business address of (i) GAMCO Asset Management Inc., Gabelli Funds, LLC, Gabelli & Company Investment Advisers, Inc., GAMCO Investors, Inc. and Teton Advisors, Inc. is One Corporate Center, Rye, NY 10580; (ii) Gabelli Foundation, Inc. is 165 West Liberty Street, Reno, NV 89501; and (iii) GGCP, Inc. and MJG Associates, Inc. is 140 Greenwich Avenue, Greenwich, CT 06830.
(2)	Based on Amendment No. 10 to Schedule 13D filed on August 15, 2017 by Carl C. Icahn, which disclosed that Carl C. Icahn and various entities associated with Carl C. Icahn beneficially owned 4,494,789 shares of common stock as of August 15, 2017, as follows: (i) Icahn Partners LP had sole voting and dispositive power over 2,133,096 shares of common stock; (ii) Icahn Partners Master Fund LP had sole voting and dispositive power over 1,462,736 shares of common stock; and (iii) High River Limited Partnership had sole voting and dispositive power over 898,957 shares of common stock. Mr. Icahn is in a position indirectly to determine the investment and voting decisions made by each of the reporting persons because he is the sole stockholder of (i) Barberry Corp., which is the sole member of Hopper Investments LLC, which is the general partner of High River Limited Partnership and (ii) Beckton Corp., which is the sole stockholder of Icahn Enterprises G.P. Inc., which is the general partner of Icahn Enterprises Holdings L.P., which is the sole member of IPH GP LLC, which is the general partner of Icahn Capital LP, which is the general partner of Icahn Offshore LP and Icahn Onshore LP. Icahn Offshore LP is the general partner of Icahn Partners Master Fund LP and Icahn Onshore LP is the general partner of Icahn Partners LP. Each of the foregoing persons, other than the reporting persons, disclaims beneficial ownership of such shares of common stock. The principal business address of (i) Mr. Icahn is c/o Icahn Associates Holding LLC, is 767 Fifth Avenue, 47th Floor, New York, NY 1015, and (ii) each of the entities noted above is White Plains Plaza, 445 Hamilton Avenue — Suite 1210, White Plains, NY 10601.
(3)	Based on Amendment No. 4 to Schedule 13G filed on February 9, 2018 by The Vanguard Group, which disclosed that The Vanguard Group beneficially owned 2,094,617 shares of common stock as of December 31, 2017, and had (i) sole voting power over 48,437 shares of common stock, (ii) shared voting power over 2,626 shares of common stock, (iii) sole dispositive power over 2,045,537 shares of common stock and (iv) shared dispositive power over 49,080 shares of common stock. The principal business address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.
(4)	Based on the Schedule 13G filed on February 1, 2018 by Blackrock, Inc., which disclosed that Blackrock, Inc. beneficially owned 1,578,622 shares of common stock as of December 31, 2017, and had (i) sole voting power over 1,525,962 shares of common stock and (ii) sole dispositive power over 1,578,622 shares of common stock. The principal business address of BlackRock Inc. is 55 East 52nd Street, New York, NY 10055.

(5)	Shares shown as beneficially owned by the executive officers include (i) shares underlying stock options which are exercisable or may be exercised within 60 days as follows: 30,900 shares for Mr. Silber; 7,456 shares for Ms. Brasier; 9,428 shares for Mr. Cunningham; 18,641 shares for Mr. Dressel; and 5,044 shares for Ms. Waryjas, and (ii) shares underlying performance stock options which have been earned and are scheduled to vest within 60 days as follows: 1,451 shares for Mr. Cunningham, and 2,807 shares for Mr. Dressel.
(6)	Directors may elect to defer their compensation into phantom stock units that vest after the director leaves the Board. Because of the vesting term, the shares that those directors will receive upon vesting are not considered to be beneficially owned. Directors hold the following phantom stock units: 2,260 units for Mr. Browning, 17,874 units for Mr. Henkel, 2,916 units for Mr. Mather, and 5,117 units for Ms. Salomone.
(7)	Of the shares indicated, 66 shares are held indirectly by a trust established for Ms. Salomone’s estate planning purposes.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based on a review of reports filed by the Company’s directors, executive officers and beneficial holders of 10% or more of our outstanding common stock, and upon representations from certain of those persons, we believe that all Section 16(a) filing requirements applicable to these reporting persons were timely met during the year ended December 31, 2017, except that a Form 4 filed by Mr. Richard Marani, our former chief information officer, reported one late transaction due to an administrative error by the Company.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Procedures for Approval of Related Person Transactions

Our Board has adopted a written policy requiring the Nominating and Governance Committee to review certain transactions involving the Company in which any director, director nominee, executive officer, beneficial owner of greater than 5% of our common stock or any of their immediate family members (collectively, “related persons”) has a direct or indirect material interest, as determined by the Nominating and Governance Committee. This policy covers, without limitation, financial transactions, arrangements or relationships, indebtedness and guarantees of indebtedness and transactions involving employment (with certain exceptions) and similar relationships, but excludes certain transactions deemed not to involve a material interest on the part of the related person. The policy requires directors, director nominees and executive officers to promptly notify the Chief Legal Officer, the Compliance Officer or the Chief Financial Officer in writing of any transaction involving the Company and a related person so that it can be reviewed by the Nominating and Governance Committee to determine whether the related person has a direct or indirect material interest in the transaction. If the Nominating and Governance Committee so determines, it considers all relevant information to assess whether the transaction is in, or not inconsistent with, the best interests of the Company and its stockholders. Prior to any renewal of a previously approved related person transaction, the Nominating and Governance Committee will again review the transaction to determine whether it should be renewed.

The Board has also adopted the written Directors’ Code of Business Conduct and Ethics (the “Directors’ Code”) applicable to the Board and the Company has adopted the written Code of Ethics, which require all employees, officers and directors to avoid conflicts of interests.

The Directors’ Code is applicable to all Board members and provides guidance for handling unforeseen situations which may arise, including conflicts of interest. Pursuant to the Directors’ Code, a conflict of interest may arise when a Board member’s private interest interferes in any way—or even appears to interfere—with the interests of the Company as a whole. The Directors’ Code specifies that a conflict of interest may include, among other things, the following:

•	when a Board member or a member of his or her family takes actions or has interests that may make it difficult for the Board member to make decisions on behalf of the Company objectively and effectively;

•	where a Board member or a member of his or her family has a financial interest in, or is engaged, directly or indirectly, in the management of an organization that deals with the Company as a supplier, contractor, purchaser or distributor of the Company’s products or services, or is a competitor; and

•	where a Board member renders services to another organization or individual as an employee, agent, consultant or director if the organization or individual is doing or seeking to do business with the Company or is a competitor.

Pursuant to the Directors’ Code, any member of our Board who believes he or she has an actual or potential conflict of interest with the Company should notify the Chair of the Nominating and Governance Committee as promptly as practicable. That member should not participate in any decision by our Board, or any committee of our Board, that in any way relates to the matter that gives rise to the conflict or potential conflict of interest until the issue has been resolved to the satisfaction of the Nominating and Governance Committee or the Board.

The Code of Ethics is applicable to all employees and officers of the Company and its subsidiaries. The Code of Ethics generally prohibits employees from maintaining outside business or financial interests or engaging in outside business or financial activity that conflicts with the interests of the Company.

The following is a description of certain relationships and transactions that existed or that the Company has engaged in with directors, executive officers, major stockholders and certain other related persons, in each case since January 1, 2017.

Agreements with Carl C. Icahn

The Company is subject to the Nomination and Standstill Agreement, dated September 15, 2014 (the “Nomination and Standstill Agreement”), with Carl C. Icahn, High River Limited Partnership, Hopper Investments LLC, Barberry Corp., Icahn Partners LP, Icahn Partners Master Fund LP, Icahn Enterprises G.P. Inc., Icahn Enterprises Holdings L.P., IPH GP LLC, Icahn Capital LP, Icahn Onshore LP, Icahn Offshore LP, Beckton Corp., Vincent J. Intrieri, Samuel Merksamer and Daniel A. Ninivaggi (collectively, the “Original Icahn Group”). In connection with their appointments to the Board, each of Courtney Mather, Louis J. Pastor and Stephen A. Mongillo (collectively, the “Icahn Designees,” and, together with the Original Icahn Group, the “Icahn Group”) executed a Joinder Agreement agreeing to become bound as a party to the terms and conditions of the Nomination and Standstill Agreement (such Joinder Agreements, together with the Nomination and Standstill Agreement, are collectively referred to herein as the “Icahn Agreements”).

Pursuant to the Icahn Agreements, the Icahn Designees were appointed to our Board effective June 30, 2016. Pursuant to the Icahn Agreements, so long as an Icahn Designee is a member of our Board, the Board will not be expanded beyond its current size of 11 members without approval from the Icahn Designees then on the Board. In addition, pursuant to the Icahn Agreements, subject to certain restrictions and requirements, the Icahn Group will have certain replacement rights in the event an Icahn Designee resigns or is otherwise unable to serve as a director (other than as a result of not being nominated by the Company for an annual meeting). Effective upon Nicholas Graziano’s election to the Board, Mr. Graziano will be deemed an Icahn Designee and Mr. Mongillo will no longer be deemed an Icahn Designee.

In addition, until the date that no Icahn Designee is a member of the Board (or otherwise deemed to be on the Board pursuant to the terms of the Icahn Agreements), the Icahn Group agrees to vote all of its shares of the Company’s common stock in favor of the election of all of the Company’s director nominees at each annual or special meeting of the Company’s stockholders and, subject to limited exceptions, the Icahn Group further agrees to (i) adhere to certain standstill obligations, including the obligation to not solicit proxies or consents or influence others with respect to the same, and (ii) not acquire or otherwise beneficially own more than 20% of the Company’s outstanding voting securities.

Pursuant to the Icahn Agreements, the Company will not create a separate executive committee of the Board so long as an Icahn Designee is a member of the Board.

Under the Icahn Agreements, if the Icahn Group ceases to hold a “net long position,” as defined in the Nomination and Standstill Agreement, in at least (A) 1,900,000 shares of our common stock, the Icahn Group will cause one Icahn Designee to promptly resign from the Board; (B) 1,520,000 shares of our common stock, the Icahn Group will cause two Icahn Designees to promptly resign from the Board; and (C) 1,266,667 shares of our common stock, the Icahn Group will cause all of the Icahn Designees to promptly resign from the Board and the Company’s obligations under the Icahn Agreements will terminate.

In addition, pursuant to the Icahn Agreements, the Company entered into a registration rights agreement, effective June 30, 2016 (the “Registration Rights Agreement”), with High River Limited Partnership, Icahn Partners LP and Icahn Partners Master Fund LP, on behalf of any person who is a member of the “Icahn group” (as such term is defined therein) who owns applicable securities at the relevant time and is or has become a party to the Registration Rights Agreement. The Registration Rights Agreement provides for customary demand and piggyback registration rights and obligations.

Indemnification Agreements

The Company is a party to indemnification agreements with each of its directors. The indemnification agreements provide the directors with contractual rights to the indemnification and expense advancement rights provided under the Company’s By-laws, as well as contractual rights to additional indemnification regarding expenses as provided in the indemnification agreements.

Other Relationships

In connection with our equipment rental businesses, we enter into millions of rental transactions every year involving hundreds of thousands of customers. In order to conduct that business, we also procure goods and services from thousands of vendors. Some of those customers and vendors may be affiliated with members of our Board or management team. We believe that all such rental and procurement transactions have been conducted on an arms length basis and involved terms no less favorable to us than those that we believe we would have obtained in the absence of such affiliation.

OTHER BUSINESS

Our Board is not aware of any other matters to be presented at the annual meeting. If any other matter proper for action at the meeting is properly presented, the holders of the accompanying proxy will have discretion to vote the shares represented by the proxy on such matter in accordance with their best judgment. If any matter not proper for action at the meeting should be presented, the holders of the proxy will vote against consideration of the matter or the proposed action.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

ANNUAL MEETING

We have sent or are sending the Notice, which indicates that that our proxy materials and annual report to stockholders for 2017 will be made available on the Internet at www.proxyvote.com. If you wish to receive paper or e-mail copies of any of these materials, please follow the instructions on your Notice.

STOCKHOLDER PROPOSALS FOR 2019 ANNUAL MEETING

The Company will review for inclusion in next year’s proxy statement stockholder proposals received by December 3, 2018. Proposals should be sent, along with proof of ownership of our common stock in accordance with Exchange Act Rule 14a-8(b)(2), to the Senior Vice President, Chief Legal Officer and Secretary of the Company at 27500 Riverview Center Blvd., Bonita Springs, Florida 34134. We strongly encourage any stockholder interested in submitting a proposal to contact our Chief Legal Officer in advance of this deadline to discuss the proposal. Stockholders may want to consult knowledgeable counsel with regard to the detailed requirements of applicable securities laws. Submitting a proposal does not guarantee that we will include it in our proxy statement.

Stockholder proposals, including nominations for directors, not included in next year’s proxy statement may be brought before the 2019 annual meeting of stockholders by a stockholder of the Company who is entitled to vote at the meeting, who has given a written notice to the Senior Vice President, Chief Legal Officer and Secretary of the Company containing certain information specified in our By-laws and who was a stockholder of record at the time such notice was given. Such notice must be delivered to or mailed and received at the address in the preceding paragraph no earlier than January 17, 2019 and no later than February 16, 2019, except that if the 2019 annual meeting of stockholders is held before April 17, 2019 or after July 26, 2019, such notice must be delivered at the address in the preceding paragraph no earlier than 120 days prior to the date of such annual meeting and not later than the close of business on the later of (i) the 90th day prior to the date of such annual meeting or (ii) the tenth day following the day on which a public announcement of the date of such annual meeting is first made.

Our By-laws require that stockholder recommendations for nominees to the Board must include the name of the nominee or nominees, information regarding the nominee or nominees that would be required to be included in a proxy statement for the election of directors and a consent signed by the nominee or nominees evidencing consent to be named in the proxy statement and willingness to serve on the Board, if elected.

ANNUAL REPORT FOR 2017

The Company’s annual report to stockholders for the year 2017 is being made available on or about April 2, 2018 to persons who were stockholders of record as of March 19, 2018, the record date for the annual meeting.

ANNEX A

HERC HOLDINGS INC.

2018 OMNIBUS INCENTIVE PLAN

ARTICLE I

PURPOSES

The purposes of this Plan are to foster and promote the long-term financial success of the Company and its Subsidiaries by (a) motivating superior performance by Participants, (b) providing Participants with an ownership interest in the Company, and (c) enabling the Company and the Subsidiaries to attract and retain the services of outstanding employees, officers, directors and consultants upon whose judgment, interest and special effort the successful conduct of its operations is largely dependent.

ARTICLE II

DEFINITIONS

2.1 Certain Definitions. Capitalized terms used herein without definition shall have the respective meanings set forth below:

“Adjustment Event” means any change in the number of outstanding Shares after the Effective Date by reason of any dividend payable in capital stock, stock split, share combination, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or transaction, exchange of shares or other corporate exchange, any equity restructuring (as defined under Financial Accounting Standards Board Accounting Standards Codification 718) or any distribution to stockholders other than regular cash dividends, or any similar transaction or event affecting the Common Stock.

“Affiliate” means, with respect to any Person, any other Person controlled by, controlling or under common control with such Person.

“Alternative Award” has the meaning given in Section 9.2.

“Award” means any Option, Stock Appreciation Right, Performance Stock Unit, Restricted Stock, Restricted Stock Unit, Deferred Stock Unit or Performance-Based Award granted pursuant to this Plan, including an Award combining two or more types in a single grant.

“Award Agreement” means any written agreement, contract, or other instrument or document evidencing any Award granted by the Committee pursuant to this Plan. The terms of any plan or guideline adopted by the Committee and applicable to an Award shall be deemed incorporated in and part of the related Award Agreement. The Committee may provide for the use of electronic, internet or other non-paper Award Agreements and means for the Participant’s acceptance of, or actions under, an Award Agreement. In the event of any inconsistency or conflict between the terms of this Plan and an Award Agreement, the terms of this Plan shall govern.

“Business” has the meaning given in Section 4.6.

“Board” means the Board of Directors of the Company.

“Cause” means, except as otherwise defined in an Award Agreement, with respect to any Participant (as determined by the Committee) (i) willful and continued failure to perform substantially the Participant’s material duties with the Company (other than any such failure resulting from the Participant’s incapacity as a result of physical or mental illness) after a written demand for substantial performance specifying the manner in which the Participant has not performed such duties is delivered to the Participant by the Person that supervises or manages the Participant, (ii) engaging in willful and serious misconduct that is injurious to the Company or any of its Subsidiaries, (iii) one or more acts of fraud or personal dishonesty resulting in or intended to result in personal enrichment at the expense of the Company or any of its Subsidiaries, (iv) substantial abusive use of alcohol, drugs or similar substances that, in the sole judgment of the Company, impairs the Participant’s job performance, (v) material violation of any Company policy that results in harm to the Company or any of its Subsidiaries or (vi) indictment for or conviction of (or plea of guilty or nolo contendere) to a felony or of any crime (whether or not a felony) involving moral turpitude. A “Termination for Cause,” shall include a determination by the Committee following a Participant’s termination of employment for any other reason that, prior to such termination of employment, circumstances constituting Cause existed with respect to such Participant.

“Change in Control” means the first occurrence of any of the following events after the Effective Date:

(a) any Person or Group, other than the Company, the Subsidiaries, or any employee benefit plan of the Company or the Subsidiaries, is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 30% of the total voting power of the voting stock of the Company (or any entity which controls the Company) within a 12 month period, including by way of merger, consolidation, tender or exchange offer;

(b) within any 12-month period, the Incumbent Directors shall cease for any reason to constitute at least a majority of the Board or the board of directors of any successor to the Company; provided that any director elected to the Board, or nominated for election, by a majority of the Incumbent Directors then still in office (or whose election or nomination for election was previously approved as set forth in this proviso) shall be deemed to be an Incumbent Director for purposes of this clause (b);

(c) the consummation of a reorganization, recapitalization, merger or consolidation (a “Corporate Transaction”) involving the Company, unless securities representing 50% or more of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the Company or the corporation resulting from such Corporate Transaction (or the parent of such corporation) are held subsequent to such transaction by the Person or Persons who were the “beneficial owners” of the outstanding voting securities entitled to vote generally in the election of directors of the Company immediately prior to such Corporate Transaction, in substantially the same proportions as their ownership immediately prior to such Corporate Transaction;

(d) the approval by the Company’s shareholders of the liquidation or dissolution of the Company other than a liquidation of the Company into any Subsidiary or a liquidation a result of which Persons who were stockholders of the Company immediately prior to such liquidation own, directly or indirectly, more than 50% of the combined voting power entitled to vote generally in the election of directors of the entity that holds substantially all of the assets of the Company following such event; and

(e) the sale, transfer or other disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company to any Person or Group other than the Company, the Subsidiaries, or any employee benefit plan of the Company or the Subsidiaries.

“Change in Control Price” means the price per share on a fully diluted basis offered in conjunction with any transaction resulting in a Change in Control, as determined in good faith by the Committee as constituted before the Change in Control, if any part of the offered price is payable other than in cash.

“Code” means the Internal Revenue Code of 1986, as amended, or any successor thereto and the regulations and guidance promulgated thereunder.

“Committee” means the Compensation Committee of the Board or, if applicable, the delegate of the Compensation Committee of the Board as permitted or required herein, or such other committee of the Board (including, without limitation, the full Board) to which the Board has delegated power to act under or pursuant to the provisions of this Plan.

“Common Stock” means the common stock, par value $0.01 per share, of the Company and any other securities into which the Common Stock is changed or for which the Common Stock is exchanged.

“Company” means Herc Holdings Inc., a Delaware corporation, and any successor thereto.

“Covered Period” has the meaning given in Section 4.6.

“Deferred Annual Amount” has the meaning given in Section 8.1.

“Deferred Stock Unit” means a Participant’s contractual right to receive a stated number of Shares or, if provided by the Committee on or after the grant date, cash equal to the Fair Market Value of such Shares or any combination of Shares and cash, under this Plan at the end of a specified period of time.

“Disability” means, unless otherwise provided in an Award Agreement, a physical or mental disability or infirmity that prevents or is reasonably expected to prevent the performance of a Participant’s employment-related duties for a period of six months or longer and, within 30 days after the Company notifies the Participant in writing that it intends to terminate his employment, the Participant shall not have returned to the performance of his employment-related duties on a full-time basis; provided, that (i) for purposes of Section 5.1(e) in respect of ISOs, the term “Disability” shall have the meaning assigned to the term “Permanent and Total Disability” by section 22(e)(3) of the Code (i.e., physical or mental disability or infirmity lasting not less than 12 months), and (ii) with respect to any Award that constitutes deferred compensation subject to section 409A of the Code, “Disability” shall have the meaning set forth in section 409A(a)(2)(c) of the Code. The Committee’s reasoned and good faith judgment of Disability shall be final, binding and conclusive, and shall be based on such competent medical evidence as shall be presented to it by such Participant and/or by any physician or group of physicians or other competent medical expert employed by the Participant or the Company to advise the Committee. Notwithstanding the foregoing (but except in the case of ISOs and awards subject to section 409A of the Code), with respect to any Participant who is a party to an employment agreement with the Company or any Subsidiary, “Disability” shall have the meaning, if any, specified in such Participant’s employment agreement.

“Dividend Equivalents” means an amount equal to any dividends and distributions paid by the Company with respect to the number of Shares subject to an Award; provided that, subject to Section 4.3, (i) Dividend Equivalents shall not be payable with respect to Options or Stock Appreciation Rights, and (ii) any Dividend Equivalents payable on other Awards shall be subject to the same Restriction Period and other restrictions that apply to the underlying Award.

“Effective Date” means the date the stockholders of the Company approve this Plan.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute thereto, and the rules promulgated thereunder.

“Executive Officer” means each person who is an officer of the Company or any Subsidiary and who is subject to the reporting requirements under Section 16(a) of the Exchange Act.

“Fair Market Value” means, unless otherwise defined in an Award Agreement, on a given date, (i) if the Common Stock is listed or traded on the New York Stock Exchange (the “NYSE”), the closing price of one share of Common Stock as reported on the NYSE composite tape on such date or, if there is no such reported sale price of a Share on the NYSE composite tape on such date, then the closing price of a Share as reported on the NYSE composite tape on the last previous day on which a sale price of a Share was reported on the NYSE composite tape, and (ii) if at any time the Common Stock is no longer listed or traded on the NYSE, the Fair Market Value shall be the value established by the Committee in good faith.

“Group” means a “group,” as such term is used for purposes of Section 13(d) or 14(d) of the Exchange Act.

“Incumbent Director” means, with respect to any period of time specified under this Plan for purposes of determining a Change in Control, the persons who were members of the Board at the beginning of such period; provided, that a director elected, or nominated for election, to the Board in connection with a proxy contest shall not be considered an Incumbent Director.

“ISOs” has the meaning given in Section 5.1(a).

“New Employer” means a Participant’s employer, or the parent or a subsidiary of such employer, immediately following a Change in Control.

“NSOs” has the meaning given in Section 5.1(a).

“Option” means the right granted to a Participant pursuant to this Plan to purchase a stated number of Shares at a stated price for a specified period of time.

“Option/SAR Financial Gain” shall equal, on each date of exercise during the Wrongful Conduct Period, (I) with respect to Options, the excess of (A) the greater of (i) the Fair Market Value on the date of exercise and (ii) the Fair Market Value on the date of sale of the Option shares, over (B) the exercise price, multiplied by the number of Shares subject to such Award (without reduction for any Shares surrendered or attested to), and (II) with respect to Stock Appreciation Rights, the excess of (A) the Fair Market Value on the date of exercise, over (B) the base price, multiplied by the number of Shares subject to such Stock Appreciation Right.

“Participant” means any non-employee director, officer or employee of, or any natural person who is a consultant to, the Company or any Subsidiary.

“Performance Period” means the period, as determined by the Committee, during which the performance of the Company, any Subsidiary, any business unit and any individual is measured to determine whether and the extent to which the applicable performance measures have been achieved.

“Performance Stock Unit” means a Participant’s contractual right to receive a stated number of Shares or, if provided by the Committee on or after the grant date, cash equal to the Fair Market Value of such Shares or any combination of Shares and cash having an aggregate Fair Market Value equal to such stated number of Shares, under this Plan at a specified time that is forfeitable by the Participant until the attainment of specified performance goals, or until otherwise determined by the Committee or in accordance with this Plan, subject to the continuous employment of the Participant through the completion of the applicable Performance Period (or such portion of the applicable Performance Period as otherwise provided in Article VI).

“Performance-Based Award” has the meaning given in Section 6.1.

“Performance-Based Financial Gain” shall equal, in the case of each Performance Stock Unit or other Performance-Based Award Vesting Date during the Wrongful Conduct Period, (I) the greater of (A) the Fair Market Value of a share of the underlying Common Stock on the Vesting Date of such Award and (B) the per share Fair Market Value on the date of any sale of such underlying Common Stock, multiplied by (II) the number of Shares subject to such Award (without reduction for any Shares surrendered or attested to).

“Person” means any individual, company, government or political subdivision, agency or instrumentality of a government, as the term “person” is used for purposes of Section 13(d) or 14(d) of the Exchange Act.

“Plan” means this Herc Holdings Inc. 2018 Omnibus Incentive Plan, as the same may be interpreted by the Committee and/or be amended from time to time.

“Prior Plan” means the Herc Holdings Inc. 2008 Omnibus Incentive Plan (formerly known as the Hertz Global Holdings, Inc. 2008 Omnibus Incentive Plan).

“Replacement Award” means an Award made to employees of companies or businesses acquired by the Company to replace incentive awards and opportunities held by such employees prior to such acquisition.

“Restricted Stock” means a grant of a stated number of Shares to a Participant under this Plan that is forfeitable by the Participant until the completion of a specified period of future service, or until otherwise determined by the Committee or in accordance with this Plan.

“Restricted Stock Unit” means a Participant’s contractual right to receive a stated number of Shares or, if provided by the Committee on or after the grant date, cash equal to the Fair Market Value of such Shares or any combination of Shares and cash having an aggregate Fair Market Value equal to such stated number of Shares, under this Plan at the end of a specified period of time that is forfeitable by the Participant until the completion of a specified period of future service, or until otherwise determined by the Committee or in accordance with this Plan.

“Restriction-Based Financial Gain” shall equal, on each Restricted Stock and Restricted Stock Unit Vesting Date during the Wrongful Conduct Period, (I) the greater of (A) the Fair Market Value of a share of the underlying Common Stock on the Vesting Date and (B) the per share Fair Market Value on the date of sale of such underlying Common Stock, multiplied by (II) the number of Shares subject to such Award (without reduction for any Shares surrendered or attested to).

“Restriction Period” means (i) with respect to any Performance Stock Unit, the period beginning on the grant date of such Award and ending on the certification by the Committee that the performance objectives or objectives for the applicable Performance Period have been attained (in whole or in part) in accordance with Section 6.2(d), (ii) with respect to any Restricted Stock or Restricted Stock Unit, the Restriction Period specified in the Award Agreement evidencing such Award, and (iii) with respect to any freestanding Deferred Stock Unit as to which the Committee has specified a Restriction Period in accordance with Section 8.3, the Restriction Period so specified.

“Retirement” means, except as otherwise defined in an Award Agreement, a Participant’s retirement from active employment with the Company and any Subsidiary at or after such Participant attains age 65, or after such Participant attains age 55 and has provided, at minimum, 10 years of service to the Company or any Subsidiary.

“Share Award” means an Award of unrestricted Shares pursuant to Section 7.6 of this Plan.

“Share-Based Financial Gain” shall equal, in the case of each Share Award grant date during the Wrongful Conduct Period, (I) the greater of (A) the Fair Market Value of a share of the underlying Common Stock on the grant date of such Award and (B) the per share Fair Market Value on the date of any sale of such underlying Common Stock, multiplied by (II) the number of Shares subject to such Award (without reduction for any Shares surrendered or attested to).

“Shares” means shares of Common Stock.

“Stock Appreciation Right” means a Participant’s right to receive, upon exercise, a payment from the Company in cash and/or Shares equal to the product of (i) the excess, if any, of the Fair Market Value of one Share on the exercise date over a specified base price fixed by the Committee on the grant date, multiplied by (ii) a stated number of Shares covered by the Stock Appreciation Right and subject to such exercise.

“Subsidiary” means any corporation in which the Company owns, directly or indirectly, stock representing 50% or more of the combined voting power of all classes of stock entitled to vote, and any other business organization, regardless of form, in which the Company possesses, directly or indirectly, 50% or more of the total combined equity interests in such organization.

“Vesting Date” means (i) with respect to any Performance Stock Unit, Restricted Stock or Restricted Stock Unit, the expiration date of the applicable Restriction Period, and (ii) with respect to any Option or Stock Appreciation Right, the date such Award first becomes exercisable in accordance with this Plan and the Award Agreement evidencing such Award.

“Wrongful Conduct” has the meaning given in Section 4.6.

“Wrongful Conduct Period” has the meaning given in Section 4.6.

2.2 Gender and Number. Except when otherwise indicated by the context, words in the masculine gender used in this Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

ARTICLE III

POWERS OF THE COMMITTEE

3.1 Eligibility and Participation. The Committee (or its delegate) may designate Participants to participate in this Plan.

3.2 Power to Grant and Establish Terms of Awards. The Committee shall have the authority, to determine the type or types of Awards to be granted and the terms and conditions of any Award, consistent with the provisions of this Plan, and to waive any such terms and conditions at any time (including, without limitation, accelerating or waiving any vesting conditions). The Committee may establish different terms and conditions for different types of Awards, for different Participants receiving the same type of Award, and for the same Participant for each type of Award such Participant may receive, whether or not granted at the same or different times. Awards may, in the discretion of the Committee, be made under this Plan in assumption of, or in substitution for, outstanding awards previously granted by a company acquired by the Company or any of its Subsidiaries or with which the Company or any of its Subsidiaries combines. The number of Shares underlying such substitute awards shall not be counted against the aggregate number of Shares available for Awards under this Plan.

3.3 Administration. The Committee shall be responsible for the administration of this Plan. The Committee shall have authority to prescribe, amend and rescind rules and regulations relating to this Plan, to interpret this Plan and to make all other determinations as it deems necessary or desirable for the administration of this Plan and to carry out its provisions and purposes, and may delegate such authority as it deems appropriate. The Committee may correct any defect or supply any omission or reconcile any inconsistency in this Plan in the manner and to the extent the Committee deems necessary or desirable. Any determination, interpretation or other action made or taken (including any failure to make any determination or interpretation, or take any other action) by the Committee pursuant to the provisions of this Plan, shall, to the greatest extent permitted by law, be within its sole and absolute discretion and shall be final, binding and conclusive for all purposes and binding upon all Persons and shall be given deference in any proceeding with respect thereto. The Committee may appoint accountants, actuaries, counsel, advisors and other Persons that it deems necessary or desirable in connection with the administration of this Plan. The Committee’s determinations under this Plan need not be uniform and may be made by the Committee selectively among Persons who receive, or are eligible to receive, Awards under this Plan, whether or not such Persons are similarly situated. To the maximum extent permitted by law, no member of the Committee shall be liable for any action taken or decision made in good faith relating to this Plan or any Award hereunder.

3.4 Delegation by the Committee. The Committee may delegate its duties and powers in whole or in part to any subcommittee thereof consisting solely of at least two individuals who are intended to qualify as “Non-Employee Directors” within the meaning of Rule 16b-3 under the Exchange Act and “independent directors” within the meaning of the New York Stock Exchange’s listed company rules. Additionally, the Committee may delegate the authority to grant Awards under this Plan to any officer or group of officers of the Company or a Subsidiary; provided that (i) such delegation and grants are consistent with applicable law and any guidelines established by the Board from time to time and (ii) no such delegation shall be permitted with respect to grants of Awards to Participants who are Executive Officers or members of the Company’s Board. Only the Committee may select, grant, administer, or exercise any other discretionary authority under this Plan in respect of Awards granted to Participants who are Executive Officers.

3.5 Participants Based Outside the United States. In order to conform with provisions of local laws and regulations in foreign countries in which the Company or its Subsidiaries operate, the Committee may (i) modify the terms and conditions of Awards granted to Participants employed outside the United States, (ii) establish subplans with modified exercise procedures and such other modifications as may be necessary or advisable under the circumstances presented by local laws and regulations, and (iii) take any action which it deems advisable to obtain, comply with or otherwise reflect any necessary governmental regulatory procedures, exemptions or approvals with respect to this Plan or any subplan established hereunder; provided, however, that the Committee may not make any sub-plan that (a) increases the number of shares available under this Plan, as set forth in Section 4.1; or (b) causes this Plan to cease to satisfy any conditions under Rule 16b-3 under the Exchange Act. Subject to the foregoing, the Committee may amend, modify, administer or terminate such sub-plans, and prescribe, amend and rescind rules and regulations relating to such sub-plans.

ARTICLE IV

STOCK SUBJECT TO PLAN; PROVISIONS APPLICABLE TO AWARDS

4.1 Number. Subject to the provisions of this Article IV, the maximum number of Shares available for Awards under this Plan shall not exceed 2,200,000 Shares (all of which may be the subject of ISOs granted under this Plan). The Shares to be delivered under this Plan may consist, in whole or in part, of Common Stock held in treasury or authorized but unissued Shares, not reserved for any other purpose.

4.2 Canceled, Terminated, or Forfeited Awards, etc. The issuance of Shares upon the exercise or settlement of an Award (other than a Replacement Award) shall reduce the total number of Shares available under this Plan. Shares which are subject to an award granted under this Plan or the Prior Plan (other than a Replacement Award) which expires according to its terms, lapses or terminates, is forfeited, canceled or surrendered, in each case, without such Shares having been issued, and Shares subject to any award granted under this Plan or the Prior Plan (other than a Replacement Award) that is settled in cash or that are tendered or withheld to pay the exercise price of an option granted under this Plan or the Prior Plan or to satisfy any tax withholding obligations with respect to an award granted under this Plan or the Prior Plan, shall become available for future grant under this Plan, but such Shares may not be issued pursuant to ISOs. Replacement Awards that for any reason are canceled, terminated, forfeited, settled in cash or otherwise settled without the issuance of Common Stock shall not be available for grant under this Plan. Shares issued in connection with Awards that are assumed, converted or substituted pursuant to an Adjustment Event or Change in Control (i.e., Alternative Awards), shall not be counted against the maximum limitation specified in Section 4.1. For purposes of this Article IV, if a Stock Appreciation Right is granted in tandem with an Option so that only one may be exercised with the other being surrendered on such exercise in accordance with Section 5.2(b), the number of shares subject to the tandem Option and Stock Appreciation Right award shall only be taken into account once (and not as to both Awards).

4.3 Adjustment in Capitalization. In the event of any Adjustment Event affecting the Common Stock, the Committee shall make an equitable anti-dilution adjustment, if any, as it deems reasonably necessary to address, on an equitable basis, the effect of such event as to any resultant change in the pre-share price of the Common Stock and to preserve the intrinsic value of Options and any other Awards granted under this Plan. Such mandatory adjustment may include a change in any or all of (a) the number and kind of Shares or other securities which thereafter may be awarded or optioned and sold under this Plan (including, but not limited to, adjusting any limits on the number and types of Awards that may be made under this Plan), (b) the number and kind of Shares or other securities subject to outstanding Awards, (c) the grant, exercise or conversion price with respect to any Award and (d) applicable performance measures. In addition, the Committee may make provisions for a cash payment to a Participant who has an outstanding Award. Any such adjustment shall be consistent with sections 424 and 409A of the Code to the extent the Awards subject to adjustment are subject to such sections of the Code.

4.4 Minimum Vesting Requirements. No Award granted under this Plan shall become exercisable or vested prior to the one-year anniversary of the date of grant; provided, however, that, such restriction shall not apply to Awards granted under this Plan with respect to the number of shares of Common Stock which, in the aggregate, does not exceed five percent (5%) of the total number of shares initially available for awards under this Plan. This Section 4.4 shall not restrict the right of the Committee to accelerate or continue the vesting or exercisability of an Award upon or after a Change in Control or termination of employment or otherwise pursuant to Article 3 of the Plan.

4.5 Prohibition Against Repricing. Except (i) to the extent approved in advance by a majority of the shares of the Company entitled to vote generally in the election of directors or (ii) as a result of any Adjustment Event, the repricing of an Option or Stock Appreciation Right, once granted hereunder, is prohibited. For this purpose, a “repricing” means any of the following (or any other action that has the same effect as any of the following): (i) changing the terms of an Option or Stock Appreciation Right to lower the exercise price or the base price, as applicable; (ii) any other action that is treated as a “repricing” under generally accepted accounting principles; and (iii) repurchasing for cash or canceling an Option or Stock Appreciation Right in exchange for another Award at a time when the exercise price or base price, as applicable, is greater than the Fair Market Value of the underlying Shares, unless the cancellation and exchange occurs in connection with a change in capitalization or similar change permitted under Section 4.3 or in the case of Options or Stock Appreciation Rights granted in substitution of awards previously granted by a company acquired by the Company or any of its Subsidiaries, as described in Section 3.2.

4.6 Forfeiture. Unless otherwise determined by the Committee at or after the grant date, notwithstanding anything contained in this Plan to the contrary, if, during the period commencing with a Participant’s employment or service with the Company or any Subsidiary, and continuing until the first anniversary of the later of (i) the Participant’s employment or service termination and (ii) the expiration of any post-termination exercise period (the “Covered Period”) the Participant, except with the prior written consent of the Committee, agrees not to:

(a) directly or indirectly, own any interest in, operate, join, control or participate as a partner, director, principal, officer, or agent of, enter into the employment of, act as a consultant to, or perform any services for any entity which has operations that compete with any business of the Company and the Subsidiaries in which the Participant was employed (in any capacity) in any jurisdiction in which such business is engaged, or in which any of the Company and the Subsidiaries have documented plans to become engaged of which the Participant has knowledge at the time of the Participant’s termination of employment (the “Business”), except where (x) the Participant’s interest or association with such entity is unrelated to the Business, (y) such entity’s gross revenue from the Business is less than 10% of such entity’s total gross revenue, and (z) the Participant’s interest is directly or indirectly less than two percent (2%) of the Business;

(b) directly or indirectly, solicit for employment, employ or otherwise interfere with the relationship of the Company or any of its Affiliates with any natural person who is or was employed by or otherwise engaged to perform services for the Company or any of its Affiliates at any time during the Participant’s employment with the Company or any Subsidiary (in the case of any such activity during such time) or during the twelve-month period preceding such solicitation, employment or interference (in the case of any such activity after the termination of the Participant’s employment); or

(c) directly or indirectly, disclose or misuse any confidential information of the Company or any of its Affiliates (such activities in subsections (a), (b) and (c) hereof to be collectively and individually referred to as “Wrongful Conduct”),

In the event of a violation of any of these restrictions, any Awards granted to the Participant hereunder, to the extent they remain unexercised or for which the Restriction Period has not then lapsed, as applicable, shall automatically terminate and be canceled upon the date on which the Participant first engaged in such Wrongful Conduct and, in such case or in the case of the Participant’s termination for Cause, the Participant shall pay to the Company in cash: (i) any Share-Based Financial Gain the Participant realized from all or a portion of the Share Awards granted hereunder having a grant date within the Wrongful Conduct Period, and (ii), any Option/SAR Financial Gain, Performance-Based Financial Gain or Restriction-Based Financial Gain, as applicable, the Participant realized from the exercise or vesting, as applicable, of all or a portion of the Awards granted hereunder (with respect to Options and SARs) or having a Vesting Date (with respect to Performance Stock Units and other Performance-Based Awards) within the twelve-month period ending on the date of the Participant’s violation (or such other period as determined by the Committee) (such period, the “Wrongful Conduct Period”).

Unless otherwise determined by the Committee at or after the grant date, each Award Agreement shall provide for the Participant’s consent to and authorization of the Company and the Subsidiaries to deduct from any amounts payable by such entities to such Participant any amounts the Participant owes to the Company under this Section 4.6 with respect to such Award. This right of set-off is in addition to any other remedies the Company may have against the Participant for the Participant’s Wrongful Conduct. The Participant’s obligations under this Section 4.6 shall be cumulative (but not duplicative) of any similar obligations the Participant has under this Plan, any Award Agreement, any Company policy, standard or code (including, without limitation, the Company’s Code of Ethics), or any other agreement with the Company or any Subsidiary.

4.7 Compensation Recovery Policy. Without limiting any other provision of this Plan, any Award granted hereunder shall be subject to the Company’s Amended and Restated Compensation Recovery Policy (as amended from time to time, and including any successor or replacement policy or standard).

ARTICLE V

STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

5.1 Options.

(a) Grant. Options may be granted to Participants at such time or times as shall be determined by the Committee. Options pursuant to this Plan may be of two types: (i) “incentive stock options” within the meaning of section 422 of the Code (“ISOs”) and (ii) non-qualified stock options (“NSOs”), which are not ISOs. The grant date of an Option under this Plan will be the date on which the Option is awarded by the Committee or such other future date as the Committee shall determine. Each Option shall be evidenced by an Award Agreement that shall specify such terms and conditions as the Committee shall determine. No Option shall be an ISO unless so designated by the Committee at the time of grant or in the Award Agreement evidencing such Option, and which otherwise meets the requirements of section 422 of the Code. In addition to the foregoing, except as otherwise determined by the Committee and evidenced in the related Award Agreement, Options shall be subject to the terms and conditions specified in this Article V.

(b) Exercise Price. Each Option granted pursuant to this Plan shall have an exercise price per Share determined by the Committee; provided, that except in the case of Replacement Awards, such per share exercise price may not be less than the Fair Market Value of one Share on the Option grant date.

(c) Exercisability. Subject to the minimum vesting requirements in Section 4.4, each Option awarded to a Participant under this Plan shall become exercisable at such time and upon such terms and conditions as the Committee shall determine, either at or after the grant date, but in no event shall an Option be exercisable after the tenth anniversary of its grant date. Except as otherwise provided in this Plan, the applicable Award Agreement or as determined by the Committee at or after the grant date, after becoming exercisable each installment of an Option shall remain exercisable until expiration, termination or cancellation of the Option and, until such time, may be exercised from time to time in whole or in part, up to the total number of Shares with respect to which it is then exercisable.

(d) Payment. The Committee shall establish procedures governing the exercise of Options, which procedures shall generally require that notice of exercise thereof be given and that the aggregate exercise price thereof and any applicable withholding tax obligations be paid in full at the time of exercise. The methods of payment permitted under this Section are: (i) in cash or cash equivalents, including by personal check, (ii) through delivery of Shares, (iii) if there is a public market for the Shares at such time, to the extent permitted by and subject to such rules as may be established by the Committee, through delivery of irrevocable instructions to a broker to sell the Shares otherwise deliverable upon the exercise of the Option and deliver promptly to the Company an amount out of the proceeds of such sale equal to the aggregate exercise price for the Shares being purchased; (iv) by a “net settlement” arrangement (i.e., having Shares with a Fair Market Value equal to the aggregate exercise price withheld by the Company from any Shares that would have otherwise been received by the Participant upon exercise of the Option); provided that Shares will no longer be outstanding under an Option and will not be exercisable thereafter to the extent that they are (A) used to pay the exercise price pursuant to the “net settlement,” (B) delivered to the Participant as a result of such exercise, or (C) withheld to satisfy tax withholding obligations; or (v) such other method or combination of methods as approved by the Committee.

(e) ISOs. The Committee may grant Options under this Plan that are intended to be ISOs. Such ISOs shall comply with the requirements of Section 422 of the Code. No ISO may be granted to any Participant who at the time of such grant is not an employee of the Company or of any of its Subsidiaries. In addition, no ISO may be granted to any Participant who at the time of such grant owns more than 10% of the total combined voting power of all classes of stock of the Company or of any of its Subsidiaries, unless (i) the exercise price for such ISO is at least 110% of the Fair Market Value of a Share on the date the ISO is granted and (ii) the date on which such ISO terminates is a date not later than the day preceding the fifth anniversary of the date on which the ISO is granted.

Any Participant who disposes of Shares acquired upon the exercise of an ISO either (I) within two years after the date of grant of such ISO or (II) within one year after the transfer of such Shares to the Participant, shall notify the Company of such disposition and of the amount realized upon such disposition. If an Option is intended to be an ISO, and if for any reason such Option (or portion thereof) shall not qualify as an ISO, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a non-qualified stock option granted under this Plan; provided that such Option (or portion thereof) otherwise complies with this Plan’s requirements relating to non-qualified stock options. In no event shall any member of the Committee, the Company or any of its Subsidiaries (or their respective employees, officers or directors) have any liability to any Participant (or any other Person) due to the failure of an Option to qualify for any reason as an ISO.

5.2 Stock Appreciation Rights.

(a) Grant. Stock Appreciation Rights may be granted (i) in tandem with Options or (ii) independent of Options. Unless otherwise determined by the Committee at or after the grant date, a Stock Appreciation Right granted in tandem with an Option (i) may be granted either at the same time as the related Option is granted or at any time prior to the exercise or cancellation of the related Option, (ii) shall cover the same number of Shares covered by the Option (or such lesser number of Shares as the Committee may determine) and (iii) shall be subject to the same terms and conditions as such Option except for such additional limitations as are contemplated by this Section 5.2 (or such additional limitations as may be included in an Award Agreement). The grant date of any Stock Appreciation Right will be the date on which the Stock Appreciation Right is awarded by the Committee or such other future date as the Committee shall determine. No Stock Appreciation Right shall be exercisable on or after the tenth anniversary of its grant date. Stock Appreciation Rights shall be evidenced in writing, whether as part of the Award Agreement governing the terms of the Options, if any, to which such Stock Appreciation Right relates or pursuant to a separate Award Agreement with respect to freestanding Stock Appreciation Rights, in each case, containing such conditions as the Committee shall determine.

(b) Exercise. Subject to the minimum vesting requirements set forth in Section 4.4, Stock Appreciation Rights awarded to a Participant under this Plan shall become exercisable at such times and upon such terms and conditions as the Committee shall determine, either at or after the grant date. The grant price per Share of a Stock Appreciation Right shall be an amount determined by the Committee but in no event shall such amount be less than 100% of the Fair Market Value of a Share on the date the Stock Appreciation Right is granted (other than in the case of Replacement Awards); provided, however, that in the case of a Stock Appreciation Right granted in tandem with an Option, or a portion thereof, the exercise price may not be less than the Option Price of the related Option; and provided, further, that the exercise price of a Stock Appreciation Right that is granted in exchange for an Option may be less than the Fair Market Value on the grant date if such grant price is equal to the Option Price of the exchanged Option. Stock Appreciation Rights that are granted in tandem with an Option may only be exercised upon the surrender of the right to exercise such Option for an equivalent number of Shares, and may be exercised only with respect to the Shares for which the related Option is then exercisable. The date a notice of exercise is received by the Company shall be the exercise date. The Committee may impose, in its discretion, such conditions or restrictions on the exercisability or transferability of any Stock Appreciation Right as it may deem appropriate, but in no event shall a Stock Appreciation Right be exercisable more than ten years after the date it is granted.

(c) Settlement. Subject to Section 11.4, upon exercise of a Stock Appreciation Right, the Participant shall be entitled to receive an amount (in the form(s) determined by the Committee), equal to the product of:

(i) the excess of (A) the Fair Market Value of one Share on the exercise date over (B) the price per Share fixed by the Committee on the grant date of such Stock Appreciation Right, which may not be less than the Fair Market Value of a Share on the grant date (except if awarded in tandem with an Option but after the grant date of such Option, then not less than the exercise price of such Option), by

(ii) the number of Shares with respect to which the Stock Appreciation Right is exercised.

Each Stock Appreciation Right granted in tandem with an Option shall entitle a Participant to surrender to the Company the unexercised Option, or any portion thereof, and to receive from the Company in exchange therefore an amount equal to the product of (i) the excess of (A) the Fair Market Value of a Share on the exercise date over (B) the grant price per Share, times (ii) the number of Shares covered by the Option, or portion thereof, which is surrendered. Payment to the Participant shall be made in Shares or in cash, or partly in Shares and partly in cash (any such Shares valued at such Fair Market Value), all as shall be determined by the Committee. Stock Appreciation Rights may be exercised from time to time upon actual receipt by the Company of written notice of exercise stating the number of Shares with respect to which the Stock Appreciation Right is being exercised. No fractional Shares will be issued in payment for Stock Appreciation Rights, but instead cash will be paid for a fraction or, if the Company should so determine, the number of Shares will be rounded downward to the next whole Share.

Notwithstanding the foregoing, on the grant date the Committee may establish a maximum amount per share which will be payable upon exercise of a Stock Appreciation Right.

5.3 Termination of Employment.

All of the terms relating to the exercise, cancellation or other disposition of an Option or Stock Appreciation Right (i) upon a termination of employment with or service to the Company of the holder of such option or Stock Appreciation Right, as the case may be, whether by reason of Disability, Retirement, death or any other reason, or (ii) during a paid or unpaid leave of absence, shall be determined by the Committee and set forth in the applicable Award Agreement.

5.4 Committee Discretion. Notwithstanding anything to the contrary contained in this Article V, the Committee may, at or after the date of grant, accelerate or waive any conditions to the exercisability of any Option or Stock Appreciation Right granted under this Plan, and may permit all or any portion of any such Option or Stock Appreciation Right to be exercised following a Participant’s termination of employment for any reason on such terms and subject to such conditions as the Committee shall determine for a period up to and including, but not beyond, the expiration of the term of such Options or Stock Appreciation Rights.

ARTICLE VI

PERFORMANCE STOCK UNITS

AND OTHER PERFORMANCE-BASED AWARDS

6.1 Grant. The Committee, in its sole discretion, may grant Awards which are denominated in Shares or cash and are subject to performance conditions (such Awards, “Performance-Based Awards”). Subject to the minimum vesting requirements in Section 4.4, any Performance-Based Awards granted under this Plan shall be in such form, and dependent on such conditions, as the Committee shall determine. The grant date of any Performance-Based Awards under this Plan will be the date on which such Performance-Based Awards are awarded by the Committee or on such other future date as the Committee shall determine. Performance Stock Units shall be evidenced by an Award Agreement that shall specify the number of Performance Stock Units to which such Award pertains, the Restriction Period, the Performance Period, and such other conditions as the Committee shall determine. Other Performance-Based Awards shall be evidenced by an Award Agreement that shall contain such terms and conditions as the Committee shall determine. No Shares will be issued at the time an Award of Performance Stock Units is made, and the Company shall not be required to set aside a fund for the payment of any such Award.

6.2 Vesting.

(a) In General. Performance Stock Units granted to a Participant under this Plan shall be subject to a Restriction Period, which shall lapse upon the attainment of specified performance objectives or the occurrence of any event or events, including a Change in Control, as the Committee shall determine, either at or after the grant date.

(b) Performance Objectives. The performance objectives for any Performance-Based Award may be based upon the relative or comparative achievement of one or more performance goals approved by the Committee for a Performance Period established by the Committee. The applicable performance goals may be objective or subjective, and shall be based upon one or more criteria selected by the Committee in its sole discretion, including, without limitation, any of the following: net sales; revenue (gross or net); revenue growth or equipment rental revenue growth; operating income (before or after taxes); pre- or after-tax income (before or after allocation of corporate overhead and bonus); net earnings; earnings per share; net income (before or after taxes); net income per Share; book value per Share; return on equity; total shareholder return; return on assets or net assets; appreciation in and/or maintenance of share price; market share; gross profits; earnings (including adjusted pre-tax earnings, earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization (“EBITDA”) or adjusted EBITDA); maintenance or improvement of profit margins or EBITDA or adjusted EBITDA margins; economic value-added models or equivalent metrics; comparisons with various stock market indices; expense management; total net cash flow; cash flow or cash flow per share (before or after dividends); return on capital (including return on total capital or return on invested capital); cash flow return on investment; capital expenditures or fleet capital expenditures (gross or net); improvement in or attainment of expense levels or working capital levels; operating margins, gross margins or cash margin; year-end cash; debt reductions; improvements in capital structure; shareholder equity; market share; regulatory achievements; and implementation, completion or attainment of objectives with respect to customer satisfaction; merger, acquisition and divestiture projects; other projects; or recruiting and maintaining personnel.

(c) Special Rules Relating to Performance Objectives. Performance objectives may be established on a Company-wide basis or with respect to one or more Company business units or divisions (if applicable), Subsidiaries or any combination of the foregoing; and either in absolute terms, relative to the performance of one or more peer group companies or indices, or any combination thereof. The Committee may, in its sole discretion, adjust either the performance objectives or the performance results to reflect any extraordinary or unforeseeable events, including, without limitation, the charges or costs associated with restructurings of the Company, discontinued operations, other unusual, non-recurring or infrequently occurring items, and the cumulative effects of accounting or tax law changes.

(d) Determination of Attainment of Performance Objectives. The Committee shall determine whether, with respect to a Performance Period, the applicable performance goals have been met with respect to a given Participant. Regardless of the extent to which the applicable performance objectives are achieved, the Committee may, in its discretion, increase or decrease the amount of the Performance-Based Award actually paid to a given Participant. The Restriction Period with respect to any Performance Stock Units or any other Performance-Based Award shall lapse upon the determination by the Committee as to the attainment of the performance objective or objectives for the applicable Performance Period. The Committee may provide at the time of grant that if the performance objective or objectives are attained in part, the Restriction Period with respect to a specified portion (which may be zero) of the Award will lapse and any remaining portion shall be cancelled.

6.3 Newly Eligible Participants. Notwithstanding anything in this Article VI to the contrary, the Committee shall be entitled to make such rules, determinations and adjustments as it deems appropriate with respect to any Participant who becomes eligible to receive an Award of Performance Stock Units or other Performance-Based Awards after the commencement of a Performance Period.

6.4 Additional Provisions Relating to Performance Stock Units.

(a) Rights as a Stockholder. The Committee shall determine whether and to what extent Dividend Equivalents will be credited to the account of a Participant receiving an Award of Performance Stock Units; provided that Dividend Equivalents shall be subject to the same Restriction Period and Performance Period and other restrictions that apply to the underlying Performance Stock Units. Unless and until the Company issues Shares in respect of an Award of Performance Stock Units, or otherwise determined by the Committee at or after the grant date, a Participant holding outstanding Performance Stock Units shall not be entitled to exercise any voting rights and any other rights as a stockholder with respect to the Shares underlying such Award.

(b) Settlement of Performance Stock Units. Unless the Committee determines otherwise at or after the grant date, as soon as reasonably practicable, but not more than 60 days, after the lapse of the Restriction Period with respect to any Performance Stock Units then held by a Participant, the Company shall issue to the Participant the Shares underlying such Performance Stock Units or, if the Committee so determines in its sole discretion, an amount in cash equal to the Fair Market Value of such Shares or any combination of Shares and cash having an aggregate Fair Market Value equal to such Shares. To the extent permitted by applicable law (including section

409A of the Code), upon such terms and conditions as the Committee may establish from time to time, a Participant may be permitted to defer the receipt of the Shares or cash otherwise deliverable upon settlement of Performance Stock Units. Upon issuance of Shares underlying Performance Stock Units following lapse of the Restriction Period, such shares may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated in compliance with all applicable securities laws, the Award Agreement and any other agreement to which such Shares are subject.

6.5 Termination of Employment. All of the terms relating to the satisfaction of performance objectives and the termination of the Performance Period relating to Performance Stock Units or other Performance-Based Award, or any forfeiture and cancellation of such award (i) upon a termination of employment with or service to the Company of the holder of such award, whether by reason of Disability, Retirement, death or any other reason, or (ii) during a paid or unpaid leave of absence, shall be determined by the Committee and set forth in the applicable Award Agreement.

ARTICLE VII

RESTRICTED STOCK AND RESTRICTED STOCK UNITS; SHARE AWARDS

7.1 Grant. The grant date of any Restricted Stock or Restricted Stock Units under this Plan will be the date on which such Restricted Stock or Restricted Stock Units are awarded by the Committee or on such other future date as the Committee shall determine. Restricted Stock and Restricted Stock Units shall be evidenced by an Award Agreement that shall specify such terms and conditions as the Committee shall determine. No Shares will be issued at the time an Award of Restricted Stock Units is made and the Company shall not be required to set aside a fund for the payment of any such Award.

7.2 Vesting. Subject to the minimum vesting requirements in Section 4.4, Restricted Stock and Restricted Stock Units granted to a Participant under this Plan shall be subject to a Restriction Period, which may lapse upon the performance of a minimum period of service, or the occurrence of any event or events, including a Change in Control, as the Committee shall determine, either at or after the grant date.

7.3 Additional Provisions Relating to Restricted Stock.

(a) Legend. Each certificate evidencing Shares subject to an Award of Restricted Stock shall be registered in the name of the Participant holding such Restricted Stock and shall bear the following legend (or similar legend):

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE) CONTAINED IN THE HERC HOLDINGS INC. 2018 OMNIBUS INCENTIVE PLAN AND THE RELATED AWARD AGREEMENT AND NEITHER THIS CERTIFICATE NOR THE SHARES REPRESENTED BY IT ARE ASSIGNABLE OR OTHERWISE TRANSFERABLE EXCEPT IN ACCORDANCE WITH SUCH PLAN, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.”

(b) Rights as a Stockholder. Unless otherwise determined by the Committee at or after the grant date, a Participant holding outstanding Restricted Stock shall be entitled to (i) receive all dividends and distributions paid in respect of Shares underlying such Award; provided, that, if any such dividends or distributions are paid in Shares or other securities, such shares and other securities shall be subject to the same Restriction Period and other restrictions as apply to the Restricted Stock with respect to which they were paid, and (ii) exercise full voting rights and other rights as a stockholder with respect to the Shares underlying such Award during the period in which such Shares remain subject to the Restriction Period.

7.4 Additional Provisions Relating to Restricted Stock Units.

(a) Rights as a Stockholder. The Committee shall determine whether and to what extent Dividend Equivalents will be credited to the account of, or will be paid currently to, a Participant receiving an Award of Restricted Stock Units; provided that Dividend Equivalents shall be subject to the same Restriction Period and other restrictions that apply to the underlying Restricted Stock Units. Unless and until the Company issues Shares to a Participant in respect of his or her Award of Restricted Stock Units, or otherwise determined by the Committee at or after the grant date, a Participant holding outstanding Restricted Stock Units shall not be entitled to exercise any voting rights and any other rights as a stockholder with respect to the Shares underlying such Award.

(b) Settlement of Restricted Stock Units. Unless the Committee determines otherwise at or after the grant date, as soon as reasonably practicable, but not more than 60 days, after the lapse of the Restriction Period with respect to any Restricted Stock Units, the Company shall issue the Shares underlying such Restricted Stock Units (plus additional Shares for Restricted Stock Units credited in respect of dividends or distributions, if any) or, if the Committee so determines in its sole discretion, an amount in cash equal to the Fair Market Value of such Shares or any combination of Shares and cash having an aggregate Fair Market Value equal to such Shares. To the extent permitted by applicable law (including section 409A of the Code), upon such terms and conditions as the Committee may establish from time to time, a Participant may be permitted to defer the receipt of the Shares or cash otherwise deliverable upon settlement of Restricted Stock Units. Upon issuance of Shares following lapse of the Restriction Period, such shares may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated in compliance with all applicable securities law, the Award Agreement and any other agreement to which such shares are subject.

7.5 Termination of Employment. All of the terms relating to the termination of the Restriction Period relating to a Restricted Stock or Restricted Stock Unit Award, or any forfeiture and cancellation of such award (i) upon a termination of employment with or service to the Company of the holder of such award, whether by reason of Disability, Retirement, death or any other reason, or (ii) during a paid or unpaid leave of absence, shall be determined by the Committee and set forth in the applicable Award Agreement.

7.6 Share Awards. Share Awards may be made as additional compensation for services rendered by a Participant to the Company or any Subsidiary or may be in lieu of cash or other compensation to which the Participant may be entitled from the Company or any Subsidiary.

ARTICLE VIII

DEFERRED STOCK UNITS

8.1 In General. Freestanding Deferred Stock Units may be granted to Participants at such time or times as shall be determined by the Committee without regard to any election by the Participant to defer receipt of any compensation or bonus amount payable to such Participant. The grant date of any freestanding Deferred Stock Units under this Plan will be the date on which such freestanding Deferred Stock Units are awarded by the Committee or on such other future date as the Committee shall determine. In addition, to the extent permitted by applicable law (including section 409A of the Code), on fixed dates established by the Committee and subject to such terms and conditions as the Committee shall determine, the Committee may permit a Participant to elect to defer receipt of all or a portion of such Participant’s annual compensation and/or incentive bonus (“Deferred Annual Amount”) payable by the Company or a Subsidiary and receive in lieu thereof an Award of elective Deferred Stock Units equal to the greatest whole number which may be obtained by dividing (i) the amount of the Deferred Annual Amount by (ii) the Fair Market Value of one Share on the date of payment of such compensation and/or annual bonus. Deferred Stock Units shall be evidenced by an Award Agreement that shall specify the number of Shares to which the Deferred Stock Units pertains, and such terms and conditions as the Committee shall determine. Upon the grant of Deferred Stock Units pursuant to this Plan, the Company shall establish a notional account for the Participant and will record in such account the number of shares of Deferred Stock Units awarded to the Participant. No Shares will be issued to the Participant at the time an award of Deferred Stock Units is granted.

8.2 Rights as a Stockholder. The Committee shall determine whether and to what extent Dividend Equivalents will be credited to the account of, or will be paid currently to, a Participant receiving an Award of Deferred Stock Units. A Participant shall not have any rights as a stockholder in respect of Deferred Stock Units awarded pursuant to this Plan (including, but not limited to, the right to vote on any matter submitted to the Company’s stockholders) until such time as the Shares attributable to such Deferred Stock Units have been issued to such Participant or his beneficiary.

8.3 Settlement. Unless the Committee determines otherwise at or after the grant date, the Company shall issue the Shares underlying any of a Participant’s freestanding Deferred Stock Units (and related Dividend Equivalents, if any) for which the Restriction Period shall have lapsed on or prior to the date of such Participant’s termination of employment with the Company and any Subsidiary, other than a termination for Cause, as soon as administratively practicable, but not later than 90 days, following the date of such termination of employment (or on such earlier date as the Committee shall permit or such later date as may be elected by the Participant in accordance with section 409A of the Code and the rules and procedures of the Board or as may be required by applicable law). Unless the Committee determines otherwise at or after the grant date, in the event of the termination of a Participant’s employment with the Company and the Subsidiaries for Cause, the Participant shall immediately forfeit all rights with respect to any freestanding Deferred Stock Units (and underlying Shares and related Dividend Equivalents, if any) credited to his account, whether or not the Restriction Period shall have then lapsed. Subject to Article IX and Article XI, and the last sentence of Section 8.1, unless the Committee determines otherwise at or after the grant date, the Company shall issue the Shares underlying any of a Participant’s elective Deferred Stock Units (and related Dividend Equivalents, if any) credited to such Participant’s account under this Plan as soon as administratively practicable, but not later than 90 days, following the date of such Participant’s termination of employment (or such later date as may be elected by the Participant in accordance with the rules and procedures of the Committee or as may be required by applicable law). The Committee may provide in the Award Agreement applicable to any Award of Deferred Stock Units that, in lieu of issuing Shares in settlement of any Deferred Stock Units, the Committee may direct the Company to pay to the Participant the Fair Market Value of the Shares corresponding to such Deferred Stock Units in cash, or in any combination of Shares and cash having an aggregate Fair Market Value equal to such Shares.

8.4 Further Deferral Elections. To the extent permitted by applicable law (including section 409A of the Code), upon such terms and conditions as the Committee may establish from time to time, a Participant may elect to further defer receipt of Shares issuable in respect of Deferred Stock Units (or an installment of an Award) for a specified period or until a specified event.

ARTICLE IX

CHANGE IN CONTROL

9.1 Accelerated Vesting and Payment.

(a) In General. Unless the Committee otherwise determines in the manner set forth in Section 9.2, upon the occurrence of a Change in Control, (i) all Options and Stock Appreciation Rights shall become immediately exercisable, (ii) the Restriction Period on all Restricted Stock, Restricted Stock Units and freestanding Deferred Stock Units shall lapse immediately prior to such Change in Control and (iii) Shares underlying Awards of Restricted Stock Units and Deferred Stock Units shall be issued to each Participant then holding such Award immediately prior to such Change in Control; provided, that, at the discretion of the Committee (as constituted immediately prior to the Change in Control), each such Option, Stock Appreciation Right, Restricted Stock Unit and/or Deferred Stock Unit may be canceled in exchange for an amount equal to the product of (A)(I) in the case of Options and Stock Appreciation Rights, the excess, if any, of the product of the Change in Control Price over the exercise price or base price, as applicable, for such Award, and (II) in the case of other such Awards, the Change in Control Price multiplied by (B) the aggregate number of Shares covered by such Award; provided, further, that where the Change in Control does not constitute a “change in control event” as defined under section 409A of the Code, the shares to be issued, or the amount to be paid, for each Award that constitutes deferred compensation subject to section 409A of the Code shall be paid at the time or schedule applicable to such Awards (assuming for these payment purposes (but not the lapsing of the Restriction Period) that no such Change in Control had occurred). Notwithstanding the foregoing, the Committee may, in its discretion, instead terminate any outstanding Options or Stock Appreciation Rights if either (x) the Company provides holders of such Options and Stock Appreciation Rights with reasonable advance notice to exercise their outstanding and unexercised Options and Stock Appreciation Rights or (y) the Committee reasonably determines that the Change in Control Price is equal to or less than the exercise price or base price, as applicable, for such Options or Stock Appreciation Rights.

(b) Performance Stock Units and Other Performance-Based Awards. In the event of a Change in Control, Performance Stock Units, other Performance-Based Awards and elective Deferred Stock Units that are outstanding shall be treated as provided in the individual Award Agreement governing such Awards.

(c) Timing of Payments. Payment of any amounts calculated in accordance with Section 9.1(a) shall be made in cash or, if determined by the Committee (as constituted immediately prior to the Change in Control), in shares of the common stock of the New Employer having an aggregate fair market value equal to such amount and shall be payable in full, as soon as reasonably practicable, but in no event later than 30 days, following the Change in Control (subject to the payment timing restrictions contained in the second proviso of the first sentence of Section 9.1(a)). For purposes hereof, the fair market value of one share of common stock of the New Employer shall be determined by the Committee (as constituted immediately prior to the consummation of the transaction constituting the Change in Control), in good faith.

9.2 Alternative Awards. Notwithstanding Section 9.1, no cancellation, termination, acceleration of exercisability or vesting, lapse of any Restriction Period or settlement or other payment shall occur with respect to any outstanding Award (other than an award of Performance Stock Units, other Performance-Based Awards or elective Deferred Stock Units except as provided therein), if the Committee (as constituted immediately prior to the consummation of the transaction constituting the Change in Control) reasonably determines, in good faith, prior to the Change in Control that such outstanding Awards shall be honored or assumed, or new rights substituted therefor (such honored, assumed or substituted Award being hereinafter referred to as an “Alternative Award”) by the New Employer, provided, that any Alternative Award must:

(i) be based on Shares that are traded on an established U.S. securities market or another public market determined by the Committee prior to the Change in Control; provide the Participant (or each Participant in a class of Participants) with rights and entitlements substantially equivalent to or better than the rights, terms and conditions applicable under such Award, including, but not limited to, an identical or better exercise or vesting schedule and identical or better timing and methods of payment (including liquidity rights with respect to Shares received in settlement of such Award);

(ii) have substantially equivalent economic value to such Award (determined at the time of the Change in Control);

(iii) have terms and conditions which provide that in the event that the Participant suffers an involuntary termination without Cause within two years following the Change in Control, any conditions on the Participant’s rights under, or any restrictions on transfer or exercisability applicable to, each such Award held by such Participant shall be waived or shall lapse, as the case may be; and

(iv) not result in adverse tax consequences to the Participant under section 409A of the Code.

ARTICLE X

EFFECTIVE DATE, AMENDMENT, MODIFICATION AND TERMINATION OF PLAN

This Plan was adopted by the Board on February 16, 2018, and shall become effective upon approval by stockholders of the Company. The Plan shall continue in effect, unless sooner terminated pursuant to this Article X, until May 17, 2028; provided that no ISOs may be granted after February 16, 2028. The Board or the Committee may at any time terminate or suspend this Plan, and from time to time may amend or modify this Plan; provided, that without the approval by a majority of the votes cast at a meeting of shareholders at which a quorum representing a majority of the shares of the Company entitled to vote generally in the election of directors is present in person or by proxy, no amendment or modification to this Plan may (i) except as otherwise expressly provided in Section 4.3, materially increase the number of Shares subject to this Plan, (ii) modify the restrictions provided in Section 4.4 or (iii) materially modify the requirements for participation in this Plan. No amendment, modification, or termination of this Plan shall in any manner adversely affect any Award theretofore granted under this Plan, without the consent of the Participant. Notwithstanding the foregoing, the Board or Committee may take such actions as it deems appropriate to ensure that this Plan and any Awards may comply with any tax, securities or other applicable law. Nothing herein shall restrict the Committee’s ability to exercise its discretionary authority as provided in this Plan.

Subject to other applicable provisions of this Plan, all Awards made under this Plan prior to such termination of this Plan shall remain in effect until such Awards have been satisfied or terminated in accordance with this Plan and the terms of such Awards. Except as otherwise determined by the Board, termination of this Plan shall not affect the Committee’s ability to exercise the powers granted to it hereunder with respect to Awards granted under this Plan prior to the date of such termination. On the Effective Date, the Prior Plan shall terminate, and no further grants shall be made thereunder. Following a Change in Control, no action shall be taken under this Plan that will cause any Award that has previously been determined to be (or is determined to be) subject to section 409A of the Code to fail to comply in any respect with section 409A of the Code without the written consent of the Participant.

ARTICLE XI

MISCELLANEOUS PROVISIONS

11.1 Nontransferability of Awards. No Award shall be assignable or transferable except by will or the laws of descent and distribution, or to the extent an Award Agreement permits the transfer of such Award to a trust or entity established by the Participant for estate planning purposes. Except to the extent required by law, no Award shall be subject to any lien, obligation or liability of the Participant. An Award exercisable after the death of a Participant may be exercised by the legatees, personal representatives or distributes of the Participant.

11.2 Beneficiary Designation. Each Participant under this Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Plan is to be paid or by whom any right under this Plan is to be exercised in case of his or her death. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during his or her lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to or exercised by the Participant’s surviving spouse, if any, or otherwise to or by his or her estate.

11.3 No Guarantee of Employment or Participation. Nothing in this Plan or any Award Agreement shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant’s employment at any time, nor confer upon any Participant any right to continue in the employ of the Company or any Subsidiary (regardless of whether such termination results in (1) the failure of any Award to vest; (2) the forfeiture of any unvested or vested portion of any Award; and/or (3) any other adverse effect on the individual’s interests under this Plan or any Award Agreement). No Employee shall have a right to be selected as a Participant, or, having been so selected, to receive any future Awards.

11.4 Tax Withholding. The Company shall have the right and power to deduct from all amounts paid to a Participant in cash or shares (whether under this Plan or otherwise) or to require a Participant to remit to the Company promptly upon notification of the amount due, an amount to satisfy federal, state, local, foreign or other taxes or obligations required by law to be withheld with respect thereto with respect to the grant, vesting or exercise of any Award under this Plan. The Company may defer payments of cash or issuance or delivery of Shares until such requirements are satisfied, and take such other action as may be necessary in the opinion of the Committee to satisfy all obligations for the payment of such withholding taxes and other amounts due. Without limiting the generality of the foregoing, the Company shall have the right to retain, or the Committee may, subject to such terms and conditions as it may establish from time to time, permit Participants to elect (i) to tender, Shares (including Shares issuable in respect of an Award) to satisfy, in whole or in part, the amount required to be withheld, (ii) to have Shares with a Fair Market Value equal to the withholding liability withheld by the Company from any Shares that would have otherwise been received by the Participant (i.e., through a “net settlement” of such tax withholding due), (iii) if there is a public market for the Shares at such time, subject to such rules as may be established by the Committee, through delivery of irrevocable instructions to a broker to sell the Shares otherwise deliverable upon the exercise of the Option and deliver promptly to the Company an amount equal to the withholding liability, or (iv) such other method as approved by the Committee. Shares to be delivered or withheld may not have an aggregate Fair Market Value in excess of the amount determined by applying the maximum individual statutory tax rate in the employee’s applicable jurisdiction; provided that the Company shall be permitted to limit the number of shares so withheld to a lesser number if necessary, in the judgment of the Committee, to avoid adverse accounting consequences or for administrative convenience.

11.5 Compliance with Legal and Exchange Requirements. The Plan, the granting and exercising of Awards thereunder, and any obligations of the Company under this Plan, shall be subject to all applicable federal and state laws, rules, and regulations, and to such approvals by any regulatory or governmental agency as may be required, and to any rules or regulations of any exchange on which the Common Stock is listed. The Company, in its discretion, may postpone the granting, exercising and settlement of Awards, the issuance or delivery of Shares under any Award or any other action permitted under this Plan to permit the Company, with reasonable diligence, to complete such stock exchange listing or registration or qualification of such Shares or other required action under any federal or state law, rule or regulation and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Shares in compliance with applicable laws, rules and regulations.

11.6 No Limitation on Compensation. Nothing in this Plan shall be construed to limit the right of the Company to establish other plans or to pay compensation to its employees, in cash or property, in a manner which is not expressly authorized under this Plan.

11.7 409A Compliance. The Plan is intended to be administered in a manner consistent with the requirements, where applicable, of section 409A of the Code. Where reasonably possible and practicable, this Plan shall be administered in a manner to avoid the imposition on Participants of immediate tax recognition and additional taxes pursuant to such section 409A. Notwithstanding the foregoing, neither the Company nor the Committee shall have any liability to any person in the event such section 409A applies to any such Award in a manner that results in adverse tax consequences for the Participant or any of his beneficiaries or transferees.

Solely for purposes of determining the time and form of payments due under any Award that is considered nonqualified deferred compensation under section 409A of the Code and that is not otherwise exempt from section 409A of the Code, a Participant shall not be deemed to have incurred a termination of employment unless and until he shall incur a “separation from service” within the meaning of section 409A of the Code. Notwithstanding any other provision in this Plan, if as of Participant’s separation from service, the Participant is a “specified employee” as determined by the Company, then to the extent any amount payable under any Award that is considered nonqualified deferred compensation under section 409A of the Code and that is not otherwise exempt from section 409A of the Code, for which payment is triggered by Participant’s separation from service (other than on account of death), and that under the terms of the Award would be payable prior to the six-month anniversary of the Participant’s separation from service, such payment shall be delayed until the earlier to occur of (a) the six-month anniversary of such separation from service or (b) the date of the Participant’s death.

11.8 Governing Law. The Plan shall be construed in accordance with and governed by the laws of the State of Delaware, without reference to principles of conflict of laws.

11.9 Severability; Blue Pencil. In the event that any one or more of the provisions of any Award or this Plan shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby. If, in the opinion of any court of competent jurisdiction such covenants are not reasonable in any respect, such court shall have the right, power and authority to excise or modify such provision or provisions of these covenants as to the court shall appear not reasonable and to enforce the remainder of these covenants as so amended.

11.10 No Impact on Benefits. Except as may otherwise be specifically stated under any employee benefit plan, policy or program, no amount payable in respect of any Award shall be treated as compensation for purposes of calculating a Participant’s right under any such plan, policy or program. No amount payable in respect of any Award shall be deemed part of a Participant’s regular, recurring compensation for purposes of any termination, indemnity or severance pay laws.

11.11 Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of this Plan, and shall not be employed in the construction of this Plan.

11.12 No Trust or Fund Created. Neither this Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a grantee or any other Person. To the extent that any grantee or other Person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

11.13 Fractional Shares. Notwithstanding other provisions of this Plan or Award Agreements hereunder, no fractional Shares shall be issued or delivered pursuant to this Plan or any Award, and the Company shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional shares, or whether such fractional shares or any rights thereto shall be canceled, terminated or otherwise eliminated with, or without, consideration.

11.14 No Obligation to Exercise Awards; No Right to Notice of Expiration Date. The grant of an Award of an Option or Stock Appreciation Right will impose no obligation upon the Participant to exercise the Award. The Company, its Affiliates and the Committee have no obligation to inform a Participant of the date on which any Award lapses except in the Award Agreement.

11.15 Right to Offset. Notwithstanding any provisions of this Plan to the contrary, and to the extent permitted by applicable law (including section 409A of the Code), the Company may offset any amounts to be paid to a Participant (or, in the event of the Participant’s death, to his beneficiary or estate) under this Plan against any amounts that such Participant may owe to the Company or its Affiliates.

11.16 Furnishing Information. A Participant will cooperate with the Committee by furnishing any and all information requested by the Committee and take such other actions as may be requested in order to facilitate the administration of this Plan and the payments of benefits hereunder, including but not limited to taking such physical examinations as the Committee may deem necessary when eligibility or entitlement to any compensation or benefit based on Disability is at issue.

11.17 Successors and Assigns. This Plan shall be binding on all successors and assigns of the Company and a Participant, including without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.

ANNEX B

Herc Holdings Inc. Employee Stock Purchase Plan

(As Amended and Restated, Effective as of May 17, 2018)

ARTICLE I Introduction	B-4
1.1 Purpose of the Plan	B-4
1.2 Employee Stock Purchase Plan	B-4
1.3 Other similar plans	B-4
1.4 Shares for the Plan and Sub-Plans	B-4
ARTICLE II Meaning of Words Used	B-4
2.1 In this Plan	B-4
2.2 Headings	B-5
ARTICLE III Eligibility	B-6
3.1 Eligible Employees	B-6
3.2 Restrictions on eligibility	B-6
ARTICLE IV Invitations	B-6
4.1 Operation	B-6
4.2 Time when invitations may be made	B-6
4.3 Form of invitation	B-6
4.4 Limit on participation	B-7
ARTICLE V Applying to join the Plan	B-7
5.1 Form of application	B-7
5.2 Subsequent Offerings	B-7
5.3 Incorporation of terms	B-7
ARTICLE VI Purchase Price	B-7
6.1 Setting the price	B-7
6.2 Fair Market Value	B-7
ARTICLE VII Grant of Purchase Right	B-8
7.1 Grant	B-8
7.2 Correction	B-8
7.3 Transferability	B-8
ARTICLE VIII Shares available for the Plan	B-8
8.1 Limit required by IRS rules	B-8
8.2 Exclusions	B-8
8.3 Types of Shares	B-8
ARTICLE IX Scaling down	B-8
9.1 Method	B-8
9.2 Insufficient Shares	B-8
ARTICLE X Payroll deductions	B-9
10.1 Start and end	B-9
10.2 Suspending Contributions	B-9
10.3 Changing Contributions	B-9
10.4 Withdrawal from an Offering	B-9
10.5 Continued participation	B-9
10.6 The account	B-9
10.7 Compliance with Section 423	B-9
10.8 Approved leave of absence	B-10
ARTICLE XI Termination of employment	B-10
11.1 General rule on termination and death	B-10
11.2 Beneficiary designation	B-10
ARTICLE XII Exercise of Purchase Right	B-10
12.1 Exercise	B-10
12.2 Contributions	B-10
12.3 Registration compliance	B-10
12.4 Lapse	B-11

ARTICLE XIII Acquisition of Shares	B-11
13.1 Issue or transfer	B-11
13.2 Rights	B-11
13.3 Certificate of incorporation and bylaws	B-11
13.4 Listing	B-11
ARTICLE XIV Corporate events	B-11
14.1 Change in Control	B-11
14.2 Liquidation or dissolution of the Company	B-11
14.3 Change in the securities of the Company	B-11
14.4 Terms used	B-12
ARTICLE XV General	B-12
15.1 Notices	B-12
15.2 Documents sent to shareholders	B-13
15.3 Costs	B-13
15.4 Terms of employment	B-13
15.5 Corporate actions	B-13
15.6 Employee trust	B-14
15.7 Withholding	B-14
15.8 Data privacy	B-14
15.9 Legal compliance	B-14
15.10 Crediting Service	B-14
ARTICLE XVI Administration	B-14
16.1 Committee’s powers	B-14
16.2 Committee’s decision final and binding	B-15
16.3 Indemnification of Committee	B-15
ARTICLE XVII Changing the Plan and Termination	B-15
17.1 Changing the Plan	B-15
17.2 Notice	B-15
17.3 Termination of the Plan	B-15
ARTICLE XVIII Overseas Participants	B-15
18.1 Establishing plans	B-15
18.2 Overseas laws	B-15
ARTICLE XIX Governing Law	B-15

Herc Holdings Inc.

Employee Stock Purchase Plan

ARTICLE I

Introduction

1.1	Purpose of the Plan. The purpose of the Plan is to provide employees of Participating Companies with the opportunity to acquire Shares or an interest in Shares of the Company. Employees who participate in the Plan are given a right, called a Purchase Right, to buy Shares at the end of the specified Contribution Period.

1.2	Employee Stock Purchase Plan. The Plan is intended to constitute an “employee stock purchase plan” within the meaning of Section 423 of the Code. The provisions of the Plan will be construed so as to extend and limit participation in a manner consistent with that section of the Code.

1.3	Other similar plans. The Company may establish similar plans for operation in other countries (“Sub-Plans”), as set out in Article 18 (Overseas Participants). The Sub-Plans may be set forth in a schedule to this Plan or set out in separate documents. The Plan is, however, a separate and independent plan from the Sub-Plans.

1.4	Shares for the Plan and Sub-Plans. The number of Shares authorized to be issued under the Plan in Article 8 (Shares available for the Plan) applies in total to both the Plan and any Sub-Plans. The Committee will determine, at its discretion, the method for allocating the Shares under the Plan and the Sub-Plans without shareholder approval.

ARTICLE II

Meaning of Words Used

2.1	In this Plan:

“Acquisition Date” means the end of the Contribution Period (as specified by the Committee in the invitation), at which time the Purchase Right granted under the Plan may be exercised and Shares acquired on behalf of the Participant.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such first Person. For these purposes, “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person by reason of ownership of voting securities, by contract or otherwise.

“Board” means the Board of Directors of the Company or, where appropriate, a duly authorized committee of it.

“Business Day” means any day on which the New York Stock Exchange is open for the transaction of business.

“Code” means the Internal Revenue Code of 1986, as amended. References to any provision of the Code or regulation (including proposed regulation) include any successor provisions or regulations.

“Committee” means the Compensation Committee of the Board or such other committee selected by the Board to administer the Plan, including the Herc Rentals Benefits Committee.

“Company” means Herc Holdings Inc., a Delaware corporation, and any successor thereto.

“Compensation” means all cash remuneration paid or made available by a Participating Company to an Eligible Employee for his services, as salary or wages or sales representative commissions and including the amount of his pre-tax contributions under The Herc Rentals Income Savings Plan and the Herc Rentals Custom Benefit Program (or such programs and plans in substitution thereof), but excluding all other amounts includible in the Eligible Employee’s income for federal income tax purposes.

“Contribution” means the amount of after-tax payroll deduction an employee has agreed to make, as set out in his application for a Purchase Right.

“Contribution Period” means a period of time specified in the invitation within an Offering, beginning on the Grant Date and ending on the Acquisition Date, or such earlier date as may be established under Article 11 (Termination of employment).

“Dealing Restrictions” means restrictions imposed by statute, order, regulation or government directive, or by any code adopted by the Company, or any US or other regulatory requirement restricting dealings in Shares.

“Eligible Employee” means an employee who meets the requirements specified in the invitation to participate in the Offering and also in Article 3 (Eligibility).

“Grant Date” means a date selected by the Committee for an Offering to commence.

“Offering” means the grant of Purchase Rights to acquire Shares under the Plan to Eligible Employees.

“Parent” means a Person which is a “parent corporation” of the Company within the meaning of Section 424(e) of the Code.

“Participant” means a person holding a Purchase Right, including Representatives.

“Participating Companies” means:

(a) any Subsidiary organized under the laws of any state of the United States of America, unless the Committee has determined a Subsidiary is not designated to participate in the Plan; and

(b) any other Subsidiary designated by the Committee to participate in the Plan (as long as it is not participating in any Sub-Plan).

“Person” means any natural person, firm, partnership, limited liability company, association, corporation, company, trust, business trust, governmental authority or other entity.

“Plan” means this plan known as the Herc Holdings Inc. Employee Stock Purchase Plan.

“Purchase Price” means the amount payable for each Share on the exercise of a Purchase Right calculated as described in Article 6 (Purchase Price).

“Purchase Right” means a right to acquire Shares granted under the Plan.

“Representative” means the person entitled to receive the assets of a Participant under a Participant’s will or the laws of intestate succession, in the case of a deceased Participant, or to act as a guardian or conservator for a Participant, in the case of a Participant who is found to be incompetent.

“Securities Act” means the Securities Act of 1933, as amended.

“Share” means a share of the common stock of the Company.

“Sub-Plan” means any employee share purchase plan established in accordance with Article 18 (Overseas Participants).

“Subsidiary” means a Person which is a “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code.

Any references in the Plan to the masculine gender shall include references to the feminine gender and vice versa.

2.2 Headings. Headings will be ignored in construing this Plan.

ARTICLE III

Eligibility

3.1 Eligible Employees. A person will be eligible to participate if he:

(a) is employed for the purposes of Section 423(b)(4) of the Code by a Participating Company, including officers and directors, on the Grant Date; and

(b) (i) has such qualifying period (if any) of continuous service (not exceeding two years prior to the Grant Date), (ii) has such qualifying (if any) minimum number of customarily scheduled hours of work (not exceeding twenty), and/or (iii) such qualifying (if any) minimum number of months customarily worked per calendar year (not exceeding five), in each case as the Committee may from time to time determine.

3.2	Restrictions on eligibility

A person will not be eligible for the grant of any Purchase Rights if, immediately after the grant of a Purchase Right, the person owns stock possessing 5 percent or more of the total combined voting power or value of all classes of shares of the Company or any Subsidiary. For the purpose of this Section 3.2, (i) the rules of Section 424(d) of the Code apply in determining the share ownership of any employee and the Shares which he may acquire under all outstanding Purchase Rights, and (ii) Purchase Rights will be treated as stock owned by the person.

ARTICLE IV

Invitations

4.1 Operation. The Committee has discretion to decide whether the Plan will be operated. When the Committee operates the Plan it must invite all Eligible Employees to apply to participate. The invitation will continue to have effect in respect of subsequent Offerings under the Plan such that a Participant who has withdrawn from an Offering under Section 10.4 (Withdrawal from an Offering) may re-apply to join the Plan under Section 5.1 (Form of application) provided he continues to be an Eligible Employee.

4.2	Time when invitations may be made.

(a) Invitations may be made at any such time as the Committee determines, subject to any Dealing Restrictions.

(b) If the Committee cannot make the invitation due to Dealing Restrictions, the Committee may make the invitations at any time after the lifting of such restrictions.

4.3 Form of invitation. The invitation will specify:

(a) the Grant Date;

(b) the requirements a person must satisfy in order to be eligible to participate;

(c) the Purchase Price or how it is to be calculated;

(d) the length of the Offering, which must not exceed 27 months beginning with the Grant Date;

(e) how applications must be submitted and the closing date for applying to join the Offering;

(f) the maximum number, if any, of Shares over which Purchase Rights may be granted:

(i) individually;

(ii) for the Offering;

(iii) taken in conjunction with Offerings under the Sub-Plans; or

(iv) for a specific Contribution Period;

(g) the maximum and minimum permitted Contribution which can be specified in a currency or as a percentage of the Participant’s Compensation;

(h) when and how frequently the payroll deductions will be made;

(i) the Acquisition Date at the end of the Offering when the Shares will be acquired; and

(j) any other terms, consistent with the terms of this Plan.

The invitation and Offering must comply with the requirements of Section 423(b)(5) of the Code.

4.4 Limit on participation.

(a) No person may be granted a Purchase Right which permits his rights to purchase Shares under all plans of the Company, any Subsidiary or Parent of the Company that are qualified under Section 423 of the Code to exceed US$25,000 of the Fair Market Value of such Shares, determined at the time the Purchase Right is granted, for each calendar year in which such Purchase Right is outstanding at any time.

(b) To the extent necessary to comply with this requirement, the Committee may:

(c) cause a Participant’s Contributions to be decreased in respect of any Offering; or

(d) take other actions it considers necessary to ensure compliance with Section 423 of the Code.

ARTICLE V

Applying to join the Plan

5.1 Form of application. An application for a Purchase Right will be made in writing, or electronically, in a form specified by the Committee and will require the Eligible Employee to state:

(a) the Contribution he wishes to make;

(b) that his proposed Contribution, when added to any contributions he makes under any other stock purchase plans of the Company, its Subsidiaries or its Parent, will not exceed the maximum permitted under Section 423 of the Code.

An application in the form determined by the Committee which is improperly completed or late may be rejected.

5.2 Subsequent Offerings. Unless the Participant withdraws from an Offering under Section 10.4 (Withdrawal from an Offering), the Participant’s application is deemed to apply in respect of any subsequent Offerings if they are made available by the Company.

5.3 Incorporation of terms. The terms of each Offering will include, through incorporation by reference, the provisions of this Plan.

ARTICLE VI

Purchase Price

6.1 Setting the price. The Committee will determine the Purchase Price (or the method by which it shall be determined) at the beginning of the Offering. The Purchase Price must not be less than 85 percent of the Fair Market Value of a Share at the Acquisition Date.

6.2 Fair Market Value. “Fair Market Value” on any particular day means the closing selling price for a Share on the New York Stock Exchange on such day, as reported in The Wall Street Journal or such other recognized source as the Committee determines. If no selling price is reported for a particular date, “Fair Market Value” will be the closing selling price for a Share on the closest preceding Business Day for which such selling price is provided unless otherwise determined by the Committee. If the Shares are listed on any established stock exchange of a national market system (but they are not listed on the New York Stock Exchange), their “Fair Market Value” shall be the closing selling price for the Shares, as quoted on such exchange (or the exchange with the greatest volume of trading in Shares) or system on the date of such determination, as reported in The Wall Street Journal or such other recognized source as the Committee determines. If Shares are no longer listed on an established market, “Fair Market Value” of a Share will be determined in good faith by the Committee.

ARTICLE VII

Grant of Purchase Right

7.1 Grant. Unless there has been scaling down as described in Article 9 (Scaling Down), or the Committee decides not to proceed with an Offering, for example, because there are not enough Shares, the Committee must, on the Grant Date, grant to each Eligible Employee who has submitted and not withdrawn a valid application a Purchase Right to acquire, at the Purchase Price, the number of Shares that can be purchased based on the amount of Contributions he will make during the Offering. The Committee will not grant a Purchase Right to anyone who is not an Eligible Employee on the Grant Date. If the Committee tries to do so, the grant will be void.

7.2 Correction. Any grant of a Purchase Right in excess of the limit in Article 8 (Shares available for the Plan) or Section 4.4 (Limit on participation) may be adjusted in any way so as to not exceed those limits.

7.3 Transferability. Purchase Rights are not transferable by the Participant otherwise than by will or the laws of descent and distribution, and shall only be exercisable during the Participant’s lifetime by the Participant.

ARTICLE VIII

Shares available for the Plan

8.1 Limit required by IRS rules. Shares that may be issued or sold pursuant to Purchase Rights granted under the Plan and any Sub-Plan shall not exceed in the aggregate 933,333 Shares of the Company. This number is subject to the provisions of Section 14.3 (Change in the securities of the Company) relating to adjustments upon changes in capitalization.

8.2 Exclusions. Where a Purchase Right is terminated or lapses without being exercised, these Shares are ignored when calculating the limits in this Article 8.

8.3 Types of Shares. The Shares subject to the Plan may be Shares that have been authorized but unissued, Shares that have been bought, or treasury shares.

ARTICLE IX

Scaling down

9.1 Method. If valid applications are received for a total number of Shares in excess of any maximum number specified in the invitation under Section 4.3 (Form of invitation), Section 4.4 (Limit on participation) or any limit under Article 8 (Shares available for the Plan) the Committee will scale down applications by choosing one or more of the following methods:

(a) reducing the proposed Contributions by the same proportion to an amount not less than the minimum specified in the invitation; or

(b) reducing the proposed Contributions to a maximum amount chosen by the Committee, which must not be less than the minimum specified in the invitation; or

(c) using other methods, but these must treat Eligible Employees fairly.

9.2 Insufficient Shares. If, having scaled down as described in Section 9.1 (Method), the number of Shares available is insufficient to enable Purchase Rights to be granted to all Eligible Employees making valid applications, the Committee may decide not to grant any Purchase Rights.

ARTICLE X

Payroll deductions

10.1 Start and end. Contributions will be deducted from payroll on each pay date during an Offering (unless terminated early in accordance with the terms of this Plan) or such other dates as the Committee may decide. All Contributions are made on an after-tax basis.

10.2 Suspending Contributions. A Participant may request to suspend making Contributions at any time prior to the Acquisition Date by notifying the Company in the form and manner designated by the Company. On the Acquisition Date the Participant’s Purchase Right will be exercised and Shares purchased to the extent of the Contributions made until the suspension date, unless a Participant withdraws from the Offering in accordance with Section 10.4 (Withdrawal from an Offering). Any suspension under this Section 10.2 will take effect no later than the first pay date following ten (10) business days from the Company’s receipt of the change form and shall be effective for the entire duration of the Offering in which it is made (but not for any succeeding Offering), unless the Committee determines otherwise. A Participant shall not be permitted to make up any missed Contributions as a result of suspension under this Section 10.2 or otherwise.

10.3 Changing Contributions. During an Offering, a Participant may request to increase or decrease the rate of his Contributions for the remaining part of the Offering and any succeeding Offerings, by completing or filing with the Company a change form authorizing a change in the Contribution. The new rate of Contribution will take effect no later than the first pay date following ten (10) business days from the Company’s receipt of the change form. A Participant is permitted to change his Contributions once per Offering.

10.4 Withdrawal from an Offering. A Participant may request to withdraw from an Offering at any time prior to the Acquisition Date by notifying the Company in the form and manner designated by the Company. The request will take effect no later than ten (10) business days following the Company’s receipt of the request. For the avoidance of doubt, the Company is not obliged to process a request to withdraw from an Offering if the request is submitted later than ten (10) days prior to an Acquisition Date. If not processed prior to the relevant Acquisition Date, the request will take effect in respect of the next Offering.

All of the Participant’s Contributions credited to his account will be paid to him no later than 30 days after receipt of his notice of withdrawal and his Purchase Right for the current Offering will be automatically terminated. No further Contributions for the purchase of Shares will be permitted or made during the Offering.

A Participant’s withdrawal from an Offering will not have any effect upon his eligibility to participate in the next Offering.

10.5 Continued participation. If so specified on the application, the Participant will continue to participate in successive Offerings unless terminated as provided in this Article 10.

10.6 The account. The Contributions will be credited to a bookkeeping account for the Participant and may be deposited with the general funds of the Company or the Participating Company or, if the Committee so decides, with a banking institution or custodian as designated by the Committee. Except as otherwise provided by the Committee, interest shall not be credited to accounts established under the Plan.

10.7 Compliance with Section 423. A Participant’s Contributions will, at any time, be decreased to the extent necessary to comply with Section 423(b)(8) of the Code and Section 4.4 (Limit on participation). Contributions shall recommence at the rate provided in the Participant’s application at the beginning of the first Contribution Period which is scheduled to end in the following calendar year, unless otherwise withdrawn by the Participant under Section 10.4 (Withdrawal from an Offering) or changed under Section 10.3 (Changing Contributions).

10.8 Approved leave of absence. During an approved leave of absence, a Participant may continue to participate in the Plan but may elect to suspend Contributions in accordance with Section 10.2 during such leave period.

For the purposes of this Section 10.8, “approved leave of absence” means an employee’s leave of absence (for example, military leave, maternity leave or sick leave) with the prior approval of an authorized person of his employer, during which period the employee’s employment relationship is treated as continuing for the purposes of the Plan.

However, if the period of leave exceeds 90 days and the individual’s right to re-employment is not guaranteed either by statute or by contract, the employment relationship is deemed to terminate for the purposes of the Plan on the first day immediately following such 90-day period.

ARTICLE XI

Termination of employment

11.1 General rule on termination and death. A Purchase Right lapses immediately if a Participant dies or ceases to be employed by a Participating Company (for example, if he resigns). The Contributions credited to his account will be returned to him or his Representative, as appropriate, without interest, no later than 30 days following the termination of employment and his Purchase Right will be automatically terminated.

11.2 Beneficiary designation. Notwithstanding Section 11.1, the Company may allow Participants to designate a beneficiary to receive the Contributions credited to the Participant and any Shares issued pursuant to the Plan which are held by a custodian on behalf of the Participant in the event of the Participant’s death, in accordance with such rules as it shall establish from time to time.

ARTICLE XII

Exercise of Purchase Right

12.1 Exercise. Unless a Participant withdraws from the Plan as provided in Section 10.4 (Withdrawal from an Offering), his Purchase Right will be exercised automatically on each Acquisition Date, and the maximum number of whole Shares subject to the Purchase Right will be purchased at the applicable Purchase Price with the accumulated Contributions in his account. The Purchase Right cannot be exercised in part. Any surplus in the account which is insufficient to purchase a whole Share will be either paid directly to the Participant in cash or carried forward, in either case pursuant to rules established from time to time. However, there are some conditions and exceptions to this general rule on exercise; these are set out in Sections 12.2 (Contributions) and 12.3 (Registration compliance).

12.2 Contributions. A Participant may exercise his Purchase Right only using funds equal to or less than the Contributions for the applicable Offering. A Participant can only use Contributions made before the Acquisition Date applicable to the Purchase Right.

12.3 Registration compliance. No Purchase Right may be exercised unless the Shares to be issued or transferred upon exercise are covered by an effective registration statement pursuant to the Securities Act or are eligible for an exemption from the registration requirements, and the Plan is in material compliance with all applicable federal, state, foreign and other securities and other laws applicable to the Plan.

If, on an Acquisition Date during any Offering, the Shares are not registered or exempt or the Plan is not in such compliance, no Purchase Rights granted under the Plan or any Offering shall be exercised on the Acquisition Date. The Acquisition Date will be delayed until the Shares are subject to such an effective registration statement or exempt, and the Plan is in such compliance. The Acquisition Date will in no event be more than 27 months from the Grant Date.

If, on the Acquisition Date under any Offering, as delayed to the maximum extent permissible, the Shares are not registered or exempt and the Plan is not in such compliance, no Purchase Rights will be exercised, and all Contributions accumulated during the Offering (reduced to the extent, if any, such deductions have been used to acquire Shares) will be distributed to the Participants with any interest (if applicable).

12.4 Lapse. A Purchase Right will lapse and automatically terminate on the earliest of the dates specified below:

(a) the date on which the person ceases to be an employee of a Participating Company;

(b) as soon as administratively practicable after the date on which the Participant gives notice under Section 10.4 (Withdrawal from an Offering) that he intends to withdraw from the Plan; and

(c) as provided in Section 14.1 (Change in Control).

ARTICLE XIII

Acquisition of Shares

13.1 Issue or transfer. The Shares may be issued to a Participant or transferred to a custodian on behalf of the Participant. Subject to Section 12.3 (Registration compliance):

(a) Shares to be issued to a Participant following the exercise of a Purchase Right must be issued within 30 days of the Acquisition Date; and

(b) if Shares are to be transferred to a custodian following the exercise of a Purchase Right, the Committee must effect this transfer within 30 days of the Acquisition Date.

13.2 Rights. Shares issued to a Participant on exercise of a Purchase Right rank equally in all respects with the Shares in issue on the date of issue. They are not entitled to any rights attaching to Shares by reference to a record date preceding the date of issue.

Where Shares are to be transferred to a custodian on the exercise of a Purchase Right, Participants are entitled to all rights attaching to the Shares by reference to a record date after the transfer date. They are not entitled to any rights before that date.

13.3 Certificate of incorporation and bylaws. Any Shares acquired on the exercise of Purchase Rights are subject to the certificate of incorporation and bylaws of the Company in effect from time to time.

13.4 Listing . If and so long as the Shares are listed on the New York Stock Exchange or on any other stock exchange where Shares are traded, the Company must apply for listing of any Shares issued pursuant to the Plan prior to or as soon as practicable after their issuance.

ARTICLE XIV

Corporate events

14.1 Change in Control. Upon the occurrence of a Change in Control (as defined below), the Participant’s accumulated Contributions and any interest (if applicable) will be returned to the Participant as soon as practicable, the Purchase Rights will be cancelled and the Offering will terminate. If a Change in Control is pending, the Committee may delay the commencement of an Offering.

14.2 Liquidation or dissolution of the Company. If the Company passes a resolution for its liquidation or dissolution, any Offering shall terminate and Purchase Rights will be cancelled as at that date. Any Contributions and interest (if applicable), will be returned to the Participant as soon as practicable.

14.3 Change in the securities of the Company. If any change is made in the Shares of the Company (including by reason of merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination of shares, change in corporate structure or other transaction), the Committee shall make an equitable and proportionate anti-dilution adjustment to offset any resultant change in the pre-share price of the Shares. Such mandatory adjustment may include a change in the type(s), class(es) and the maximum number of Shares subject to the Plan pursuant to Article 8 (Shares available for the Plan), and shall adjust the type(s), class(es) number of Shares and purchase limits of each outstanding Purchase Right and the Purchase Price in any manner equitable to the Participants; this may include retrospective adjustments. If making such an adjustment, the Committee may consider any consideration received by the Company in the transaction. Adjustments may only be made if consistent with the applicable rules under Sections 423 and 424 of the Code. The Company may notify the Participant of any adjustment made under this Section 14.3.

14.4 Terms used. For the purpose of this Article and Section 15.10:

“Acquiring Company” means a person who obtains control of the Company.

“Change in Control” means the first to occur of the following events after the adoption of the Plan:

(a) the acquisition by any Person, entity or “group” (as defined in Section 13(d) of the Securities Exchange Act of 1934, as amended) of 50% or more of the combined voting power of the Company’s then outstanding voting securities, other than any such acquisition by the Company, any of its Subsidiaries, any employee benefit plan of the Company or any of its Subsidiaries, or any Affiliates of any of the foregoing;

(b) the merger, consolidation or other similar transaction involving the Company, as a result of which persons who were stockholders of the Company immediately prior to such merger, consolidation, or other similar transaction do not, immediately thereafter, own, directly or indirectly, more than 50% of the combined voting power entitled to vote generally in the election of directors of the merged or consolidated company;

(c) within any 24-month period, the persons who were directors of the Company at the beginning of such period (the “ Incumbent Directors “) shall cease to constitute at least a majority of the Board, provided that any director elected or nominated for election to the Board by a majority of the Incumbent Directors then still in office shall be deemed to be an Incumbent Director for purposes of this clause 14.4(c); or

(d) the sale, transfer or other disposition of all or substantially all of the assets of the Company to one or more persons or entities that are not, immediately prior to such sale, transfer or other disposition, Affiliates of the Company.

ARTICLE XV

General

15.1 Notices.

(a) Any notice or other document which has to be given to an Eligible Employee or Participant under or in connection with the Plan may be:

(i) delivered or mailed to him at his address according to the records of his employing company, or

(ii) sent by e-mail or fax to any e-mail address or fax number which, according to the records of his employing company, is used by him, or

(iii) in either case such other address which the Company considers appropriate.

(b) Any notice or other document which has to be given to the Company or other appointed agent under or in connection with the Plan may be delivered or mailed to it at such place as the Committee or its duly appointed agent may from time to time decide and notify to Participants or sent by e-mail or fax to any e-mail address or fax number notified by the Committee or its duly appointed agent to the sender.

(c) Notices mailed will be deemed to have been given on the earlier of the date of actual receipt and the seventh day after the mailing date.

(d) Notices sent by e-mail or fax, in the absence of evidence of non-delivery, will be deemed to have been received on the day after sending.

15.2 Documents sent to shareholders. The Company may send to Participants copies of any documents or notices normally sent to the holders of its Shares.

15.3 Costs. The Company or a Participating Company (as appropriate) will pay the costs of establishing and administering the Plan. The Company may require each other Participating Company to reimburse the Company for any costs incurred in connection with the grant of Purchase Rights to, or exercise of Purchase Rights by, employees of that Participating Company.

15.4 Terms of employment.

(a) For the purposes of this Section 15.4, “Employee” means any employee of the Company or any Subsidiary or associated company of the Company.

(b) This Section 15.4 applies during an Employee’s employment and after the termination of an Employee’s employment, whether or not the termination is lawful.

(c) Nothing in this Plan or the operation of the Plan forms part of any contract of employment of an Employee. The rights and obligations arising from the employment relationship between the Employee and the Participating Company are separate from, and are not affected by, the Plan. Participation in the Plan does not create any right to, or expectation of, continued employment.

(d) Subject to Section 4.1, no Employee has a right to participate in the Plan. Participation in the Plan or the grant of Purchase Rights on a particular basis in any year does not create any right to or expectation of participation in the Plan or the grant of Purchase Rights on the same basis, or at all, in any future year.

(e) The terms of the Plan do not entitle the Employee to the exercise of any discretion by the Company, a Participating Company or the Committee in his favor.

(f) No Employee will have a claim or right of action in respect of any decision, omission or exercise of discretion, not relating to an existing Purchase Right, which may operate to the disadvantage of the Employee.

(g) No Employee has any right to compensation for any loss in relation to the Plan, including any loss in relation to:

(i) any loss or reduction of rights or expectations under the Plan in any circumstances (including lawful or unlawful termination of employment);

(ii) any exercise of discretion or a decision made in relation to a Purchase Right or to the Plan, or any failure to exercise discretion or make a decision; or

(iii) the operation, suspension, termination or amendment of the Plan.

(h) Participation in the Plan is permitted only on the basis that the Participant accepts all the provisions of this Plan, including this Section 15.4. By participating in the Plan, an Employee waives all rights under the Plan, other than the rights expressly granted herein or in any invitation to participate in accordance with the express terms of this Plan in consideration for, and as a condition of, the grant of a Purchase Right under the Plan.

(i) Nothing in this Plan confers any benefit, right or expectation on a person who is not an Employee. No such third party has any rights to enforce any term of this Plan. This does not affect any other right or remedy of a third party which may exist.

(j) Benefits under this Plan shall not be taken into account for the purpose of determining any benefits under any benefit plan unless such plan (or arrangement) specifically provides otherwise.

15.5 Corporate actions. The existence of any Purchase Right shall not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or preferred or prior preference stock ahead of or convertible into, or otherwise affecting, the Shares or the rights of them, or the dissolution or liquidation of the Company or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

15.6 Employee trust. The Company and any Subsidiary may provide money to the trustee of any trust or any other person to enable the trust or him to acquire Shares for the purposes of the Plan, or enter into any guarantee or indemnity for those purposes, to the extent permitted by law.

15.7 Withholding. Unless the Participant discharges the liability himself, the Company or a Participating Company, the trustee of any trust or other third party administrator may withhold any amount and make any arrangements as it considers necessary to meet any tax withholding obligation of the Company in respect of Purchase Rights. These arrangements include the sale of any Shares on behalf of a Participant.

15.8 Data privacy. By participating in the Plan the Participant consents to the holding and processing of personal data provided by the Participant to the Company, any Subsidiary or associated company trustee or third party service provider, for all purposes relating to the operation of the Plan. These include, but are not limited to:

(a) administering and maintaining Participant records;

(b) providing information to an associated company, trustees of any trust, registrars, brokers or other third party administrators of the Plan;

(c) providing information to future purchasers of the Company or the business in which the Participant works; and

(d) transferring information about the Participant to a country or territory outside the United States of America that may not provide the same statutory protection for the information as the Participant’s home country.

15.9 Legal compliance. If in the opinion of counsel for the Company, it is necessary or desirable in order to comply with applicable laws or regulations relating to securities or exchange control, the Company may:

(a) require the Participant to provide confirmation of compliance with such local laws and regulations, without which the Purchase Right may lapse; and/or

(b) upon the exercise of the Purchase Right, substitute cash equal to the value of any spread (less any tax and social security contributions) for any Shares.

15.10 Crediting Service. In the event of the adoption of the Plan by an Acquiring Company, the merger or consolidation of another company with a Participating Company, or the acquisition by the Company of another company, the Committee shall determine the extent, if any, to which employees affected by the event shall be credited under the Plan with service rendered to his employer prior to the event.

ARTICLE XVI

Administration

16.1 Committee’s powers. The Committee will administer the Plan. Subject to the provisions of the Plan, the Committee has the power:

(a) to determine when and how Purchase Rights to acquire Shares will be granted and the provisions of each Offering of such Purchase Rights;

(b) to convert, when necessary, any value denominated in US dollars and cents to an equivalent currency based on a currency exchange rate that it selects for such purpose;

(c) to designate from time to time which Subsidiaries shall become Participating Companies;

(d) to construe and interpret the Plan and Purchase Rights granted under the Plan, and to establish, amend and revoke rules and regulations for the administration of the Plan. The Committee, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan; and

(e) generally, to exercise such powers and to perform such acts as it deems necessary or expedient to promote the best interests of the Company and other Participating Companies and to carry out the intent that the Plan be treated as an “employee stock purchase plan” within the meaning of Section 423 of the Code.

16.2 Committee’s decision final and binding. All determinations of the Committee are final and binding on Employees, Participants and any other party claiming a right or a benefit under the Plan or in connection with any Offering.

16.3 Indemnification of Committee. To the extent permitted by law, the Company shall indemnify the members of the Committee from all claims for liability, loss or damage (including payment of expenses in connection with the defense again such claim) arising from any act or failure to act under the Plan, provided any such member shall give the Company an opportunity, at its own expense, to handle and defend such claims. This shall not include actions which could be held to include criminal liability under applicable law. The provisions of this Section 16.3 shall survive the termination of the Plan under Article 17.

ARTICLE XVII

Changing the Plan and Termination

17.1 Changing the Plan. The Committee may at any time change the Plan in any way. The Company shall obtain stockholder approval of such amendments in such a manner and to such a degree as required and to the extent necessary to comply with Section 423 of the Code (or any other applicable law).

17.2 Notice. The Committee may give written notice of any changes made to any Participant affected.

17.3 Termination of the Plan. The Committee may terminate the Plan at any time and for any reason. However, Purchase Rights granted before such termination will continue to be valid and exercisable as described in the terms of this Plan.

ARTICLE XVIII

Overseas Participants

18.1 Establishing plans. The Committee may establish plans to operate overseas either by scheduling sub-plans to the Plan, or adopting separate plans in accordance with the authority given by shareholders (together “ Sub-Plans “). This includes:

(a) designating from time to time which Subsidiaries will participate in a particular Sub-Plan;

(b) determining procedures for Eligible Employees to enroll in or withdraw from a Sub-Plan, setting or changing payroll deduction percentages, and obtaining necessary tax withholdings; and

(c) allocating the available Shares under the Plan to the Sub-Plans for particular offerings.

18.2 Overseas laws. If, in the opinion of the Committee, local laws or regulations cause participation in the Plan to become unduly onerous for the Company, a Participating Company or a Participant, the relevant Purchase Right will not be exercised and all Contributions accumulated during the Offering (reduced to the extent, if any, such deductions have been used to acquire Shares) will be distributed to the Participant with any interest (if applicable). No right to compensation for loss of benefit will arise as a result of such an event.

ARTICLE XIX

Governing Law

The laws of the state of Delaware (without regard to its conflicts of laws rules) govern the Plan and all Purchase Rights and their construction. The courts of the state of Delaware have non-exclusive jurisdiction in respect of disputes arising under or in connection with the Plan or any Purchase Right.

HERC HOLDINGS INC.
27500 RIVERVIEW CENTER BLVD.
BONITA SPRINGS, FLORIDA 34134

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VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E37836-P01102 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

HERC HOLDINGS INC.

The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 through 5.

1.	Election of the nine nominees identified in the Company’s proxy statement to serve as directors until the next annual meeting of stockholders and until their successors are elected and qualify.

	Nominees:	For	Against	Abstain

	1a. Herbert L. Henkel	☐	☐	☐

	1b. Lawrence H. Silber	☐	☐	☐

	1c. James H. Browning	☐	☐	☐

	1d. Patrick D. Campbell	☐	☐	☐

	1e. Nicholas F. Graziano	☐	☐	☐

	1f. Jean K. Holley	☐	☐	☐

	1g. Jacob M. Katz	☐	☐	☐

	1h. Michael A. Kelly	☐	☐	☐

	1i. Courtney Mather	☐	☐	☐

	1j. Louis J. Pastor	☐	☐	☐

	1k. Mary Pat Salomone	☐	☐	☐

		For	Against	Abstain

2.	Approval, by a non-binding advisory vote, of the named executive officers’ compensation.	☐	☐	☐

3.	Approval of the Herc Holdings Inc. 2018 Omnibus Incentive Plan.	☐	☐	☐

4.	Approval of the Amended and Restated Herc Holdings Inc. Employee Stock Purchase Plan.	☐	☐	☐

5.	Ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year 2018.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address changes and/or comments, please check this box and write them on the back where indicated.				☐

Please indicate if you plan to attend this meeting.		☐	☐
		Yes	No

Please sign exactly as name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owners)	Date

2018 Annual Meeting Admission Ticket

Herc Holdings Inc. 2018 Annual Meeting of Stockholders

Thursday, May 17, 2018, at 9:00 a.m. (local time)

Herc Holdings Headquarters

27500 Riverview Center Blvd.

Bonita Springs, Florida 34134

Upon arrival, please present this admission ticket and photo identification at the registration desk.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Proxy Statement and 2017 Annual Report are available at www.proxyvote.com.

E37837-P01102

Proxy — Herc Holdings Inc.

2018 Annual Meeting of Stockholders

Proxy Solicited by the Board of Directors for the 2018 Annual Meeting of Stockholders

Herbert L. Henkel, Lawrence H. Silber and Maryann A. Waryjas, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the 2018 Annual Meeting of Stockholders of Herc Holdings Inc. to be held on May 17, 2018 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted in accordance with the direction of the stockholder set forth on the reverse side. If no such directions are indicated, the Proxies will have the authority to vote FOR Proposal 1, the election of Herbert L. Henkel, Lawrence H. Silber, James H. Browning, Patrick D. Campbell, Nicholas F. Graziano, Jean K. Holley, Jacob M. Katz, Michael A. Kelly, Courtney Mather, Louis J. Pastor and Mary Pat Salomone; FOR Proposal 2, approval, by a non-binding advisory vote, of the named executive officers’ compensation; FOR Proposal 3, approval of the Herc Holdings Inc. 2018 Omnibus Incentive Plan; FOR Proposal 4, approval of the Amended and Restated Herc Holdings Inc. Employee Stock Purchase Plan; and FOR Proposal 5, ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year 2018.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

(Items to be voted appear on reverse side.)